UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Raytheon Technologies Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Raytheon Technologies Notice of 2023 Annual Meeting of Shareowners and Proxy Statement

Our Values

At Raytheon Technologies, we hold ourselves to
the highest standard and live by our values:

Trust
We act with integrity and do the right thing.

Respect
We embrace diverse perspectives and treat others the way they want to be treated.

Accountability
We honor our commitments, expect excellence and take pride in our work.

Collaboration
We share insights, learn together and act as a team.

Innovation
We experiment, design, build and transform with speed and agility.

These values drive our actions, behaviors and
performance to create a safer, more connected world.

March 13, 2023

Notice of 2023 Annual Meeting of Shareowners

2023 ANNUAL MEETING OF SHAREOWNERS TO BE HELD VIRTUALLY:

Our 2023 Annual Meeting will be held solely by remote communication via the internet at: www.virtualshareholdermeeting.com/RTX2023

DATE AND TIME:

May 2, 2023

8:00 a.m. Eastern time

Your vote is very important. Please submit your proxy card or voting instruction form as soon as possible.

Who may vote:

If you owned shares of RTX Common Stock at the close of business on March 7, 2023, you are entitled to receive this Notice of the 2023 Annual Meeting and to vote at the meeting, either during the virtual meeting or by proxy.

How to attend:

To be admitted to the 2023 Annual Meeting via the website, enter the 16-digit voting control number found on your proxy card, voting instruction form, notice of internet availability of proxy materials, or email notification. You can find detailed instructions on pages 103-104 of this Proxy Statement.

Please review this Proxy Statement and vote in one of the four ways shown to the right under “Voting Methods Available to You.”

By Order of the Board of Directors.

Dana Ng

Corporate Vice President & Secretary

AGENDA

1	Election of the Thirteen Director Nominees Listed in this Proxy Statement

2	Advisory Vote to Approve Executive Compensation

3	Advisory Vote on the Frequency of Shareowner Votes on Named Executive Officer Compensation

4	Appoint PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2023

5	Approve an Amendment to the Restated Certificate of Incorporation to Repeal Article Ninth

6	Approve an Amendment to the Restated Certificate of Incorporation to Eliminate Personal Liability of Officers for Monetary Damages for Breach of Fiduciary Duty as an Officer

7	Shareowner Proposal Requesting the Board Adopt an Independent Board Chair Policy

8	Shareowner Proposal Requesting a Report on Greenhouse Gas Reduction Plan

VOTING METHODS AVAILABLE TO YOU

Internet Visit the website identified in your proxy card, voting instruction form or electronic communications.

Telephone Call the telephone number identified in your proxy card, voting instruction form or electronic communications.

Mail Sign, date and return your proxy card or voting instruction form in the enclosed envelope.

During the Meeting Attend the 2023 Annual Meeting online. See pages 103-104 for instructions on how to attend and vote online.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     i

Proposal 4:
Appoint PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2023	91

OTHER COMPANY PROPOSALS

Proposal 5:
Approve an Amendment to the Restated Certificate of Incorporation to Repeal Article Ninth	93

Proposal 6:
Approve an Amendment to the Restated Certificate of Incorporation to Eliminate Personal Liability of Officers for Monetary Damages for Breach of Fiduciary Duty as an Officer	95

SHAREOWNER PROPOSALS

Proposal 7:
Shareowner Proposal Requesting the Board Adopt an Independent Board Chair Policy	97

Proposal 8:
Shareowner Proposal Requesting a Report on Greenhouse Gas Reduction Plan	100

OTHER SHAREOWNER INFORMATION

Frequently Asked Questions About the Annual Meeting	103

Other Important Information	109

APPENDICES

Appendix A:
Reconciliation of GAAP Measures to Corresponding Non-GAAP Measures	113

Appendix B:
Financial Performance Metrics Used in Incentive Compensation Plans	115

Appendix C:
Proposed Amendment to Repeal Article Ninth of the Corporation’s Restated Certificate of Incorporation	116

Appendix D:
Proposed Amendment to Article Tenth of the Corporation’s Restated Certificate of Incorporation	120

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareowners to be held on May 2, 2023. This Notice of the 2023 Annual Meeting of Shareowners and Proxy Statement, as well as RTX’s 2022 Annual Report, are available free of charge at www.proxyvote.com or at www.rtx.com/proxy. References in either document to our website are for the convenience of readers, and information available at or through our website is not a part of, nor is it incorporated by reference in, the Proxy Statement or Annual Report.

The Board of Directors of Raytheon Technologies Corporation (“RTX,” the “Company” or the “Corporation”) is soliciting proxies to be voted at our 2023 Annual Meeting of Shareowners on May 2, 2023, and at any postponed or reconvened meeting. We expect that the proxy materials or a notice of internet availability will be mailed and made available to shareowners beginning on or about March 13, 2023. At the meeting, votes will be taken on the matters listed in the Notice of 2023 Annual Meeting of Shareowners.

ii      RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Proxy Summary
This section highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and our 2022 Annual Report before voting your shares.

Annual Meeting Agenda
		Board recommendation	Page numbers
Proposal 1:	Election of Directors	FOR each director nominee	10-19
Proposal 2:	Advisory Vote to Approve Executive Compensation	FOR	37-38
Proposal 3:	Advisory Vote on the Frequency of Shareowner Votes on Named Executive Officer Compensation	FOR every ONE YEAR	39
Proposal 4:	Appoint PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2023	FOR	91-92
Proposal 5:	Approve an Amendment to the Restated Certificate of Incorporation to Repeal Article Ninth	FOR	93-94
Proposal 6:	Approve an Amendment to the Restated Certificate of Incorporation to Eliminate Personal Liability of Officers for Monetary Damages for Breach of Fiduciary Duty as an Officer	FOR	95-96
Proposal 7:	Shareowner Proposal Requesting the Board Adopt an Independent Board Chair Policy	AGAINST	97-99
Proposal 8:	Shareowner Proposal Requesting a Report on Greenhouse Gas Reduction Plan	AGAINST	100-102

2022 Performance Highlights

In 2022, we advanced our key strategic priorities and delivered solid results while operating in a challenging external environment.

We achieved the adjusted earnings per share (“EPS”) and sales goals, and exceeded the free cash flow (“FCF”) goal we communicated to our investors in early 2022.(1) Our investors saw a total shareowner return (“TSR”) of 20% during the year, a return that outperformed both the S&P 500 Index (-18.1%) and the S&P 500 Aerospace & Defense Industry Index (17.4%). We also returned $5.9 billion to investors through a combination of dividends and share repurchases and increased our commercial and defense backlogs by 14% and 9.5% to $106 billion and $69 billion, respectively.

Despite persistent global supply chain pressures, labor shortages, increased inflation and disruption from global sanctions against Russia, we demonstrated our business resilience in 2022. To support the commercial aerospace industry’s recovery, we delivered on robust aftermarket demand for our products and services and increased new equipment deliveries to meet our commercial customers’ needs. We won key defense awards, delivered a defense book-to-bill ratio of 1.16, and ramped up production on several programs to assist in the defense of Ukraine.

With our balanced portfolio of leading commercial aerospace and defense businesses, combined with our continued focus on our key strategic priorities, we are well positioned to capitalize on the commercial aerospace industry’s recovery and increased global defense spending to deliver on our commitments to shareowners.

(1)	In early 2022, the Company communicated financial expectations to investors reflecting the assumption that the provision of the 2017 Tax Cuts and Jobs Act requiring research and experimental expenditures to be capitalized for tax purposes would be repealed in 2022. At that time, the Company determined that if this provision was not repealed in 2022, our financial results would be adjusted as needed to neutralize the law’s impact (positive or negative). Ultimately, the tax law was not repealed, resulting in both positive and negative impacts to our financial results for the year. All non-GAAP financial expectations and results shown reflect the law’s impact. Adjusted EPS and FCF are non-GAAP financial measures, see Appendix A on pages 113-114 for more information.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     1

Proxy Summary | 2022 Performance Highlights

FINANCIAL PERFORMANCE(1)

We delivered solid financial results in 2022.

DILUTED EARNINGS PER SHARE	CASH FLOW(2)
($ per share)	(in billions)

NET INCOME	SALES
(in billions)	(in billions)

2022 AT A GLANCE

20% TSR	7.7% increase
outpaced the S&P 500 Index and the S&P 500 Aerospace & Defense Industry Index	in dividend per share

$69 billion	86th consecutive year
defense backlog at year-end	paying a dividend to our shareowners

$106 billion	$5.9 billion
commercial aerospace backlog at year-end	returned to investors through dividends and share repurchases

25%
aftermarket sales growth at our commercial businesses

(1)	See Appendix A on pages 113-114 for more information regarding non-GAAP financial measures.
(2)	GAAP cash flow is cash flow from operating activities of continuing operations, while non-GAAP cash flow is free cash flow from continuing operations.

2     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Proxy Summary | 2022 Performance Highlights

PROGRESS ON OUR KEY STRATEGIC PRIORITIES

In 2022, we made noteworthy progress toward our key strategic priorities, including:

Continuing to support our customers, suppliers and employees
●	Customers. Our commitment to our customers is central to our success. In 2022, we showed this commitment by delivering the 1,000th F-135 engine—the safest and most capable military jet engine in operation. Further, as a testament to our commitment to supporting the U.S. and our allies, and creating a safer world, we ceased all business activities in Russia and delivered important defensive products to Ukraine like the National Advanced Surface-to-Air Missile System (“NASAMS”).

●	Suppliers. Supply chain disruption caused by the COVID-19 pandemic, inflation, geopolitical tensions and other factors, continue to be a challenge for companies around the world. To address these challenges during 2022, our supply chain specialists monitored the performance of our approximately 14,000 product suppliers worldwide, and, when necessary, worked directly with suppliers at their onsite facilities to diagnose and solve problems.

●	Employees. We continue to prioritize the health and safety of our employees. As the impact of the COVID-19 pandemic lessened during 2022, we encouraged employee collaboration through our “purposeful office presence” campaign, which provides employees with flexible work options, an opportunity for broader team collaboration, and a healthy and safe work environment with extensive COVID-19 testing and contact tracing.
Investing in technology and product innovation to drive industry leadership

We invested $9.4 billion in capital expenditures and Company- and customer-funded research and development, demonstrating our commitment to strategic investments in advanced technologies and innovation that will propel earnings growth well into the future.

We launched RTX Ventures to accelerate our pipeline of innovative technologies and successfully executed 8 investments in emerging companies that align with our technology priorities.

Our investments in innovative technologies resulted in new award wins and the achievement of key program milestones in notable areas such as:

●	Hypersonics. We were awarded a $1 billion contract to develop the Hypersonic Attack Cruise Missile (“HACM”) for the U.S. Air Force. The HACM will be a first-of-its-kind missile that leverages air breathing scramjet propulsion technology. In addition, our Hypersonic Air-breathing Weapons Concept (“HAWC”) completed its second successful flight test.

●	Sustainable Aviation. Our GTF Advantage engine, which reduces fuel burn and CO2 emissions by 17% compared to prior generations of engines and can run on 100% Sustainable Aviation Fuel, achieved its first successful flight test.

Delivering Merger(1) synergies
We achieved a total of $405 million in gross Merger cost synergies in 2022, bringing our total gross run rate synergies to $1.4 billion since the April 2020 Merger. This means we have exceeded our original four-year goal of $1 billion and are on track to meet our revised goal of $1.5 billion.

Deploying capital with discipline
We returned $3.1 billion to our shareowners in dividends and $2.8 billion in share repurchases during the year. We remain on track to meet our goal of returning $20 billion in capital to investors within four years of the Merger.
Driving structural cost reductions

Delivering the highest quality and most cost-efficient products to our customers is key to supporting product demand and sustained business growth.

As part of our efforts to drive process improvement and operational efficiencies, we continued our digital transformation and enterprise-wide deployment of our CORE operating system. We also made significant strategic investments in Industry 4.0 modernization, smart factories and automation, including at Raytheon Intelligence & Space’s (“RI&S”) McKinney, Texas factory and Pratt & Whitney’s new Asheville, North Carolina factory. These investments will help us continue to deliver for our customers while driving margin expansion and shareowner returns.

(1)	United Technologies Corporation (“UTC”) and Raytheon Company (“RTN”) merged on April 3, 2020 (the “Merger”).

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT    3

Proxy Summary | Executive Compensation Overview

Executive Compensation Overview

HOW WE ALIGN PAY WITH PERFORMANCE

Our executive compensation program is structured to advance our fundamental objective: aligning our executives’ compensation with the long-term interests of our shareowners.

The primary goal of the Human Capital & Compensation Committee (the “Committee”) has been to design a program that rewards both financial and operating performance, effective strategic leadership, and also advances our commitment to our environmental, social and governance (“ESG”) initiatives—all key elements in building sustainable shareowner value. This pay-for-performance philosophy is embedded into our Guiding Principles (see page 44) that underpin how the Committee has approached program design.

How does our executive compensation program align pay with performance?

●	We use performance metrics and objectives that recognize and reward performance contributions that drive strategy into action, maximize performance and deliver results.

●	The largest portion of compensation for our Named Executive Officers (“NEOs”) is “at-risk” compensation—annual and long-term incentive awards that are contingent on Company performance on our key metrics and objectives, in addition to our stock price performance.

2022 Pay Decisions

In making annual pay decisions, the Committee focuses primarily on “total direct compensation,” which includes our three principal elements of executive compensation: base salary, annual incentives and long-term incentives (“LTI”). See pages 48-54 for details.

Total direct compensation reflects how an executive’s pay relates to the Committee’s assessment of Company, business unit and individual performance for the year. For this reason, 2022 total direct compensation includes 2022 base salary, 2022 annual incentives and the LTI grant values approved by the Committee in February 2023, which were based on its assessment of 2022 performance. The February 2022 LTI award grant date fair values shown in the Summary Compensation Table on page 67, reflect the Committee’s assessment of 2021 performance (and accounting values at the time of grant), and therefore are excluded from 2022 total direct compensation. Total direct compensation also uses year-end salary levels and does not reflect any mid-year salary changes that may have occurred. For more details on total direct compensation, see page 56.

The table below shows 2022 total direct compensation for our NEOs.

2022 PAY DECISIONS AND PAY MIX

	Base Salary ($K)(1)	Annual Incentive ($K)	LTI ($K)(2)	Total ($K)
Gregory J. Hayes	$1,675	$3,900	$16,500	$22,075
Neil G. Mitchill, Jr.	$900	$1,200	$4,750	$6,850
Christopher T. Calio	$900	$1,600	$10,000	$12,500
Stephen J. Timm	$800	$900	$4,000	$5,700
Wesley D. Kremer	$875	$700	$3,500	$5,075

(1)	Reflects the base salary in effect for each NEO as of December 31, 2022. Values above differ from those in the Summary Compensation Table on page 67, since they do not reflect the impact of salary adjustments (if any) made during the year.
(2)	Reflects values approved by the Committee for the LTI award granted on February 8, 2023. These values differ from those that will be reported in the Summary Compensation Table in 2024, which will be calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation.

4     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Proxy Summary | Executive Compensation Overview

2022 Performance Metrics

The Committee believes that the metrics used for our annual and long-term incentive plans are essential indicators of the long-term health of our Company, and measure a particularly salient aspect of Company performance, therefore, serving the fundamental objective of our executive compensation program.

Metrics for Annual Incentives*

FINANCIAL METRICS

Earnings measure the immediate impact of operating decisions on the Company’s annual performance. For our Corporate executives, we use net income as our RTX-wide earnings metric and for our business units, we use operating income.

Free Cash Flow (“FCF”) measures our ability to generate cash to fund our operations and key business investments—whether that means funding critical research and development, strategic acquisitions, paying down debt or distributing earnings to our shareowners.

CORPORATE RESPONSIBILITY SCORECARD (“CRS”)

People & Culture (“P&C”) measures our progress toward our long-term diversity, equity and inclusion and talent objectives.

Sustainability & Safety (“S&S”) measures our progress toward our long-term objectives for environmental sustainability and employee health and safety.

Metrics for Performance Share Units (“PSUs”)*

Earnings Per Share (“EPS”) measures the Company’s ability to create long-term, sustainable earnings that will ultimately drive total shareowner return.

Return on Invested Capital (“ROIC”) measures the efficiency with which we allocate capital resources, considering not just the quantity of earnings but also the quality of earnings and investments that drive sustainable growth.

Relative Total Shareowner Return (“TSR”) measures our ability to return value to our shareowners compared to competing investment opportunities like the S&P 500 Index and our Core Aerospace & Defense (“A&D”) Peers, and reinforces our program’s pay-for-performance objectives.

*	See Appendix B on page 115 for definitions of these financial metrics.

How 2022 Performance Affected Incentive Payouts

Annual Incentives. In 2022, the Committee set performance goals for the annual incentive financial metrics noted above and established objectives for our Corporate Responsibility Scorecard, as discussed in more detail on pages 49-52. The following chart shows the financial goals set for annual incentive purposes, RTX’s 2022 performance relative to these goals, the Committee’s assessment of CRS performance, and how these results translated into the 2022 RTX performance factor.

Metric*	Weight	Threshold	Target	Maximum	Actual	Performance Factor
RTX Earnings—Net Income ($M)	40%	$6,340	$7,165	$8,240	$7,178	101%
RTX Free Cash Flow ($M)	40%	$5,250	$6,250	$7,750	$6,804	137%
RTX People & Culture	10%	Performance evaluated by the Committee				100%
RTX Sustainability & Safety	10%	Performance evaluated by the Committee				105%
RTX Performance Factor						116%

*	Results for our business units differ from the above and are calculated separately (see pages 51-52 for details). Annual incentive financial goals and results are based on non-GAAP financial measures. See page 50 for details on how we measure performance for annual incentive plan purposes and Appendix B on page 115 for definitions of the financial metrics referenced in this chart.

PSUs. We had no PSUs vest during 2022. All PSUs granted prior to the Merger were converted into RSUs upon the Merger. Our next PSU vesting will occur in early 2024 when our 2021 PSUs become eligible to vest subject to performance through 2023. See page 54 for additional details.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     5

PROXY SUMMARY | GOVERNANCE AND BOARD OVERVIEW

Governance and Board Overview

BOARD NOMINEES

			Skills and Expertise									Diversity
	Director Since*	Other Public Boards	Financial	Government	International	Experience in Industry	Risk Management/ Oversight	Senior Leadership	Environmental, Social and Governance (ESG)	Technology/ Cybersecurity	Manufacturing, Operations and Supply Chain	White	Black or African American	Asian	Gender
Tracy A. Atkinson Retired Executive Vice President & Chief Administrative Officer, State Street Corporation	2020 (2014)	2
Leanne G. Caret Retired Executive Vice President, The Boeing Company and Former CEO, Boeing Defense, Space and Security	2023	1
Bernard A. Harris, Jr. Chief Executive Officer and Managing Partner, Vesalius Ventures, Inc.	2021	1
Gregory J. Hayes Chairman & Chief Executive Officer, Raytheon Technologies Corporation	2014	1
George R. Oliver Chairman & Chief Executive Officer, Johnson Controls International plc	2020 (2013)	1
Robert K. (Kelly) Ortberg Retired Chairman, President & Chief Executive Officer, Rockwell Collins, Inc.	2020	1
Dinesh C. Paliwal Partner, Americas Private Equity, KKR and Retired Chairman & CEO, Harman International	2020 (2016)	1
Ellen M. Pawlikowski General U.S. Air Force (Retired) and Former Commander, Air Force Materiel Command	2020 (2018)	2
Denise L. Ramos Retired Chief Executive Officer & President, ITT Inc.	2018	2
Fredric G. Reynolds Retired Executive Vice President & Chief Financial Officer, CBS Corporation	2016	1
Brian C. Rogers Retired Chairman, T. Rowe Price Group, Inc.	2016	1
James A. Winnefeld, Jr. Admiral U.S. Navy (Retired) and Former Vice Chairman of the Joint Chiefs of Staff	2020 (2017)	1
Robert O. Work Retired Deputy Secretary of Defense, U.S. Department of Defense	2020 (2017)	0

*	For the former Raytheon Company (RTN) directors who became members of the Company’s Board of Directors upon the Merger that closed on April 3, 2020, the start of their service as RTN directors is shown in parentheses.	Female Male

6     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

PROXY SUMMARY | GOVERNANCE AND BOARD OVERVIEW

NOMINEE HIGHLIGHTS

The nominees for election at the Annual Meeting have a broad range of skills, expertise, attributes and experiences. This enables them to bring a diversity of perspectives to the boardroom, to make substantial contributions to Board deliberations and to provide effective oversight of the Company’s strategy and business plans.

Current or Former CEOs

6 of 13

Women

4 of 13

People of Color

2 of 13

STEM Degrees

7 of 13

Other Public Company Board Experience*

12 of 13

* Other than service as a director of RTX or Raytheon Company.

EXPERIENCE

Senior Leadership

100%

Experience in Industry

64%

Financial

64%

Risk Management/Oversight

100%

International

69%

Technology/Cybersecurity

50%

Government

31%

Environmental, Social and Governance (ESG)

100%

Manufacturing, Operations and Supply Chain

50%

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     7

PROXY SUMMARY | GOVERNANCE AND BOARD OVERVIEW

These nominees reflect the significant changes to the Board in connection with the Merger and refreshment efforts since the Merger, including the addition of two new directors over the past three years.

TENURE ON RTX BOARD(1)	AGE OF NOMINEES

(1)	Includes board service on the RTN Board prior to Merger for former RTN directors.

BOARD ENGAGEMENT IN 2022

In 2022, our Board actively engaged with management on a range of matters, providing strong oversight and invaluable guidance to enable the Company to navigate through a challenging operating environment and to execute on the key priorities that underpin our business strategy.

99%	99%	100%
Overall attendance by directors at the six Board meetings during 2022	Overall attendance by directors at Board and committee meetings in 2022	Overall attendance by directors at the 2022 Annual Meeting

Notable areas of Board focus:	Other notable Board actions:

●   Our response to a range of challenges presented by the Ukraine conflict, the geopolitical environment and inflation

●   Our execution of ESG-related initiatives in furtherance of our ESG strategy and vision

●   Risk management, with a particular focus on cybersecurity, product safety and compliance risks

●   Our shareowner engagement efforts

●   CEO and senior management succession planning

●   In connection with its continuing focus on Board composition and refreshment, added a new director to the Board, amended the director retirement age from 72 to 75 and adopted a 15-year term limit, as well as considered and changed the key skills and expertise that should be represented on the Board as a whole

●   Demonstrated its commitment to strong corporate governance and responsiveness to shareowners by including a proposal to complete the repeal of the sole supermajority voting provision in our charter

●   Amended governance documents to remove Merger-related provisions while preserving post-Merger enhancements

8     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

PROXY SUMMARY | GOVERNANCE AND BOARD OVERVIEW

STRENGTHENING DIRECTOR OVERSIGHT

Essential to each director’s ability to provide robust and effective oversight is a deep understanding of our businesses, our strategic focus, and significant risks we may encounter, as well as an ongoing awareness of new developments and emerging risks that may arise during their Board service.

Below are some of the ways in which our directors are able to gain such understanding and awareness.

Orientation and Continuing Education

New directors participate in individualized orientation sessions to learn the roles and responsibilities of the Board and the committees on which they will serve. They also learn about the Company’s strategy, our businesses, our compliance programs, our financial statements, and any significant financial, accounting and risk management issues. Outside continuing education programs are made available to directors at the Company’s expense.

Site Visits

As part of our directors’ continuing education, the Board strives to visit at least one of our businesses each year. This gives directors a first-hand understanding of the operations of that business and the opportunity to interact with employees and key executives.

Strategy and Business Plan Reviews

Annually, the Board holds an offsite meeting with senior management to review the strategy and long-range plans for each of our businesses and to discuss other topics, such as key Company areas of focus and significant and emerging risks.

Direct Interaction with Management

Our CEO and other members of senior management communicate with directors on a regular basis outside of regularly scheduled Board and Committee meetings, including through periodic written updates and special meetings.

Outside Perspectives

The Board is periodically briefed by outside advisors and counsel on strategic, financial, legal, compliance, and other matters. This gives them additional perspectives on the Company’s business environment, strategic focus areas, performance, and significant and emerging risks. The Lead Director and other directors also directly engage with investors to address their feedback from time to time.

Lead Director Role

Our independent Lead Director plays a crucial role in facilitating the Board’s independent oversight. The Lead Director regularly communicates with other directors, both in executive sessions and outside of Board meetings, to solicit feedback on Board matters, among other topics. The Lead Director also regularly collaborates with the CEO on meeting agendas and communicates with the CEO and other directors on developments in the Company’s business, emerging risks and issues, and Board operational and governance matters.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     9

Proposal 1: Election of Directors

What am I voting on?	We are seeking your support for the election of the thirteen individuals nominated to serve on the Board of Directors until the 2024 Annual Meeting of Shareowners. We believe these nominees have the right experiences and perspectives to guide the Company and provide effective oversight of our strategy and our business plans. Each is well qualified to serve as a director of a large aerospace and defense company that competes in government and commercial markets worldwide.

Criteria for Board Membership

The Board and the Committee on Governance and Public Policy (the “Governance Committee”) believe that there are general attributes all directors must exhibit, in addition to key skills and expertise that should be represented on the Board as a whole, but not necessarily by each director.

THESE GENERAL ATTRIBUTES ARE ESSENTIAL FOR ALL DIRECTORS

●  Objectivity and independence in making informed business decisions

●  Extensive knowledge, experience and judgment

●  Highest integrity

●  Diversity of perspective

●  Willingness to devote the extensive time necessary to fulfill a director’s duties

●  Appreciation for the role of a corporation in society

●  Loyalty to the interests of RTX and its shareowners

The Governance Committee regularly considers whether the Board has all of the key skills and expertise needed for effective oversight of our businesses and strategy. In 2022, it explicitly added Environmental, Social and Governance (“ESG”) and Manufacturing, Operations and Supply Chain as key skills and expertise that should be represented on the Board, reflecting the importance of these areas from a strategic, operational and risk standpoint. See “Key Skills and Expertise” on page 11.

Further, the Governance Committee continues to recognize the value of selecting directors who come from various backgrounds and professions and are diverse in age, gender, race and ethnicity, to ensure that the Board as a whole has a wealth of experiences and perspectives to inform its decisions. We believe diversity makes our business stronger and more innovative and is critical to the Company’s long-term success.

We have added two directors since the Merger, both of whom are diverse. For more information about diversity on our Board, see “Nominees” on page 6, “Nominee Highlights” on page 7, and “Board Composition and Refreshment” on page 12.

10     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS | CRITERIA FOR BOARD MEMBERSHIP

The charts below show the percentage of directors with skills and expertise in each key area. In the nominee biographies on pages 13-19, we highlight for each individual the three key skills and areas of expertise upon which the Board particularly relies.

KEY SKILLS AND EXPERTISE

Senior Leadership

Directors with extensive leadership experience with a complex, large enterprise offer practical perspectives on and oversight of organizational and strategic planning, including in the areas of talent development, succession planning, and driving change and long-term growth.

Technology/Cybersecurity

Directors with a background or experience in research and development, engineering, science, information technology/software, cybersecurity or technology, offer valuable perspectives on the development of advanced technologies and innovative solutions, and also serve a critical role in the Board’s oversight of cybersecurity risks.

Experience in Industry

Directors with experience in the aerospace and defense markets in which RTX operates, whether through leadership of a business engaged in those markets or as a government or military customer, provide valuable insights on industry developments and strong oversight of RTX’s strategic priorities and business performance.

Government

Directors who have served in senior government or military roles provide constructive insights about significant government policies and regulations, as well as public policy issues, and their impact on the Company.

Financial

Directors with proficiency in complex financial management, financial reporting processes, capital allocation, capital markets, and mergers and acquisitions provide strong oversight of the Company’s financial reporting, financial controls, capital deployment and strategic investments.

Environmental, Social and Governance (ESG)

Directors with experience in environmental issues, sustainability, social responsibility, product safety, ethics and compliance, and public company governance (including service on a public company board) strengthen the Board’s oversight of key ESG initiatives, reporting and risks.

Risk Management/Oversight

Directors with knowledge and experience in managing major risk exposures for complex, large organizations— including significant financial, operational, compliance, reputational, strategic, international, political and cybersecurity risks—are critical to the Board’s important risk oversight role.

Manufacturing, Operations and Supply Chain

Directors who have led organizations with or otherwise managed manufacturing capabilities, operations and supply chains provide valuable insights on these aspects of our business, which are key to our focus on execution, operational efficiencies and structural cost reductions.

International

Directors who have conducted business or operations outside of the United States or worked on international policy and related issues provide perspectives and insights on international business, politics and culture that are invaluable to a global company with operations and sales around the world.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     11

PROPOSAL 1: ELECTION OF DIRECTORS | BOARD COMPOSITION AND REFRESHMENT

Board Composition and Refreshment

The Board believes that it benefits from a mix of new directors who bring fresh perspectives and longer-serving directors who bring valuable experience, continuity and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, attributes, viewpoints and experiences.

Since the Merger of UTC and Raytheon Company in April of 2020, three directors have left the Board, while Bernard A. Harris, Jr. and Leanne G. Caret have joined the Board. In addition, one of our current directors, Margaret L. O’Sullivan, has decided to step down from the Board at the 2023 Annual Meeting due to increased outside demands on her time.

Given the significant changes to the Board in connection with the Merger, and the changes in Board composition since the Merger, our Board believes that our nominees represent the right mix of newer and longer-serving directors, and that they have the appropriate attributes, experiences and perspectives to guide the Company and provide effective oversight of our strategy and business plans. For more information about the skills, experience and diversity of our directors, see “Nominee Highlights” on page 7.

TENURE OF RTX BOARD NOMINEES*
* Includes board service on RTN Board prior to Merger for former RTN directors.

In 2022, in recognition of its members’ relatively low tenures, the benefits of retaining certain directors with historical knowledge and perspective, as well as key skills and experiences, and the broader trend of accomplished individuals working longer, the Board amended its policy to increase the director retirement age from 72 to 75. However, in conjunction with this change, the Board also adopted a formal 15-year term limit.

The Board recognizes that director refreshment is important to shareowners and critical for strong Board oversight. It will continue to promote refreshment by:

●	Regularly reviewing the key skills and expertise that are most important in selecting candidates to serve as directors, taking into account the evolution of our business, as well as the mix of capabilities and experience already represented on the Board
●	Regularly considering individual director tenure and succession
●	Using its self-evaluation process, including individual director evaluations, to inform its decisions about nominations and refreshment (see page 22 for more detail on the annual self-evaluation process)

As described above, in 2022 the Governance Committee explicitly added ESG, as well as Manufacturing, Operations and Supply Chain, to the set of identified skills and expertise. Our Board has added two new directors since the Merger who bring important skills and expertise and enhance Board diversity.

How Candidates Are Identified

In furtherance of its focus on director refreshment and Board composition, the Board strives to regularly identify potential director candidates who can bring unique perspectives, add new insights and expertise, and enhance the performance and effectiveness of the Board. The Board has delegated the identification and evaluation process for director candidates to the Governance Committee. Potential directors can be brought to the Committee’s attention in different ways, as shown on below. The Committee screens and evaluates all candidates, regardless of who recommends them, using the criteria described under “Criteria for Board Membership” on page 10.

To ensure that there is a large and diverse pool of potential directors, the Governance Committee may engage search firms to assist it in finding qualified and interested candidates and verifying their credentials.	Any shareowner may recommend a director candidate by writing to the RTX Corporate Secretary (see page 108 for contact information).	Current Board members who become aware of suitable candidates may recommend them to the Governance Committee from time to time.

12     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS | NOMINEES

Nominees

The Board, upon the recommendation of the Governance Committee, has nominated for election the thirteen individuals listed in this Proxy Statement. All are current directors of RTX. One of our current directors, Margaret L. O’Sullivan, will not be standing for re-election to the Board at the Annual Meeting due to the additional demands on her time resulting from her new position recently announced by Harvard University Kennedy School of Government. We congratulate Dr. O’Sullivan on her appointment and thank her for her leadership and numerous contributions to RTX.

The Board of Directors unanimously recommends a vote FOR each of the following nominees:

Tracy A. Atkinson

INDEPENDENT DIRECTOR

Retired Executive Vice President & Chief Administrative Officer, State Street Corporation

AGE 58

DIRECTOR SINCE 2020 (2014*)

BOARD COMMITTEES

Human Capital & Compensation (Chair), Finance

Key Skills and Expertise

    FINANCIAL          SENIOR LEADERSHIP          RISK MANAGEMENT/OVERSIGHT

Qualifications

Ms. Atkinson provides the Board with significant experience in finance, risk management and compliance matters, as well as executive leadership experience developed through her senior finance and compliance leadership roles at State Street and MFS Investment Management. She also brings valuable accounting expertise derived from her experience as a Certified Public Accountant and a partner at PricewaterhouseCoopers LLP.

Experience

●	Chief Administrative Officer, State Street Corporation (financial services firm), 2019–2020
●	Executive Vice President & Chief Compliance Officer, State Street Corporation, 2017–2019
●	Executive Vice President, Finance, State Street Corporation, 2010–2017

●	Treasurer, State Street Corporation, 2016–2017
●	Executive Vice President, Chief Compliance Officer, State Street Corporation, 2009–2010
●	Executive Vice President, Chief Compliance Officer, State Street Global Advisors, 2008–2009
●	Senior positions with MFS Investment Management and PricewaterhouseCoopers LLP, 1999–2008

Other Current Directorships

●	United States Steel Corporation, since 2020
●	Affiliated Managers Group, since 2020

Former Public Company Directorships

●	Raytheon Company, 2014–2020

Other Leadership Experience and Service

●	Director and Past President, The Arc of Massachusetts

* Reflects service as RTN director.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT    13

PROPOSAL 1: ELECTION OF DIRECTORS | NOMINEES

Leanne G. Caret

INDEPENDENT DIRECTOR

Retired Executive Vice President, The Boeing Company and Former CEO, Boeing Defense, Space and Security

AGE 56

DIRECTOR SINCE 2023

BOARD COMMITTEES

Audit, Special Activities

Key Skills and Expertise

    FINANCIAL          EXPERIENCE IN INDUSTRY          MANUFACTURING, OPERATIONS & SUPPLY CHAIN

Qualifications

Ms. Caret provides the Board with significant experience in the aerospace and defense industry and finance experience gained through her CEO and CFO roles with Boeing Defense, Space and Security and other senior leadership roles at The Boeing Company. Through these roles she also brings executive leadership experience, as well as a significant background in oversight of risk management and of manufacturing, operations and supply chain.

Experience

●	Executive Vice President and Senior Advisor, The Boeing Company (aerospace and defense systems & services), April 2022–December 2022
●	President & CEO, Defense, Space & Security, The Boeing Company, 2016–2022
●	President, Global Services & Support, The Boeing Company, 2015–2016

●	Chief Financial Officer, Defense, Space & Security, The Boeing Company, 2014–2015
●	Vice President & General Manager, Vertical Lift, The Boeing Company, 2013–2014
●	Vice President, H-47 Programs, The Boeing Company, 2009–2013
●	General Manager, Global Transport & Executive Systems, The Boeing Company, 1998–2009

Other Current Directorships

●	Deere & Company, since 2021

Other Leadership Experience and Service

●	Board of Directors, FIRST® (For Inspiration and Recognition of Science and Technology)
●	Associate Fellow, American Institute of Aeronautics and Astronautics
●	Advisory Council, George W. Bush Institute Women’s Initiative

Bernard A. Harris, Jr.

INDEPENDENT DIRECTOR

Chief Executive Officer and Managing Partner, Vesalius Ventures, Inc.

AGE 66

DIRECTOR SINCE 2021

BOARD COMMITTEES

Audit, Special Activities

Key Skills and Expertise

  EXPERIENCE IN INDUSTRY      ESG     TECHNOLOGY/CYBERSECURITY

Qualifications

Dr. Harris has significant aerospace industry knowledge, a deep understanding of science and technology, and executive leadership experience gained through his CEO and other senior leadership roles at Vesalius Ventures and the National Math and Science Initiative, his service as Chief Medical Officer of SPACEHAB, and his years as an astronaut and flight surgeon at NASA. He has significant experience in technology innovation and strategic planning. He also brings valuable expertise in guiding organizations to leverage their resources in support of business operations, investment, community development and philanthropic endeavors.

Experience

●	Chief Executive Officer and Managing Partner, Vesalius Ventures (venture capital), since 1998
●	Executive Director, National Math and Science Initiative Inc. (education nonprofit), since August 2022
●	Chief Executive Officer, National Math and Science Initiative Inc., 2018–2022
●	Vice President, Business Development, Space Media Inc., 1999–2001
●	Vice President, Chief Medical Officer and Scientist, SPACEHAB Inc., 1996–2001
●	Astronaut, NASA, 1991–1996
●	Clinical Scientist & Flight Surgeon, Johnson Space Center, NASA, 1987–1990

Other Current Directorships

●	U.S. Physical Therapy, since 2005
●	MassMutual (non-public)

Former Public Company Directorships

●	Sterling Bancshares Inc., 2006–2011

Other Leadership Experience and Service

●	Board of Trustees, Barings Fund & Barings BDC
●	Board of Directors, Texas Medical Center
●	The Harris Foundation (founder)

14    RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS | NOMINEES

Gregory J. Hayes

Chairman & Chief Executive Officer, Raytheon Technologies Corporation

AGE 62

DIRECTOR SINCE 2014

BOARD COMMITTEES

Finance, Special Activities

Key Skills and Expertise

  SENIOR LEADERSHIP    FINANCIAL     EXPERIENCE IN INDUSTRY

Qualifications

Mr. Hayes has substantial experience in executive leadership, finance, strategic planning, mergers and acquisitions, business development, and global operations and management. He has a deep knowledge of the aerospace and defense industry and the Company’s business, strategy, operations and global markets gained through his CEO and other senior leadership roles at Raytheon Technologies and affiliated companies. He brings a track record of successfully managing complex businesses and developing people. He also provides public company board leadership experience gained as Chairman of the UTC Board prior to the Merger.

Experience

●	Chairman & Chief Executive Officer, Raytheon Technologies Corporation, since March 2023
●	Chairman, President & Chief Executive Officer, Raytheon Technologies Corporation, June 2021–February 2023
●	President, Chief Executive Officer and Director, Raytheon Technologies Corporation, April 2020–June 2021

●	Chairman, President & Chief Executive Officer, United Technologies Corporation, 2016–April 2020
●	President, Chief Executive Officer and Director, United Technologies Corporation, 2014–2016
●	Senior Vice President & Chief Financial Officer, United Technologies Corporation, 2008–2014
●	Various senior positions since joining UTC in 1999 through the acquisition of Sundstrand Corporation, including Vice President, Accounting and Finance, and responsibility for UTC’s Corporate Strategy function

Other Current Directorships

●	Phillips 66 Company, since July 2022

Former Public Company Directorships

●	Nucor Corporation, 2014-2018

George R. Oliver

INDEPENDENT DIRECTOR

Chairman & Chief Executive Officer, Johnson Controls International plc

AGE 62

DIRECTOR SINCE 2020 (2013*)

BOARD COMMITTEES

Human Capital & Compensation, Finance

Key Skills and Expertise

  INTERNATIONAL     SENIOR LEADERSHIP     MANUFACTURING, OPERATIONS & SUPPLY CHAIN

Qualifications

Mr. Oliver provides the Board with substantial executive leadership experience and global operational and management expertise, gained through his CEO and other leadership roles at the global industrial and technology companies Johnson Controls, Tyco International and General Electric. He also has significant experience in strategic planning, mergers and acquisitions, finance, risk management and technology.

Experience

●	Chairman of the Board & Chief Executive Officer, Johnson Controls International plc (diversified technology and multi-industrial company), since 2017
●	President & Chief Operating Officer, Johnson Controls International plc, 2016–2017
●	Chief Executive Officer, Tyco International Ltd., 2012–2016
●	President, Tyco International Ltd., 2011–2012
●	President, Tyco Electrical and Metal Products, 2007–2010

●	President, Tyco Safety Products, 2006–2010
●	Various leadership roles of increasing responsibility at several General Electric divisions, culminating as President of GE Water and Process Technologies, until 2006

Other Current Directorships

●	Johnson Controls International plc, since 2016

Former Public Company Directorships

●	Raytheon Company, 2013–2020
●	Tyco International Ltd., 2012–2016

Other Leadership Experience and Service

●	Board of Trustees, Worcester Polytechnic Institute
●	Board of Directors, Business Roundtable

* Reflects service as RTN director

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT    15

PROPOSAL 1: ELECTION OF DIRECTORS | NOMINEES

Robert K. (Kelly) Ortberg

Retired Chairman, President & Chief Executive Officer, Rockwell Collins, Inc.

AGE 62

DIRECTOR SINCE 2020

BOARD COMMITTEES

Finance, Special Activities

Key Skills and Expertise

  EXPERIENCE IN INDUSTRY     SENIOR LEADERSHIP   TECHNOLOGY/CYBERSECURITY

Qualifications

Mr. Ortberg has significant aerospace and defense industry expertise and business experience gained through his CEO and other senior leadership roles at Rockwell Collins. Through these roles he also brings executive leadership experience, as well as a significant background in global management and operations, engineering, technology and innovation.

Experience

●	Special Advisor to the Office of the CEO, Raytheon Technologies Corporation, 2020–February 2021
●	Chief Executive Officer, Collins Aerospace Systems, United Technologies Corporation, 2018–2020
●	Chairman, President & CEO, Rockwell Collins, Inc. (aerospace and defense systems & services), 2015–2018

●	President & CEO, Rockwell Collins, Inc., 2013–2015
●	President, Rockwell Collins, Inc., 2012–2013
●	Various senior positions since joining Rockwell Collins in 1987

Other Current Directorships

●	Aptiv PLC, since 2018

Former Public Company Directorships

●	Rockwell Collins, Inc., 2013–2018

Other Leadership Experience and Service

●	Past Chairman, Board of Governors, Aerospace Industries Association
●	Co-Chairman, FIRST® Board of Directors

Dinesh C. Paliwal

INDEPENDENT LEAD DIRECTOR

Partner, Americas Private Equity, KKR Retired Chairman & CEO, Harman International

AGE 65

DIRECTOR SINCE 2020 (2016*)

BOARD COMMITTEES

Governance and Public Policy,
Human Capital & Compensation

Key Skills and Expertise

  TECHNOLOGY/CYBERSECURITY     INTERNATIONAL      SENIOR LEADERSHIP

Qualifications

Mr. Paliwal brings to the Board executive leadership experience and global management and operational expertise developed through his CEO and other senior leadership roles at Harman International and the ABB Group and his current and past director roles on the boards of other large, complex global commercial companies. He has significant experience in technology innovation, product development, strategic planning, finance, mergers and acquisitions, and risk management.

Experience

●	Partner, Americas Private Equity, KKR (private equity investments), since 2021
●	President & Chief Executive Officer, Harman International Inc. (connected products and solutions for automakers, consumers and enterprises), 2017–2020
●	Chairman, CEO & President, Harman International (NYSE: HAR), 2007–2017 (Samsung acquired Harman in 2017)
●	President, ABB Ltd. Switzerland, 2006–2007

●	Chairman and CEO, ABB Inc. USA, 2004–2007
●	President, ABB Automation, 2002–2005

Other Current Directorships

●	Nestle S.A., since 2019
●	Marelli Corp. (non-public)

Former Public Company Directorships

●	Bristol-Myers Squibb, 2013–2021
●	Raytheon Company, 2016–2020
●	Harman International Inc., 2007–2017
●	ADT Corporation, 2012–2014
●	Tyco International Ltd., 2010–2012
●	Embarq Corporation (Telecom), 2006–2009
●	ABB India Ltd. 2003–2007

Other Leadership Experience and Service

●	Board of Trustees, Miami University, Ohio

* Reflects service as RTN director

16     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS | NOMINEES

Ellen M. Pawlikowski

INDEPENDENT DIRECTOR

General, U.S. Air Force (Retired) and Former Commander, Air Force Materiel Command

AGE 66

DIRECTOR SINCE 2020 (2018*)

BOARD COMMITTEES

Audit, Special Activities

Key Skills and Expertise

  GOVERNMENT    SENIOR LEADERSHIP       EXPERIENCE IN INDUSTRY

Qualifications

General Pawlikowski delivers deep defense industry-specific expertise, senior leadership experience, and understanding of leading-edge science and technology through her extensive military service, including as Commander, U.S. Air Force Materiel Command. She provides the Board with important insights regarding military critical mission needs, advanced weapons systems management, and acquisition and national security policy.

Experience

●	Commander, Air Force Materiel Command (military leadership), 2015–2018
●	Various positions of increasing responsibility during a 36-year career in the U.S. Air Force, including Military Deputy for the Assistant Secretary for Acquisition; Commander/Program Executive Officer, Space and Missile Systems Center; Commander, Air Force Research Laboratory; Deputy Director and Chief Operating Officer, National Reconnaissance Office

Other Current Directorships

●	Velo3D, Inc., since March 2022
●	RPM International Inc., since July 2022
●	Applied Research Associates (non-public)
●	SRI International (non-public)
●	CEM Defense Materials (non-public)

Former Public Company Directorships

●	Intelsat S.A., 2019–February 2022
●	Raytheon Company, 2018–2020

Other Leadership Experience and Service

●	Fellow, American Institute of Aeronautics and Astronautics
●	Member, National Academy of Engineers
●	Chairperson, Air Force Studies Board

* Reflects service as RTN director

Denise L. Ramos

INDEPENDENT DIRECTOR

Retired Chief Executive Officer & President, ITT Inc.

AGE 66

DIRECTOR SINCE 2018

BOARD COMMITTEES

Audit, Finance

Key Skills and Expertise

   MANUFACTURING, OPERATIONS & SUPPLY CHAIN      SENIOR LEADERSHIP    FINANCIAL

Qualifications

Ms. Ramos provides the Board with executive leadership and substantial global operational and management experience gained through her CEO and other leadership roles at ITT Inc. She has extensive financial expertise and experience in strategic planning and mergers and acquisitions, having served as the Chief Financial Officer at ITT and other large global companies. She also brings her experience and insights from her current and past service on boards of other public companies in a range of industries.

Experience

●	Chief Executive Officer & President, ITT Inc. (formerly ITT Corporation—diversified manufacturer), 2011–2019
●	Senior Vice President & Chief Financial Officer, ITT Corporation, 2007–2011

●	Chief Financial Officer, Furniture Brands International (home furnishings), 2005–2007
●	Senior Vice President & Corporate Treasurer, Yum! Brands, Inc., and Chief Financial Officer, KFC Corporation (U.S. Division), 2000–2005
●	Various finance positions of increasing responsibility during more than 20 years at Atlantic Richfield Company

Other Current Directorships

●	Bank of America Corp., since 2019
●	Phillips 66 Company, since 2016

Former Public Company Directorships

●	ITT Inc., 2011–2019
●	Praxair, Inc., 2014–2016

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     17

PROPOSAL 1: ELECTION OF DIRECTORS | NOMINEES

Fredric G. Reynolds

INDEPENDENT DIRECTOR

Retired Executive Vice President & Chief Financial Officer, CBS Corporation

AGE 72

DIRECTOR SINCE 2016

BOARD COMMITTEES

Audit (Chair), Governance and Public Policy

Key Skills and Expertise

  FINANCIAL   RISK MANAGEMENT/OVERSIGHT   SENIOR LEADERSHIP

Qualifications

Mr. Reynolds brings to the Board substantial financial and risk management expertise, as well as executive leadership and strategic planning experience gained through his Chief Financial Officer and other leadership roles at large global companies CBS, Viacom and PepsiCo. He also brings his experience and insights from his current and past service on boards of other public companies in a range of industries.

Experience

●	Executive Vice President & Chief Financial Officer, CBS Corporation (media), 2005–2009
●	President & Chief Executive Officer, Viacom Television Stations Group (CBS predecessor), 2001–2005

●	Executive Vice President & Chief Financial Officer, Viacom, Inc., 2000–2001
●	Executive Vice President & Chief Financial Officer, Westinghouse Electric Corporation, 1994–2000
●	Various positions at PepsiCo, Inc., 1982–1994

Other Current Directorships

●	Pinterest, Inc., since 2017

Former Public Company Directorships

●	Mondelez International, Inc., 2007–May 2022
●	AOL, Inc., 2009–2015
●	Hess Corporation, 2013–2019

Brian C. Rogers

INDEPENDENT DIRECTOR

Retired Chairman, T. Rowe Price Group, Inc.

AGE 67

DIRECTOR SINCE 2016

BOARD COMMITTEES

Finance (Chair), Human Capital & Compensation

Key Skills and Expertise

  FINANCIAL   RISK MANAGEMENT/OVERSIGHT     SENIOR LEADERSHIP

Qualifications

Mr. Rogers provides the Board with extensive financial and investment expertise and risk management experience through his Chief Investment Officer and other investment management roles at T. Rowe Price, as well as significant executive leadership and governance experience gained through his service as the Chairman of the Board of T. Rowe Price. Mr. Rogers also provides the Board with important insights into the perspectives of institutional investors.

Experience

●	Chairman of the Board of Directors, T. Rowe Price Group, Inc. (investment management), 2007–2017
●	Chief Investment Officer, T. Rowe Price Group, Inc., 2004–2017
●	Various other senior leadership roles since joining T. Rowe Price Group, Inc., in 1982

Other Current Directorships

●	Lowe’s Companies, Inc., since 2018

Former Public Company Directorships

●	Chairman of the Board (non-executive), T. Rowe Price Group, Inc., 2017–2019

Other Leadership Experience and Service

●	Trustee, Brookings Institution
●	Board of Directors, Harvard Management Company
●	Trustee, Johns Hopkins Medicine

18     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS | NOMINEES

James A. Winnefeld, Jr.

INDEPENDENT DIRECTOR

Admiral, U.S. Navy (Retired) and Former Vice Chairman of the Joint Chiefs of Staff

AGE 66

DIRECTOR SINCE 2020 (2017*)

BOARD COMMITTEES

Special Activities (Chair), Human Capital & Compensation, Governance and Public Policy

Key Skills and Expertise

  GOVERNMENT      EXPERIENCE IN INDUSTRY     RISK MANAGEMENT/OVERSIGHT

Qualifications

Admiral Winnefeld brings extensive senior leadership, strategic planning and management experience developed through his various roles of increasing responsibility in the U.S. military, culminating in his service as the Ninth Vice Chairman of the Joint Chiefs of Staff. He provides the Board with deep defense industry-specific domain knowledge and expertise with respect to the global security environment and our core defense customers.

Experience

●	Vice Chairman of the Joint Chiefs of Staff (military leadership), 2011–2015
●	Various positions of increasing responsibility during a 37-year career in the U.S. Navy, including Commander, U.S. Northern Command (USNORTHCOM); Commander, North American Aerospace Defense Command (NORAD); Commander, U.S. Sixth Fleet; and Commander, Allied Joint Command Lisbon

Other Current Directorships

●	Molson Coors Beverage Company, since 2020
●	Alliance Laundry Systems LLC (non-public)
●	CEM Defense Materials (non-public)
●	Enterprise Holdings, Inc. (non-public)

Former Public Company Directorships

●	Raytheon Company, 2017–2020

Other Leadership Experience and Service

●	Co-founder and Co-chair, SAFE Project
●	Trustee, Georgia Tech Foundation
●	Chairman, President’s Intelligence Advisory Board

* Reflects service as RTN director

Robert O. Work

INDEPENDENT DIRECTOR

Retired Deputy Secretary of Defense, U.S. Department of Defense

AGE 70

DIRECTOR SINCE 2020 (2017*)

BOARD COMMITTEES

Governance and Public Policy (Chair), Audit, Special Activities

Key Skills and Expertise

  GOVERNMENT   EXPERIENCE IN INDUSTRY     ESG

Qualifications

Mr. Work provides the Board with significant insight into customer needs acquired through his command, leadership and management positions, including as a U.S. Marine Corps officer, Undersecretary of the Navy and Deputy Secretary of Defense. He has broad expertise in global security matters, including in the areas of defense strategy, advanced technologies, international studies and acquisition reform. He also brings experience with corporate governance and oversight of ESG risks from current and past board service, including his leadership of the Governance Committee since the Merger.

Experience

●	U.S. Deputy Secretary of Defense (executive department leadership), 2014–2017
●	Chief Executive Officer, Center for a New American Security, 2013–2014
●	Undersecretary of the Navy, U.S. Department of the Navy, 2009–2013
●	Positions with the Center for Strategic and Budgetary Assessments, serving in positions of increasing responsibility from 2002 to 2009, culminating in service as Vice President for Strategic Studies
●	Various positions of increasing responsibility during a 27-year career in the U.S. Marine Corps, including artillery battery commander; battalion commander; Base Commander, Camp Fuji, Japan; and Senior Aide to the Secretary of the Navy

Other Current Directorships

●	System High (non-public)
●	Govini, Chairman (non-public)
●	SparkCognition Government Services, Chairman (non-public)

Former Public Company Directorships

●	Raytheon Company, 2017–2020

Other Leadership Experience and Service

●	Senior Counselor for Defense, Distinguished Senior Fellow for Defense and National Security, Center for a New American Security
●	Senior Fellow, Johns Hopkins Applied Physics Laboratory
●	Member, Council on Foreign Relations
●	Member, International Institute for Strategic Studies

* Reflects service as RTN director

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     19

Corporate Governance

Our Continuing Commitment to Sound Corporate Governance

RTX is committed to strong corporate governance practices that are designed to maintain high standards of oversight, accountability, integrity and ethics that go beyond legal and regulatory requirements. The Board believes this commitment promotes long-term shareowner value.

GOVERNANCE BEST PRACTICES

Our Board has adopted robust governance practices and continuously reviews and considers these practices to enhance its effectiveness.

Effective Board oversight	Commitment to shareowner rights

●   Qualified Board with diverse mix of perspectives and tenures

●   Regular Board review of strategic plans and priorities

●   Regular Board/committee review of significant risks, including cybersecurity risks

●   Annual Board evaluation of CEO performance

●   CEO and senior management succession planning

●   Active and ongoing shareowner engagement

●   Proxy access with market terms

●   Shareowners can act by written consent

●   Shareowners holding 15% of voting stock can call special meetings

●   Robust Clawback Policy

●   No hedging, short sales or pledging of RTX securities by officers or directors

●   Rigorous share ownership requirements for directors and senior management

Board independence	Board accountability

●   11 out of 13 director nominees are independent

●   Robust independent Lead Director role with clear responsibilities

●   Independent directors meet regularly without management

●   Fully independent Audit, Human Capital & Compensation and Governance Committees

●   Annual Board, committee and individual director evaluations

●   Annual election of all directors

●   Majority voting for directors in uncontested elections

●   Ongoing consideration of Board composition and refreshment

●   Limits on outside public company board service

●   Approval process for outside directorships and paid consulting/advisory engagements

CODE OF CONDUCT

This commitment to sound governance is also reflected in our Code of Conduct, which reinforces our values and high standards by:

●	Explaining how our values of Trust, Respect, Accountability, Collaboration and Innovation must inform our actions
●	Guiding employees’ conduct with each other, our business partners and our communities
●	Emphasizing the responsibility to conduct our business with integrity, to respect and protect human rights, and to report violations of the Code without fear of retaliation

We encourage you to visit the Corporate Governance section of our website (www.rtx.com) for more information about corporate governance at RTX.

20    RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

CORPORATE GOVERNANCE | BOARD LEADERSHIP STRUCTURE

Board Leadership Structure

The Board believes the interests of all shareowners are best served at this time through the current combined Chair and CEO leadership structure. This arrangement has created and sustained an environment in which the Board works collaboratively with management while ensuring that our independent directors can effectively oversee performance and hold senior leaders accountable. To ensure robust independent leadership on the Board, our corporate governance guidelines provide that when the Chair of the Board is not independent, our independent directors must designate from among themselves a Lead Director. This structure provides the appropriate balance between a Chair and CEO with responsibilities for day-to-day management, Board leadership and setting long-term strategy, and an empowered independent Lead Director with well-defined responsibilities.

The Lead Director’s responsibilities include facilitating our Board’s independent oversight of management and its review of CEO performance, promoting communication between senior management and our Board about issues such as management development and succession planning, executive compensation, risk management, and Company performance, and engaging and communicating with shareowners and other shareowners as appropriate. (A more complete list of responsibilities appears below.)

The Governance Committee regularly reviews our Board leadership structure. Under our Corporate Governance Guidelines, the Board does not have a fixed policy on whether the roles of Chair of the Board and CEO should be separate or combined. Instead, the Board selects the structure that it believes will provide the most effective leadership and oversight for the Company in the circumstances. In making this decision, the Board considers a range of factors, including: the Company’s operating and financial performance; any recent or anticipated changes in the CEO role; the effectiveness of the processes and structures for Board interaction with and oversight of management; and the importance of maintaining a single voice in leadership communications and Board oversight, both internally and with investors and customers.

INDEPENDENT LEAD DIRECTOR

The Board has designated Mr. Paliwal to serve as the Lead Director.

Our Corporate Governance Guidelines set forth the roles and responsibilities of the Lead Director, which are designed to promote strong, independent oversight of RTX’s management and affairs. Among these roles and responsibilities, the Lead Director:

●   Presides over regularly scheduled private sessions of the independent directors and additional private sessions called at his/her discretion

●   Serves as Chair of the Board when the Chair is not present

●   Engages with significant constituencies, as requested

●   Collaborates with the CEO to plan and set the agenda for Board meetings

●   Oversees the performance evaluation and compensation for our CEO

●   Engages in regular communication with the CEO and other directors regarding risk management oversight, as discussed on page 28

●   Facilitates succession planning and management development

●   Works with the Chair of the Governance Committee to lead the Board’s annual self-evaluation process and review any director’s request to accept a new outside directorship or other paid engagement per the Corporate Governance Guidelines

●   Authorizes retention of outside advisors and consultants who report to the Board on board-wide issues

As indicated above, RTX’s independent directors meet in private sessions without management present. These sessions are held on a regular schedule, and the Lead Director may call extra sessions as needed.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT    21

CORPORATE GOVERNANCE | BOARD SELF-EVALUATION

Board Self-Evaluation

The Board believes that robust and constructive self-evaluation is an essential element of good corporate governance, Board effectiveness and continuous improvement. To this end, the Board annually evaluates its own performance, the performance of the standing committees and each individual director.

OVERVIEW OF THE SELF-EVALUATION PROCESS

Oversight and leadership	How it works
The Governance Committee designs and has oversight responsibility for the annual self-evaluation process. The Lead Director and the Governance Committee Chair jointly lead the self-evaluation process.
1

Each independent director confers with the Lead Director or the Chair of the Governance Committee to provide feedback, including candid assessment of peer contributions and performance.

2

The Lead Director and the Chair of the Governance Committee communicate peer feedback to individual directors and provide feedback on committee performance to each committee chair.

3

The committee chairs then discuss this feedback with their committees.

4

The Lead Director and the Governance Committee Chair then provide to the full Board a summary of the results of the self-evaluation process, and facilitate a Board discussion about potential areas of improvement and actions that might be taken.

How it contributes to Board performance

The self-evaluation informs the Board’s consideration of:

●   Board roles

●   Board preparedness, effectiveness and priorities

●   Committee assignments, leadership and performance

●   Refreshment objectives, including composition and diversity

●   Director succession planning

●   Individual director development

It has generated improvements to our corporate governance practices and the Board’s effectiveness, including:

●   Allocating more time to private sessions of the independent directors

●   Restructuring the standing committees and their responsibilities in order to free up additional time at Board meetings for strategy and other discussions

●   Improving the Board’s self-evaluation process itself

In the 2022 self-evaluation process, the Board focused on:

●   Board and committee composition, knowledge, skills, attributes, diversity and size, including changes to committee assignments;

●   The Board’s review and consideration of CEO and senior management succession planning; and

●   The Board’s effectiveness in performance of its key oversight responsibilities and its communications with management.

22    RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

CORPORATE GOVERNANCE | BOARD COMMITTEES

Board Committees

Our Board currently has the following standing committees: the Audit Committee, the Committee on Governance and Public Policy, the Finance Committee, the Human Capital & Compensation Committee, and the Special Activities Committee. Following the 2022 Annual Meeting, the Board removed certain provisions from our Corporate Governance Guidelines and Bylaws mandated through April 3, 2022, under the terms of the Merger, which had set parameters for committee composition. Due to this removal, as well as recent Board refreshment, the Board considered the composition and functioning of the committees and approved changes to assignments for all committees.

The Audit, Governance and Public Policy, and Human Capital & Compensation Committees are each composed exclusively of independent directors. Mr. Hayes (an active employee) and Mr. Ortberg (a former employee) serve on the Finance and Special Activities Committees (which are not required committees under New York Stock Exchange (“NYSE”) or Securities and Exchange Commission (“SEC”) rules), because the Board believes these individuals bring particular insights on topics within these committees’ responsibilities.

Each standing committee has the authority to retain independent advisors, to approve the fees paid to those advisors, and to terminate their engagements.

Each committee operates under a charter that it reviews annually. These charters are available on the Corporate Governance section of our website (www.rtx.com).

Audit Fredric G. Reynolds Chair

2022 MEETINGS: 7 COMMITTEE MEMBERS Leanne G. Caret Bernard A. Harris, Jr. Ellen M. Pawlikowski Denise L. Ramos Robert O. Work

●   Assists the Board in overseeing: the integrity of RTX’s financial statements; the independence, qualifications and performance of RTX’s internal and external auditors; the Company’s compliance with its policies and procedures, internal controls, Code of Conduct, and applicable laws and regulations; and policies and procedures for assessing and managing financial, operational, compliance and other risks

●   Nominates (for shareowner approval) an accounting firm to serve as RTX’s independent auditor and maintains responsibility for compensation, retention and oversight of the auditor

●   Pre-approves all auditing services and permitted non-audit services to be performed for RTX by its independent auditor

●   Reviews and approves the appointment and replacement of the senior Internal Audit executive

The Board has determined that Mr. Reynolds, Ms. Caret and Ms. Ramos each are “audit committee financial experts,” as defined in the SEC rules.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT    23

CORPORATE GOVERNANCE | BOARD COMMITTEES

Governance and Public Policy Robert O. Work Chair

2022 MEETINGS: 5 COMMITTEE MEMBERS Margaret L. O’Sullivan Dinesh C. Paliwal Fredric G. Reynolds James A. Winnefeld, Jr.

●   Reviews and oversees RTX’s positions on significant public policy issues and its policies and objectives with respect to sustainability, product and workplace safety, human rights, and elements of DE&I that do not fall under human capital management

●   Develops and recommends modifications to our Corporate Governance Guidelines

●   Identifies and recommends qualified candidates for election to the Board

●   Reviews periodically the Company’s policies on retirement age and tenure for non-employee directors

●   Makes recommendations to the Board for committee assignments

●   Reviews and monitors the orientation of new Board members and the continuing education of all directors

●   Oversees the design and conduct of the annual self-evaluation of the Board, its committees and individual directors

●   Reviews corporate governance developments and trends and, where appropriate, makes recommendations to the Board on the Company’s governance

●   Recommends to the Board appropriate compensation of non-employee directors

Finance Brian C. Rogers Chair

2022 MEETINGS: 4 COMMITTEE MEMBERS Tracy A. Atkinson Gregory J. Hayes George R. Oliver Robert K. Ortberg Denise L. Ramos

●   Reviews and monitors the management of RTX’s financial resources and financial risks

●   Considers plans for significant acquisitions and divestitures

●   Monitors progress on pending and completed acquisitions and divestitures

●   Reviews significant financing programs in support of business objectives

●   Reviews significant capital appropriations

●   Reviews policies and programs related to: dividends and share repurchases; financing, working and long-term capital requirements; managing exposure with respect to foreign exchange, interest rates and raw material prices; investment of pension assets; and insurance and risk management

24    RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

CORPORATE GOVERNANCE | BOARD COMMITTEES

Human Capital & Compensation Tracy A. Atkinson Chair

2022 MEETINGS: 5 COMMITTEE MEMBERS George R. Oliver Dinesh C. Paliwal Brian C. Rogers James A. Winnefeld, Jr.

●   Reviews RTX’s executive compensation policies and practices to ensure that they adequately and appropriately align executive and shareowner interests

●   Reviews and approves the design of, and sets performance goals for, our annual and long-term incentive programs for executives

●   Evaluates the performance of RTX, our business units and our NEOs relative to performance goals set by the Committee for the annual and long-term incentive programs

●   Reviews and approves compensation for the CEO and other executive officers of the Company

●   Reviews a risk assessment of RTX’s compensation policies, plans and practices

●   Reviews the Company’s initiatives relating to recruiting, retention, career development, DE&I, and other aspects of human capital management

Special Activities James A. Winnefeld, Jr. Chair

2022 MEETINGS: 4 COMMITTEE MEMBERS Leanne G. Caret Bernard A. Harris, Jr. Gregory J. Hayes Robert K. Ortberg Margaret L. O’Sullivan Ellen M. Pawlikowski Robert O. Work

●   Reviews and monitors activities involving classified business of RTX

●   Reviews policies, processes, risk management and internal controls applicable to classified business

●   Reviews RTX’s cybersecurity risk exposure and management’s efforts to manage that exposure

●   Assists other committees of the Board with their activities and oversight related to product safety risk and development of technical talent

●   Monitors critical technology gaps and reviews the investments, talent development and other efforts by management to address those gaps

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT    25

CORPORATE GOVERNANCE | DIRECTOR INDEPENDENCE

Director Independence

Under RTX’s Director Independence Policy and the NYSE listing standards, a majority of our directors must be independent, meaning that they do not have a direct or indirect material relationship with RTX (other than as a director). The Director Independence Policy guides the independence determination and defines certain categories of relationships that the Board has determined will not be considered material relationships that would impair a director’s independence. The policy is available on the Corporate Governance section of our website (www.rtx.com).

Before joining the Board and each year thereafter, each director or nominee completes a questionnaire about relationships and transactions that may require disclosure, may affect the independence determination for that individual, or may affect our ability to meet the heightened independence standards for members of the Audit Committee and the Human Capital & Compensation Committee. The Governance Committee’s assessment of independence considers all known relevant facts and circumstances about the relationships bearing on the independence of a director or nominee. The Board considers potential materiality of a director’s relationship with RTX both from the director’s standpoint and from the standpoint of persons or organizations with which the director has an affiliation. The assessment also considers sales and purchases of products and services, in the ordinary course of business, between RTX (including its subsidiaries) and other companies or charitable organizations where a director or a nominee (or immediate family members) may have relationships pertinent to the independence determination.

In accordance with the Director Independence Policy and the NYSE listing standards, the Board has determined that, other than Mr. Hayes (who is a current employee of RTX) and Mr. Ortberg (who retired from employment with RTX in February 2021), none of the nominees for election at the 2023 Annual Meeting has, directly or indirectly, a material relationship with RTX, or any direct or indirect material interest in any transaction involving RTX. Other than Messrs. Hayes and Ortberg, each nominee satisfies our independence criteria.

The Board’s Role

Our Board provides active and independent oversight and guidance to management regarding the Company’s long-term strategy and priorities, risk management, CEO and senior management succession planning, and ESG, as well as other aspects of our business and affairs. In addition, the Board has adopted robust governance practices to enhance its effectiveness and is engaged on behalf of our shareowners.

As part of its oversight role, the Board:

●   Annually reviews the Company’s long-term plan and objectives and those of its business units

●   Engages in ongoing discussions of near-, medium- and long- term risks and strategic matters, including the geopolitical   environment, economic conditions, industry trends and   developments, and their impacts on our business, as well as   strategic challenges and opportunities

●   Is regularly briefed on assessments of the Company’s business portfolio and is engaged in the Company’s mergers, acquisitions, divestitures, and other corporate development activities

●   Receives regular updates on management’s progress and execution of the Company’s strategy and reviews and   approves the Company’s annual operating plan

●   Periodically receives briefings from outside advisors and counsel on strategic, financial, legal and compliance, and other matters

In 2022, our Board worked closely with management to provide effective oversight of execution on key priorities that underpin our business strategy, including:

●   Our response to a range of challenges presented by the Ukraine conflict and the geopolitical environment   and inflation

●   Our execution of ESG-related initiatives in furtherance of our ESG strategy and vision

●   Our risk management efforts, with a particular focus on cybersecurity, product safety and compliance risks

●   Our shareowner engagement efforts

●   CEO and senior management succession planning

●   Our focus on operational excellence and financial performance

●   Our strategic investments in technology and innovation

●   Meeting our commitment to return capital to investors

26     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

CORPORATE GOVERNANCE | THE BOARD’S ROLE

RISK MANAGEMENT OVERSIGHT

The chart below shows the current allocation of general risk oversight functions between management and the Board.

Management	Board of Directors

Responsible for identifying, assessing, prioritizing, and managing the various risks that the Company faces

●   Employs a comprehensive enterprise risk management (“ERM”) program

●   Maintains robust internal processes and an effective   internal control environment

Responsible for Board/committee risk oversight governance, including allocation of risk oversight responsibilities

●   Audit Committee oversees management’s ERM program

●   Board has allocated responsibilities to itself and its   committees for overseeing particular risks, as shown below

The Board’s risk oversight governance framework is designed to enable it to understand critical near-, medium- and long-term risks in the Company’s business and strategy, allocate responsibilities for risk oversight among the full Board and its committees, evaluate the Company’s risk management processes and whether they are functioning adequately, and engage in regular communications with management regarding risk trends and developments. For the sake of efficiency, the full Board retains primary oversight responsibility over certain risks that cut across the subject area expertise of multiple committees, such as significant litigation.

The Company maintains robust internal processes and an effective internal control environment that facilitate the identification and management of risks and regular communication with the Board. A core element is the Company’s ERM program, which conforms to the Enterprise Risk—Management Integrated Framework established by the Committee of Sponsoring Organizations of the Treadway Commission and is designed to identify and evaluate the full range of significant risks to RTX, including legal, compliance, financial, operational, strategic and reputational risks. Our Finance function leads the ERM program, with an annual cycle for structured reviews, discussions, and mitigation planning. Risks are identified and evaluated through both a “bottom-up”

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     27

CORPORATE GOVERNANCE | THE BOARD’S ROLE

and a “top-down” process involving senior management and all of the functions and business units. Through this process, senior management considers trends and developments, as well as the effectiveness of the Company’s mitigation plans. Our risk management processes are informed by the results of our ERM program, including those relating to our Internal Audit plans, our ethics and compliance programs, and our financial reporting and SEC disclosures.

The Chief Financial Officer and General Counsel report to the Board at least annually on the most significant risks under our ERM program and the associated mitigation plans. They also annually brief the Audit Committee on the ERM review process. In connection with these ERM reports and briefings, the Board reviews its allocation of risk oversight responsibilities among itself and its committees.

In addition to these ERM briefings, management regularly reviews significant risks, including trends and developments, with the Board and its committees, providing updates on long-term risks during annual long-range planning, strategic reviews and through regular reviews of annual operating plans, as well as providing a near- and medium-term focus on financial performance, market environment updates, and presentations on specific associated risk areas. Between Board and committee meetings, directors receive updates regarding developments in the Company’s business as well as emerging risks. In addition, the Lead Director regularly communicates with the CEO and other directors about emerging risks and issues and the coverage of appropriate risk topics in Board meeting agendas.

Cybersecurity Risk Oversight

Given the nature of our business, management is highly focused on identifying and managing a broad range of cybersecurity risks. These risks include those relating to our internal systems, as well as to our products, services and programs for customers. Our Special Activities Committee has primary oversight responsibility for cybersecurity risks and is regularly briefed by management on such risks as they relate to our information and operational technology systems, our suppliers and partners, and our products and services, in addition to briefings on cyber incidents and key Company defenses and mitigation strategies. The Audit Committee also considers cybersecurity and data privacy risks in connection with its financial and compliance risk oversight role. Lastly, the full Board receives periodic briefings from management on the Company’s cybersecurity program.

Product Safety Risk Oversight

Management fosters a strong safety culture and maintains robust safety programs across our businesses. Product safety is covered by our ERM program, and the Governance Committee has oversight responsibility for Company product safety risks (with the Special Activities Committee assisting on classified product safety). The Governance Committee annually reviews our corporate product safety program, receives a dashboard reporting on product safety matters (including incident metrics and managed safety issues) at each meeting, and regularly receives a briefing from each business unit on its product safety management system and culture. Our product safety program also provides for immediate reporting to the Governance Committee in the event of certain significant product safety incidents.

Compensation Risk Oversight

The Human Capital & Compensation Committee believes that executive compensation payouts must:

●	Align with the Company’s financial performance
●	Be earned in a manner consistent with RTX’s Code of Conduct
●	Promote long-term, sustainable value for shareowners
●	Provide fair and equitable pay regardless of race and gender
●	Strike a balance between appropriate levels of financial opportunity and risk

28     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

CORPORATE GOVERNANCE | THE BOARD’S ROLE

The Committee identifies, monitors and mitigates compensation risk in the following ways:

Sound Incentive Plan Design	Our annual and long-term incentive plans use complementary performance metrics that are essential indicators of the financial health of our Company. The Committee establishes financial performance goals that are challenging, yet realistic, and maintains the ability to use its discretion to adjust payouts under our annual incentive plan, to the extent it believes the calculated results do not accurately reflect the overall quality of performance for the year. Further, payouts for both annual incentive awards and PSUs are capped at 200% of target.
Emphasis on Long-Term Performance	Long-term incentives (“LTI”) are the cornerstone of RTX’s executive compensation program. Our LTI program incorporates long-term financial performance metrics that are designed to align executive interests with shareowner interests.
Rigorous Share Ownership Requirements	RTX maintains significant share ownership requirements for our senior executives and directors. These requirements are intended to reduce risk by aligning the economic interests of executives and directors with those of our shareowners. A significant stake in future performance discourages the pursuit of short-term opportunities that can create excessive risk. See page 35 for more information.
Prohibition on Short Sales, Pledging and Hedging of RTX Securities	RTX prohibits directors, officers and employees from entering into transactions involving short sales of our securities. Directors and executive officers are also prohibited from pledging or assigning RTX stock, stock options or other equity interests as collateral for a loan. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of RTX securities also are prohibited, whether or not those securities were granted to or held, directly or indirectly, by a director, officer or employee.
Clawback Policy	RTX maintains a comprehensive policy on recoupment of both annual and long-term incentive compensation (see page 65 for more details). The policy allows RTX to recoup compensation in a number of circumstances, including financial restatements, compensation earned as a result of financial miscalculations, violations of RTX’s Code of Conduct, and violations of post-employment restrictive covenants.
Post-Employment Covenants	Members of the Company’s Executive Leadership Group (“ELG”), which includes each of our current NEOs, may not engage in post-employment activities detrimental to RTX, such as disclosing proprietary information, soliciting RTX employees or engaging in competitive activities. See page 63 for more details.

Compensation Risk Assessment. During 2022, the Committee engaged Frederic W. Cook & Co. (“FW Cook”), the Committee’s independent third-party consultant, to perform a compensation risk assessment. As a result of this assessment, both FW Cook and the Committee concluded that the Company’s compensation incentive plans do not contain risky features that could have a material and adverse impact on the Company. Further, the Company’s compensation plans, programs and policies contain sufficient risk mitigation factors.

SUCCESSION PLANNING OVERSIGHT

The Board has primary responsibility for CEO and senior management succession planning and in recent years has particularly focused on senior leadership succession in connection with and following the Merger. The CEO and the Executive Vice President & Chief Human Resources Officer regularly brief the Board on succession planning for key senior leadership roles, including the CEO role. The Board’s views are incorporated into succession plans, which are updated annually based on this feedback. Succession plans include readiness assessments, biographical information and career development plans.

ESG OVERSIGHT

Our commitment to innovation and collaboration drives our vision for a safer, more connected world, and underpins our environmental, social and governance (“ESG”) approach. Our ESG pillars—People, Planet and Principles—are essential components of the mission-critical work that we perform. In 2021, with the Board’s engagement, we developed our comprehensive ESG strategy, which sets forward-looking aspirations aligned with our focus areas and business strategy, while supporting the advancement of people, lifting up underserved communities and addressing the global challenges of climate change. In 2022, we continued to build on and integrate this strategy throughout our business, we held ourselves accountable for making progress on our ESG objectives in our annual incentive plans, and increased our transparency to our stakeholders, as demonstrated by our first annual ESG Report being published in April 2022. Our ESG Report can be found by visiting our website at: https://www.rtx.com/our-responsibility/our-vision.

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CORPORATE GOVERNANCE | THE BOARD’S ROLE

Our ESG Strategy: People, Planet and Principles

ESG Oversight Structure

Our CEO is ultimately responsible for ESG strategy and performance, with oversight by our Board of Directors. As with risk management oversight, the Board has allocated oversight responsibility for ESG matters and risks to its committees, while retaining full Board oversight of matters that cut across the expertise of multiple committees. These include, among other areas, sustainable technology and innovation, climate risk, and business resilience and crisis management.

Governance Committee ● Environmental stewardship & compliance ● Energy & greenhouse gas emissions ● Health, safety & wellness ● Community vitality ● Product safety ● Human rights	Human Capital & Compensation Committee ● Human capital management, including DE&I and talent attraction, development and engagement ● Compensation plans	Audit Committee ● Ethics & compliance ● Data privacy ● Product quality	Special Activities Committee ● Data security ● Classified product safety ● Classified business compliance

The committees are regularly briefed by management on ESG-related matters for which they have responsibility, including briefings on the Company’s programs, initiatives, goals, risks and opportunities relating to these matters. The Board also discusses ESG risks and opportunities in the context of its review of the Company’s top enterprise risks and mitigation plans, strategic priorities, potential investments, and operating and long-term planning.

30     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

CORPORATE GOVERNANCE | SHAREOWNER ENGAGEMENT AND RESPONSIVENESS

Shareowner Engagement and Responsiveness

The Board and management believe in transparent and open communication with investors. Over the years, these engagements have improved our corporate governance practices, increased shareowner rights, enhanced the Board’s composition, and improved the design and disclosure of our executive compensation program.

We regularly communicate with our investors throughout the year, including through calls, one-on-one and small group meetings, and conferences or other events. We also engage with our investors in the spring after our Proxy Statement is filed, as well as outside of proxy season, typically in the late summer and fall, when we solicit feedback on our executive compensation program, ESG initiatives, and corporate governance practices.

2022 SHAREOWNER ENGAGEMENT OUTSIDE OF PROXY SEASON

When	Who	Topics	Objectives	Outcome
Summer and fall of 2022	Institutional investors representing nearly 45% of our shares

●  ESG accomplishments in the last year, including publication of our first annual ESG Report

●  Ongoing activities in specific ESG areas, such as sustainable technologies/innovation, greenhouse gas emissions, DE&I, and talent management and attraction

			● Enhance investor understanding of our ESG journey, including our areas of focus and our roadmap for increased transparency and accountability	● Incorporated feedback into our ESG roadmap, as well as the content of our second annual ESG Report (scheduled to be published in the second quarter of 2023)
		● Key elements of our 2022 executive compensation program, including the Corporate Responsibility Scorecard	● Enhance investor understanding of, and obtain feedback on, our executive compensation program	● Provided feedback to Human Capital & Compensation Committee
		● Charter supermajority voting provision	● Communicate intention to complete repeal of supermajority voting provision	● Recommended shareowner approval of repeal (see Proposal 5 on pages 93-94)

In 2022, we engaged with institutional investors holding RTX Common Stock representing nearly 45% of our shares outstanding on ESG and compensation matters.

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CORPORATE GOVERNANCE | PUBLIC POLICY ENGAGEMENT

PROPOSAL TO MODERNIZE CHARTER

As part of our ongoing efforts to be responsive to shareowner feedback and ensure RTX follows sound corporate governance practices, and based on our shareowners’ approval in 2022 of an amendment to Article Ninth of our Restated Certificate of Incorporation, we are asking our shareowners to repeal Article Ninth in its entirety at the 2023 Annual Meeting. This would eliminate the only provision in RTX’s governing documents that requires a shareowner supermajority vote. This reflects the Board’s commitment to strong governance and accountability to shareowners and the Governance Committee’s careful consideration of recent shareowner feedback. To read the full proposal, see pages 93-94.

Public Policy Engagement

RTX’s government relations initiatives are intended to educate and inform officials and the public on a broad range of public policy issues that are important to our businesses. These initiatives are based on the Company’s interests and needs—not based on the personal agendas of individual directors, officers or employees—and are conducted in accordance with our Code of Conduct. We also have in place a Government Relations Policy relating to lobbying, political activities and contributions that is intended to promote compliance with all relevant federal, state and local laws, as well as our own governance processes and procedures.

The Board directly, or through the Governance Committee, provides oversight of the Company’s government relations activities, including activities of the Employees of Raytheon Technologies Corporation Political Action Committee (“RAYPAC”). RAYPAC is nonpartisan and supports candidates for federal, state and local office and the national political organizations of both major parties—thus giving employees, regardless of their political affiliations, a way to speak with a unified voice on issues important to RTX. RAYPAC considers several criteria before approving a contribution to a candidate, including a determination that the candidate demonstrates a commitment to RTX’s core values of trust, respect, accountability, and collaboration. RAYPAC does not give to candidates who are under Department of Justice investigation or to those who are under investigation for a significant violation of Congressional ethics rules. RAYPAC operates in accordance with all applicable laws and regulations, and its contributions are reflected in public filings with the Federal Election Commission.

RTX does not contribute company funds to candidates for federal, state and local office or to state and local party committees. We also do not make contributions to initiatives that expressly advocate the election or defeat of a federal, state or local candidate, nor do we provide funding to support or oppose ballot measures.

We publicly disclose our federal lobbying activities and expenditures through reports we file with Congress. Likewise, RTX’s state and local lobbying activities are disclosed in compliance with all applicable laws and regulations. Our activities at the state and local level are limited and generally involve issues related to economic development and business regulatory matters.

In the ordinary course of business, RTX also contributes to non-profit trade associations that help us stay abreast of technical issues, emerging industry standards, and other trends relevant to our business, and that also engage in public advocacy and education on behalf of their membership.

Additional information on RTX’s public activities, including links to our Code of Conduct, the Government Relations Policy, PAC filings, federal lobbying reports and association payments (including the portions, if any, used for lobbying) can be found on our website at www.rtx.com under the heading “Our Company/Corporate Governance/Public Activities.”

32     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Compensation of Directors

Pay Structure

ANNUAL RETAINER

Under the terms of the Raytheon Technologies Corporation Board of Directors Deferred Stock Unit Plan (“RTX Director DSU Plan”), annual retainers for non-employee directors are payable 40% in cash and 60% in deferred stock units (“DSUs”). Directors, however, may elect to receive 100% of the annual retainer in DSUs. The annual retainer paid to non-employee directors for the April 2022 to April 2023 Board cycle is dependent upon the role each director holds, as follows:

Role	Cash ($)	Deferred Stock Units ($)	Total Annual Retainer ($)
All Directors (base retainer)	$124,000	$186,000	$310,000
Additional Compensation for Services as:*
Lead Director	$32,000	$48,000	$80,000
Audit Committee Chair	$16,000	$24,000	$40,000
Audit Committee Member	$12,000	$18,000	$30,000
Human Capital & Compensation Committee Chair	$10,000	$15,000	$25,000
Finance Committee Chair	$10,000	$15,000	$25,000
Governance and Public Policy Committee Chair	$10,000	$15,000	$25,000
Special Activities Committee Chair	$10,000	$15,000	$25,000

*	Directors serving in multiple leadership roles receive incremental compensation for each role.

Annual retainers are paid each year following the Annual Meeting. Non-employee directors joining the Board between the Annual Meeting and the end of September receive 100% of the annual retainer, while those who join the Board between the beginning of October and the next Annual Meeting receive 50% of the annual retainer. DSUs are 100% vested at the time of grant, but distribution does not occur until after a non-employee director retires from the Board (see “Plan Distributions” on page 34).

Non-employee directors do not receive additional compensation for attending regular Board or committee meetings, although they do receive a $3,000 fee for special, in-person meetings. The special meeting fee applies only to a formal Board or committee meeting that was not on the Board’s annual calendar, and does not take place during a regularly scheduled Board meeting. In 2022, there were no special, in-person meetings.

DEFERRED RESTRICTED STOCK UNITS

Directors appointed to the Board before October 2019 received a one-time deferred RSU award. This award vests in equal portions over five years but is not distributed until a director retires from the Board. Non-employee directors appointed after October 2019 did not receive a deferred RSU award upon joining the Board.

DIVIDEND TREATMENT

When RTX pays a dividend on Common Stock to shareowners, directors are credited with additional DSUs and deferred RSUs equal in value to the dividend paid on the corresponding number of shares of RTX Common Stock.

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COMPENSATION OF DIRECTORS | 2022 DIRECTOR COMPENSATION

PLAN DISTRIBUTIONS

DSUs and deferred RSUs are not distributed to directors until they retire from the Board. Upon retirement, RTX DSUs and deferred RSUs are converted into shares of RTX Common Stock. For our legacy UTC directors, upon the 2020 spinoff by UTC of Carrier and Otis, vested DSUs and deferred RSUs originally based in UTC stock were converted into vested DSUs and deferred RSUs in the stock of RTX, Carrier and Otis. When these directors retire from the RTX Board, the Carrier and Otis DSUs and deferred RSUs (if any) will be distributed in cash. Directors can elect to receive distributions in either a lump-sum or in 10- or 15-year installments.

2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Tracy A. Atkinson	$146,000	$219,000	$26,888	$391,888
Leanne G. Caret(4)	$0	$0	$0	$0
Bernard A. Harris, Jr.	$136,000	$204,000	$1,888	$341,888
George R. Oliver	$124,000	$186,000	$1,888	$311,888
Robert K. (Kelly) Ortberg	$124,000	$186,000	$12,209	$322,209
Margaret L. O’Sullivan	$124,000	$186,000	$1,559	$311,559
Dinesh C. Paliwal	$0	$390,000	$25,650	$415,650
Ellen M. Pawlikowski	$136,000	$204,000	$11,559	$351,559
Denise L. Ramos	$0	$340,000	$11,888	$351,888
Fredric G. Reynolds	$140,000	$210,000	$25,650	$375,650
Brian C. Rogers	$0	$335,000	$2,209	$337,209
James A. Winnefeld, Jr.	$0	$335,000	$26,888	$361,888
Robert O. Work	$146,000	$219,000	$329	$365,329

(1)	Reflects the portion of the directors’ annual retainer paid in cash. Messrs. Paliwal, Rogers and Winnefeld, Jr. and Ms. Ramos elected to receive their annual cash retainer in DSUs, as detailed in footnote (2).
(2)	Reflects the grant date fair value of DSU awards credited to the director’s account, including any portion of the annual cash retainer that the director elected to receive as DSUs. The value of DSU awards is calculated in accordance with FASB ASC Topic 718 using assumptions described in Note 21: Stock Based Compensation, to the Consolidated Financial Statements in RTX’s 2022 Annual Report on Form 10-K. The number of units credited to each director in 2022 was calculated by dividing the value of the award by $99.61, the NYSE closing price per share of RTX Common Stock on April 25, 2022, which was the date of the 2022 Annual Meeting. Since DSU awards vest on the grant date but are not distributed until the director retires from the Board, the only unvested units as of December 31, 2022, are unvested portions of the deferred RSU awards received by directors who joined the Board before October 2019, which includes 292 units held by Ms. Ramos. The aggregate number of shares underlying awards outstanding for each director (except unvested deferred RSUs), can be found in the table on pages 35-36.
(3)	Amounts in this column include incidental benefits and matching contributions to eligible non-profit organizations under the Company’s matching charitable gift program that covers non-employee directors, as well as Company employees. The Company’s matching charitable gifts paid in 2022 were as follows: Ms. Atkinson, $25,000; Mr. Ortberg, $10,000; Mr. Paliwal, $25,000; Ms. Pawlikowski, $10,000; Ms. Ramos, $10,000; Mr. Reynolds, $25,000 and Mr. Winnefeld, Jr., $25,000.
(4)	Ms. Caret joined the Board in January 2023, and therefore, did not receive compensation during 2022.

CHANGES TO DIRECTOR COMPENSATION FOR 2023

The Committee on Governance and Public Policy, with guidance from the independent compensation consultant, made the following changes to the non-employee director compensation structure that will become effective on May 2, 2023, the date of the 2023 Annual Meeting of Shareowners:

●	Increased the total annual base retainer for directors from $310,000 to $325,000

●	Eliminated the Audit Committee member retainer of $30,000

●	Increased the Human Capital & Compensation Committee Chair retainer from $25,000 to $35,000

34     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Share Ownership

Share Ownership Requirements

Our rigorous share ownership requirements, shown below, promote and strengthen the alignment of our non-employee directors and senior management with the interests of our shareowners.

6X	5X	4X	3X	2X
base salary for our Chairman & CEO	annual base cash retainer for non-employee directors	base salary for our CFO, COO and business unit presidents	base salary for other ELG members	base salary for other officers*

Shares for the purposes of determining compliance with the RTX Share Ownership Policy are defined as RTX Common Stock held outright (by the executive/director or their spouse), restricted stock units, restricted stock awards, shares or share equivalents held in a Company savings plan or deferred compensation plan. Stock options, stock appreciation rights, and performance share units are excluded from the definition of shares under the RTX Share Ownership Policy.

Non-employee directors must achieve their required ownership level within five years of joining the Board, and ELG members (including the NEOs) must achieve their ownership levels within five years of appointment to the ELG. Other officers who are not ELG members must achieve their ownership levels within five years of appointment to an officer role. An individual who has not reached the applicable ownership level after this five-year period is not permitted to sell RTX shares until that ownership level is achieved. All directors, ELG members and other officers currently comply with their respective ownership requirements or are on track to meet them within the five-year period.

*	Other officers who are not ELG members.

Beneficial Share Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of RTX Common Stock as of February 8, 2023, for: (i) each director and nominee; (ii) each NEO; and (iii) the directors and executive officers as a group. None of these individuals or the group as a whole beneficially owned more than 1% of RTX Common Stock as of that date. Unless otherwise noted, each person named in the table has sole voting power and sole investment power.

Name of Beneficial Owner	SARs Exercisable within 60 days(1)	RSUs Convertible to Shares within 60 days(2)	DSUs Convertible to Shares within 60 days(3)	Total Shares Beneficially Owned(4)
Each director and nominee for director, including CEO
T. Atkinson	-	-	8,416	15,296
L. Caret	-	-	1,036	1,036
B. Harris, Jr.	-	-	4,709	4,709
G. Hayes	334,004	-	-	801,339(5)
G. Oliver	-	-	7,111	23,377
R. Ortberg	79,561	-	4,294	299,851
M. O’Sullivan	-	1,068	11,347	12,415
D. Paliwal	-	-	15,016	36,073(6)
E. Pawlikowski	-	-	7,823	11,022
D. Ramos	-	1,141	16,566	17,707
F. Reynolds	-	1,165	15,478	38,868
B. Rogers	-	1,165	24,275	30,440(6)
J. Winnefeld, Jr.	-	-	12,841	20,541
R. Work	-	-	10,295	15,496

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     35

SHARE OWNERSHIP | CERTAIN BENEFICIAL OWNERS

Name of Beneficial Owner	SARs Exercisable within 60 days(1)	RSUs Convertible to Shares within 60 days(2)	DSUs Convertible to Shares within 60 days(3)	Total Shares Beneficially Owned(4)
CFO and other NEOs who are not also directors
N. Mitchill, Jr.	27,102	-	-	64,655
C. Calio	33,676	-	-	89,835
S. Timm	12,176	-	-	29,572
W. Kremer	-	-	-	77,443
All directors, nominees and executive officers as a group (23 in total)(7)				1,684,853

(1)	Net number of shares of RTX Common Stock that would be issued to the current or former executive officers if their vested SARs were exercised within 60 days of February 8, 2023. Once vested, each SAR can be exercised for the number of shares of RTX Common Stock having a value equal to the difference between the market price on the exercise date and the exercise price of the SAR. The estimated net number of shares of RTX Common Stock was calculated using $97.65 per share, which was the NYSE closing price of RTX Common Stock on February 8, 2023.
(2)	Non-employee director deferred RSUs vest in equal portions over five years and are distributed in shares of RTX Common Stock when the director retires from the Board. The table reflects the vested portion of the RSUs, which are the number of shares in which the director or nominee has the right to acquire beneficial ownership at any time within 60 days of February 8, 2023, following the director’s retirement from the Board.
(3)	Previously accrued portion of the non-employee director’s annual retainer earned in DSUs, which are vested on the grant date but are not converted into RTX Common Stock and distributed until retirement. The table reflects the number of shares in which the director or nominee has the right to acquire beneficial ownership at any time within 60 days of February 8, 2023, following the director’s retirement from the Board.
(4)	Reflects holdings by the director, nominee or officer of all shares beneficially owned (including unvested shares of restricted stock) and awards convertible to shares within 60 days of February 8, 2023.
(5)	Includes shares for which a spouse holds sole voting and investment power: G. Hayes (3,640 shares).
(6)	Includes shares for which voting and investment power is jointly held by the director: D. Paliwal (21,057 shares) and B. Rogers (5,000 shares).
(7)	Holdings, as of February 8, 2023, of the directors and executive officers who are listed in the Company’s 2022 Annual Report on Form 10-K.

Certain Beneficial Owners

The following table shows all holders known to RTX to be beneficial owners of more than 5% of the outstanding shares of RTX Common Stock as of December 31, 2022.

Name and Address	Shares	Percent of Class
State Street Corporation(1) State Street Financial Center One Lincoln Street Boston, MA 02111	125,892,213	8.6%
The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	124,014,262	8.4%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	101,153,028	6.9%
Capital Research Global Investors(4) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	80,724,763	5.5%

(1)	State Street Corporation reported in a joint SEC filing that, as of December 31, 2022, it beneficially owned in the aggregate 125,892,213 shares of RTX Common Stock, it held shared voting power with respect to 119,214,854 shares of RTX Common Stock and shared dispositive power with respect to 125,881,576 shares of RTX Common Stock, and it did not hold sole voting power or sole dispositive power with respect to any shares of RTX Common Stock. In the same joint SEC filing, State Street Global Advisors Trust Company, a subsidiary of State Street Corporation, reported that, as of December 31, 2022, it beneficially owned 106,153,236 shares of RTX Common Stock, it held shared voting power with respect to 31,754,641 shares of RTX Common Stock and shared dispositive power with respect to 106,149,156 shares of RTX Common Stock, and it did not hold sole voting power or sole dispositive power with respect to any shares of RTX Common Stock.
(2)	The Vanguard Group reported in an SEC filing that, as of December 31, 2022, it held shared voting power with respect to 1,856,821 shares of RTX Common Stock, sole dispositive power with respect to 118,120,234 shares of RTX Common Stock and shared dispositive power with respect to 5,894,028 shares of RTX Common Stock, and it did not hold sole voting power with respect to any shares of RTX Common Stock.
(3)	BlackRock, Inc. reported in an SEC filing that, as of December 31, 2022, it held sole voting power with respect to 92,625,698 shares of RTX Common Stock and sole dispositive power with respect to 101,153,028 shares of RTX Common Stock, and it did not hold shared voting power or shared dispositive power with respect to any shares of RTX Common Stock.
(4)	Capital Research Global Investors, a division of Capital Research and Management Company, reported in an SEC filing that, as of December 31, 2022, it held sole voting power with respect to 80,684,431 shares of RTX Common Stock and sole dispositive power with respect to 80,724,763 shares of RTX Common Stock, and it did not hold shared voting power or shared dispositive power with respect to any shares of RTX Common Stock.

36     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Proposal 2: Advisory Vote to Approve Executive Compensation

What am I voting on?	Each year we ask shareowners to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”). Before voting, we encourage you to read and consider the Compensation Discussion and Analysis on pages 40-65, along with the compensation tables on pages 67-81.

How is shareowner feedback considered?

RTX values and considers shareowner views when making executive compensation decisions. Over the years, shareowner input has substantially contributed to the philosophy that underpins the design of our executive compensation program—our Guiding Principles—which are described on page 44 of this Proxy Statement. Each year we engage with investors to solicit their views on our executive compensation programs. The Human Capital & Compensation Committee (the “Committee”) uses this feedback in its evaluation and oversight of our program. Shareowner feedback also is reflected in our ongoing effort to make the compensation information in our proxy statements clearer and more transparent.

Why should I vote for this proposal?

The Committee is committed to designing an executive compensation program that is structured to advance our fundamental objective: aligning our executives’ compensation with the long-term interests of our shareowners.

The Committee’s primary goal is to design a program that rewards financial and operating performance, effective strategic leadership, and advances our commitment to our ESG initiatives—all key elements in building sustainable shareowner value.

To reinforce these objectives, the Committee has selected performance metrics for our incentive programs that align with shareowner interests by correlating the timing and amount of actual payouts to our short-, medium- and long-term performance.

In addition, compensation opportunities under these programs are structured to:

●	Reward the appropriate balance of financial, strategic and operational business results

●	Align executives’ pay with Company performance and the shareowner experience

●	Facilitate the retention of highly talented executives who are critical to our long-term success

●	Deliver fair and equitable pay to executives of comparable experience and performance who perform similar work, regardless of race or gender

●	Require ethical and responsible conduct in pursuit of these goals

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     37

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Accordingly, the Board recommends that shareowners vote FOR the following resolution:

“RESOLVED, that the compensation of RTX’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related information provided in this Proxy Statement, is hereby APPROVED on an advisory basis.”

As a matter of law, the approval or disapproval of this Proposal 2 may not be construed as overruling any decision by RTX or the Board, or as imposing any duty or obligation on RTX, the Board, or any individual director.

The Board of Directors unanimously recommends a vote FOR this proposal.

38     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Proposal 3: Advisory Vote on the Frequency of Shareowner Votes on Named Executive Officer Compensation

What am I voting on?	Pursuant to SEC requirements, every six years we ask shareowners to vote, on an advisory basis, on the frequency of future advisory shareowner votes to approve the compensation of the Company’s NEOs – whether every year, every two years or every three years.

Why should I vote for this proposal?

Since the Company began holding an advisory “Say-on-Pay” vote in 2011, it has submitted its executive compensation to an advisory vote every year. The Board believes that an advisory vote on NEO compensation that occurs every year is the most appropriate alternative. An annual “Say-on-Pay” vote enables shareowners to provide frequent, direct input to the Company regarding its compensation philosophy, policies and practices. Holding the vote at one-year intervals also enhances shareowner communication by providing a clear, simple means for the Company to ascertain general investor sentiment regarding the Company’s executive compensation program. While the vote on this proposal is advisory, the Board values the views of our shareowners and will carefully consider the results of it in determining the frequency of future “Say-on-Pay” votes.

The Board of Directors unanimously recommends a vote for a shareowner advisory vote on the compensation of the Named Executive Officers every ONE YEAR.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     39

Compensation Discussion and Analysis

What’s in this section?	In this section, we discuss our compensation philosophy and explain how our executive compensation program is structured to advance our fundamental objective of aligning our executives’ compensation with the long-term interests of RTX shareowners. We also explain how the Human Capital & Compensation Committee of the Board (the “Committee”) determined compensation for our NEOs listed below, as well as the Committee’s rationale for specific 2022 pay decisions.

2022 NAMED EXECUTIVE OFFICERS (NEOs)
Gregory J. Hayes Chairman & Chief Executive Officer
Neil G. Mitchill, Jr. Executive Vice President & Chief Financial Officer
Christopher T. Calio President & Chief Operating Officer
Stephen J. Timm President, Collins Aerospace
Wesley D. Kremer President, Raytheon Missiles & Defense

40     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

Executive Summary

Shareowner Engagement on Compensation

We actively seek—and highly value—feedback from our shareowners and their advisors. The Committee considers this feedback as part of its ongoing assessment of our program’s effectiveness.

Our 2022 Say-on-Pay Vote

Each year, we consider the results of our advisory vote on executive compensation (“Say-on-Pay”) from the prior year.

At our 2022 Annual Meeting of Shareowners, approximately 95% of the votes cast were in favor of the Committee’s 2021 executive compensation decisions.

We interpreted this as an endorsement of our compensation program’s design and direction.

Investor Outreach

Our investor outreach efforts this past year focused on the Company’s ongoing ESG efforts, the design of our executive compensation programs and how we can enhance our proxy disclosure to ensure it is clear and concise. Overall, investors were supportive of our current executive compensation program design, including how our Corporate Responsibility Scorecard is structured. The feedback we received on our proxy disclosure in response to these outreach efforts has been incorporated into this year’s disclosure. For more information on our shareowner engagement, see page 31.

2022 Performance Overview

Our 2022 performance—achieved in the face of widespread global supply chain pressures, labor shortages, increased inflation, and disruption from global sanctions against Russia—demonstrated the resiliency of our differentiated technologies and our balanced portfolio of commercial aerospace and defense businesses.

In 2022, our commercial businesses saw aftermarket sales growth of 25% and increased deliveries of new equipment, while our defense businesses completed the year with a book-to-bill ratio of 1.16—all of which contributed to our achievement of the adjusted earnings per share (“EPS”), sales and free cash flow expectations we communicated to investors for the year.(1) We also increased our commercial aerospace and defense backlogs by 14% and 9.5% to $106 billion and $69 billion, respectively, and our investors saw a TSR of 20%—a return that significantly outperformed the S&P 500 Index (-18.1%) and our Core A&D Peers (9.4%).

(1)	In early 2022, the Company communicated financial expectations to investors reflecting the assumption that the provision of the 2017 Tax Cuts and Jobs Act requiring research and experimental expenditures to be capitalized for tax purposes would be repealed in 2022. At that time, the Company determined that if this provision was not repealed in 2022, our financial results would be adjusted as needed to neutralize the law’s impact (positive or negative). Ultimately, the tax law was not repealed, resulting in both positive and negative impacts to our financial results for the year. All non-GAAP financial expectations and results shown reflect the law’s impact. Adjusted EPS and free cash flow are non-GAAP financial measures, see Appendix A on pages 113-114 for more information.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     41

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

2022 FINANCIAL PERFORMANCE AT A GLANCE

DILUTED EARNINGS PER SHARE	CASH FLOW(2)
($ per share)	(in billions)

NET INCOME	SALES
(in billions)	(in billions)

20% TSR	7.7% increase	86th consecutive year
outpaced the 9.4% TSR of our Core A&D Peers(3)	in dividend per share	paying a dividend to shareowners

$69 billion	$106 billion	$5.9 billion
defense backlog at year-end	commercial aerospace backlog at year-end	returned to investors through dividends and share repurchases

TSR PERFORMANCE SINCE THE MERGER VS. CORE A&D PEERS

Since the Merger, we’ve been tested—by the pandemic, by inflation and supply chain issues, by labor shortages, and sanctions against Russia. And we have demonstrated our resilience. We’ve strived to maintain our commitments to our customers and communities, and we’ve built a backlog that supports our position as an industry leader. Our advanced technologies and capabilities are shaping the future of the defense, commercial aerospace and space industries. Our shareowners have seen the benefit of the Merger through TSR growth that has outperformed nearly all of our Core Aerospace & Defense Peers, as shown below:

CUMULATIVE TSR SINCE MERGER

(4/3/2020–12/31/2022)

(1)	See Appendix A on pages 113-114 for more information regarding non-GAAP financial measures.
(2)	GAAP cash flow is cash flow from operating activities of continuing operations, while non-GAAP cash flow is free cash flow from continuing operations.
(3)	Core A&D Peers are used for measuring TSR performance for our PSUs. The companies included in the peer group are: Airbus, Boeing, General Electric, General Dynamics, Honeywell, L3Harris, Lockheed Martin, Northrop Grumman and Safran. Aggregate TSR for peer group is weighted by year-end market capitalization.

42     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

PROGRESS ON OUR KEY STRATEGIC PRIORITIES

We believe the advancement of our key strategic priorities will position us to solve our customers’ most challenging problems, deliver long-term growth to our shareowners, and transform our industry by delivering smarter defense systems, intelligent space technologies and sustainable, more connected flight. In 2022, we made noteworthy progress towards these priorities, including:

Continuing to support our stakeholders

●	Customers. As a testament to our commitment to supporting the U.S. and our allies, we ceased all business activities in Russia and delivered important defensive products to Ukraine like the National Advanced Surface-to-Air Missile System (“NASAMS”).
●	Suppliers. 2022 brought continued disruption in global supply chains. To address these challenges, our supply chain specialists monitored the performance of our approximately 14,000 product suppliers worldwide, and when necessary, worked directly with suppliers at their onsite facilities to diagnose and solve problems.
●	Employees. As the impacts of the COVID-19 pandemic lessoned, we encouraged employee collaboration through our “purposeful office presence” campaign, which provides employees with flexible work options, an opportunity for broader team collaboration and a healthy and safe work environment with extensive COVID-19 testing and contact tracing.

Investing in technology and product innovation to
drive industry leadership

We invested $9.4 billion in capital expenditures and Company- and customer-funded research and development, demonstrating our commitment to strategic investments in advanced technologies and innovation that will propel earnings growth well into the future.

This included launching RTX Ventures to accelerate our pipeline of innovative technologies and emerging companies that align with our technology priorities. In it’s first year, RTX Ventures invested in eight companies.

Our investments in innovative technologies allowed us to secure new awards during the year, such as the U.S. Air Force contract to develop the Hypersonic Attack Cruise Missile (“HACM”), and to achieve key program milestones like the first test flight of Pratt & Whitney’s GTF Advantage engine—which can run on 100% Sustainable Aviation Fuel and reduces fuel burn and CO2 emissions by 17% (compared to prior generations of engines).

Delivering Merger synergies

In 2022, we achieved $405 million in gross Merger cost synergies, bringing our total gross run rate synergies to $1.4 billion since the Merger in April 2020. This exceeds our original four-year goal of $1 billion and puts us on track to meet our revised goal of $1.5 billion.

Deploying capital with discipline

During the year, we returned $3.1 billion to our shareowners in dividends and $2.8 billion in share repurchases. We remain on track to meet our goal of $20 billion in capital returned to investors within four years of the Merger.

Driving structural cost reductions

Delivering the highest quality, most cost-efficient products to our customers is key to supporting product demand and sustained business growth.

During 2022, we continued our digital transformation and enterprise-wide deployment of our CORE operating system, part of our ongoing effort to drive process improvement and operational efficiencies. We also made significant strategic investments in Industry 4.0 modernization, smart factories and automation, including at Raytheon Intelligence & Space’s McKinney, Texas factory and Pratt & Whitney’s new Asheville, North Carolina factory. These investments will help us continue to deliver for our customers while driving margin expansion and shareowner returns.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     43

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

How We Align Pay and Performance

Our executive compensation program is structured to advance our fundamental objective: aligning our executives’ compensation with the long-term interests of our shareowners.

The Committee’s primary goal is to reward and recognize strong financial and operating performance, effective strategic leadership, and advancements our ESG initiatives, all of which the Committee believes drive long-term, sustainable shareowner value. This pay-for-performance philosophy is embedded into a set of Guiding Principles that underpin how the Committee approaches the design of our executive compensation program.

OUR GUIDING PRINCIPLES

Competitive	Long-Term Focus
Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing RTX’s performance. Each element should be benchmarked relative to peers.	For our most senior executives, long-term, stock-based compensation opportunities should significantly outweigh short-term, cash-based opportunities. Annual objectives should complement sustainable, long-term performance.

Balance	Pay-for-Performance
Annual and long-term incentive opportunities should reward the appropriate balance of short-, medium- and long-term financial, strategic and operational business results.	A substantial portion of compensation should be variable, contingent and directly linked to Company, business unit and individual performance. The portion of total compensation contingent on performance should increase with an executive’s level of responsibility.

Responsibility	Shareowner Alignment
A complete commitment to ethical and corporate responsibility is fundamental to our compensation program. Compensation should take into account each executive’s responsibility to act at all times in accordance with our Code of Conduct and our environmental, health, safety and corporate social responsibility objectives. Financial, strategic and operational performance must not compromise these values.

The financial interests of executives should be aligned with the long-term interests of our shareowners through stock- based compensation and performance metrics that correlate with long-term shareowner value.

Fair and Equitable

Compensation programs should be designed to deliver fair and equitable pay to executives of comparable experience and performance who perform similar work, regardless of race or gender.

44     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

OVERVIEW OF 2022 PAY DECISIONS

2022 Pay Mix

Consistent with our Guiding Principles, the largest portion of compensation for our NEOs in 2022 was “at-risk” compensation—annual and long-term incentive awards that are contingent on Company performance relative to our key metrics and stock price performance. See pages 5, 49 and 54 for details on the metrics we use in our compensation program and why they were chosen.

(1)	Percentages calculated based on 2022 total direct compensation, as shown below.

2022 Total Direct Compensation

In making annual pay decisions, the Committee focuses primarily on “total direct compensation,” which includes our three principal elements of executive compensation: base salary, annual incentives and long-term incentives. These elements are discussed in detail on pages 48-54.

Total direct compensation reflects how an executive’s pay relates to the Committee’s assessment of Company, business unit and individual performance for the year. For this reason, 2022 total direct compensation includes 2022 base salary, 2022 annual incentives and the LTI grant values approved by the Committee in February 2023, which were based on its assessment of 2022 performance. This differs from the February 2022 LTI award grant date fair values shown in the Summary Compensation Table on page 67, which were based on the Committee’s assessment of 2021 performance and the accounting value at the time of grant. For more details on total direct compensation, see page 56.

The following chart shows the 2022 total direct compensation of our NEOs:

	Base Salary ($K)(1)	Annual Incentive ($K)	LTI ($K)(2)	Total Direct Compensation ($K)
Gregory J. Hayes	$1,675	$3,900	$16,500	$22,075
Neil G. Mitchill, Jr.	$900	$1,200	$4,750	$6,850
Christopher T. Calio	$900	$1,600	$10,000	$12,500
Stephen J. Timm	$800	$900	$4,000	$5,700
Wesley D. Kremer	$875	$700	$3,500	$5,075

(1)	Reflects the base salary in effect for each NEO as of December 31, 2022. Values above differ from those in the Summary Compensation Table on page 67, which reflect salary adjustments (if any) made during the year.
(2)	Reflects values approved by the Committee for the LTI award granted on February 8, 2023. These values differ from the values that will be reported in the Summary Compensation Table in 2024, which will be calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     45

COMPENSATION DISCUSSION AND ANALYSIS | HOW WE MAKE PAY DECISIONS AND ASSESS OUR PROGRAMS

How We Make Pay Decisions and Assess Our Programs

Roles and Responsibilities

Human Capital & Compensation Committee

Oversees our programs

●	Sets financial, strategic and operational goals and objectives for the Company, our business units, and the Chairman & CEO, as they relate to the Company’s annual and long-term incentive programs.
●	Assesses Company, business unit and NEO performance relative to the pre-established goals and objectives set for the year.
●	Evaluates the competitiveness of officers’ compensation and approves compensation adjustments, as necessary.
●	Approves all executive compensation program design changes, including severance, change-in-control, supplemental benefit arrangements and the Company’s Executive Leadership Group (“ELG”) program, and appoints executives to the ELG.
●	Reviews risk assessments as they relate to RTX’s compensation plans, policies and practices.
●	Considers shareowner input regarding executive compensation decisions and policies.
●	Reviews the Company’s initiatives relating to its human capital management function.
●	Engages the Committee’s independent consultant, including approving the consultant’s compensation, determining the nature and scope of its services, evaluating its performance, terminating the engagement, and replacing or adding consultants as needed.

Management

CEO provides input to the Committee

●	Presents the Committee with recommendations for each principal element of compensation for officers other than himself.
●	Considers the performance of each officer, their business unit and/or function, market benchmarks, internal equity and retention risk when making such recommendations.
●	Has no role in the Committee’s determination of his compensation or performance evaluation.
Other executives provide insight and assistance
●	Our Executive Vice President & Chief Human Resources Officer, along with RTX’s Human Resources staff, provide insight on program design and gather compensation market data to assist the Committee with its decision-making process. Management also has the responsibility, delegated to it by the Committee, for the administration of executive compensation plans for RTX employees who are not officers.

Independent Consultant

Provides an independent perspective and assessment

●	Advises the Committee on a variety of subjects, including compensation plan design and trends, pay-for-performance analytics, benchmarking data, risk assessment and related matters.
●	Reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings, as necessary.

Shareowners

Provide feedback on our programs

In assessing our programs each year, the Committee reviews the feedback we receive from shareowners. Together with other factors, this helps the Committee in its decision-making process and its ongoing assessment of program effectiveness.

46     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | HOW WE MAKE PAY DECISIONS AND ASSESS OUR PROGRAMS

2022 Independent Consultant Engagement

In early 2022, the Committee again engaged Frederic W. Cook & Co. (“FW Cook”) as its independent consultant for the year. Prior to the engagement, the Committee reviewed the firm’s qualifications, independence and any potential conflicts of interest. FW Cook did not perform other services for or receive other fees from the Company. As a result, the Committee determined that FW Cook qualified as an independent consultant. During 2022, FW Cook representatives attended all Committee meetings.

No other consulting firm made recommendations to the Committee on RTX’s peer group composition or on the form, amount or design of executive compensation in 2022. However, the Committee did obtain market data from other compensation consulting firms for various purposes, including benchmarking. Generally, such data is also available to other consulting clients of these firms.

Our Compensation Peer Group and Use of Market Data

How We Use Peer Group Data. The Committee believes that to keep our executive compensation program sufficiently competitive, the target value of each principal element of compensation should approximate the market median of the companies RTX views as competitors for senior executive talent. For this reason, we compare our executive compensation program to the programs of companies within our Compensation Peer Group (“CPG”). In addition, we use market data from the aerospace and defense sector, the Fortune 100 and a broader group of companies to gain insight into general compensation trends and to supplement CPG market data when the Committee finds it necessary or appropriate. The Committee annually evaluates each compensation element relative to the market for each officer’s role and makes adjustments as appropriate. However, individual compensation may vary from market median benchmarks based on the Committee’s assessment of other factors that it considers relevant, including Company, business unit, function and/or individual performance, job scope, retention risk, internal pay equity and tenure.

How Our Compensation Peer Group is Constructed. The CPG, shown below, is composed of a mix of industry and non-industry peers. The Committee believes these 20 companies provide a relevant comparison based on their similarity to RTX in size, geographic footprint and operational complexity, taking into account factors such as revenue, market capitalization, global scope of operations, manufacturing footprint, research and development activities, and technology and engineering focus. We use the CPG solely for the purpose of benchmarking executive compensation. As a result, we do not use the relative financial performance of the CPG as a performance metric in our incentive compensation programs.

OUR COMPENSATION PEER GROUP (CPG)

Aerospace & Defense	Equipment & Machinery	Technology/Communications	Oil & Gas
Boeing	3M	AT&T	Chevron
General Dynamics	Caterpillar	Cisco
L3Harris Technologies	Deere	HP Inc.
Lockheed Martin		IBM
Northrop Grumman		Intel
Verizon

Chemicals	Diversified Industrials	Automotive	Freight & Logistics
Dow	General Electric	General Motors	UPS
Honeywell

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COMPENSATION DISCUSSION AND ANALYSIS  |  2022 PRINCIPAL ELEMENTS OF COMPENSATION

TIMELINE FOR COMPENSATION DECISIONS

The Committee followed the process shown below in making pay decisions for each principal component of compensation included in 2022 total direct compensation, which includes the 2023 LTI awards as explained on page 56. Total direct compensation for each of our NEOs is shown on page 45.

February 2022	April 2022	December 2022	February 2023	1st Quarter of 2023
Approved 2022 base salary merit adjustments. Approved 2022 annual incentive performance goals.	2022 base salary adjustments took effect.	Reviewed preliminary 2022 Company, business unit and individual NEO performance.

Reviewed final 2022 Company, business unit and individual NEO performance.

Approved performance factors and individual payouts for 2022 annual incentive awards.

Approved and granted 2023 LTI awards reflective of 2022 performance.

2022 annual incentive awards paid.

2022 Principal Elements of Compensation

Base Salary

To attract and retain talented and qualified executives, we provide competitive base salaries that are generally targeted at the peer group market median but may range above or below it based on tenure, experience, sustained performance over time, job scope and responsibilities, retention risk and internal pay equity. Each year, the Committee reviews the CEO’s recommendations for base salary merit adjustments for our officers relative to market ranges for similar roles. The Committee has complete discretion to modify or approve the CEO’s recommendations, and the CEO is not involved in the Committee’s determination of his own base salary.

Annual Incentive Awards

Annual incentive awards, which are granted under the Raytheon Technologies Corporation Executive Annual Incentive Plan (“AIP”), are an integral component of our executive compensation program. The AIP reinforces Company and business unit goals, promotes the achievement of these goals, and enables us to attract, retain and motivate the highest caliber of executive talent.

HOW ANNUAL INCENTIVE AWARDS ARE DETERMINED

The following formula is the basis for determining annual incentive awards for our NEOs:

Though performance relative to pre-established financial goals is the primary basis for determining the financial performance factors, the Committee retains the right to make discretionary adjustments to the overall performance factors if it determines that such financial performance does not accurately reflect the overall quality of performance for the year. In the past, the Committee has made both positive and negative adjustments (see Appendix B on page 115 for additional details). Examples of situations that could result in discretionary adjustments to performance factors include:

●	Significant, unforeseen circumstances beyond management’s control that affected financial performance relative to the established goals, including certain non-recurring charges and credits unrelated to operating performance

48    RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  |  2022 PRINCIPAL ELEMENTS OF COMPENSATION

●	Changes in tax laws and accounting rules that positively or negatively impact performance

●	Changes to the Company’s capital structure (restructuring and acquisitions and divestitures)

In addition, our NEOs begin the year with individual financial, strategic and/or operational objectives. Based on the CEO’s assessment of an NEO’s performance, he may recommend that the Committee use its discretion to increase or decrease the award the NEO would otherwise receive based on the approved performance factor. The Committee considers these recommendations and makes adjustments it deems appropriate, ranging anywhere from -100% to +30% of the approved performance factor.

2022 ANNUAL INCENTIVE TARGETS

Each NEO has an annual incentive target that is expressed as a percentage of the NEO’s base salary as in effect on December 1, 2022. These targets are based on relevant market data for each NEO’s role and generally approximate the median of our CPG.

Below are the target percentages for each NEO as of year-end.

NEO	Annual Incentive Target (as % of base salary)
Gregory J. Hayes	200%
Neil G. Mitchill, Jr.	110%
Christopher T. Calio	150%
Stephen J. Timm	100%
Wesley D. Kremer	100%

If an executive’s target percentage changes during the year (usually due to a role change), it is pro-rated. Upon Mr. Calio’s appointment to the role of Chief Operating Officer on March 1, 2022, the Committee increased his annual incentive target percentage from 100% to 150% of base salary to reflect his expanded responsibilities. As a result, his pro-rated annual incentive target for 2022 was 142% of base salary.

PERFORMANCE METRICS

2022 Performance Metrics and Weightings for Annual Incentives

The charts below show the 2022 performance metrics and weightings for our Corporate and business unit executives.

	Financial Goals		Corporate Responsibility Scorecard Objectives
	Earnings	Free Cash Flow	People & Culture	Sustainability & Safety
Corporate Executives Funding based entirely on Company-wide performance

Business Unit Executives Funding based equally on business unit performance and Company-wide performance
Company-Wide Business Unit

As shown above, performance on each metric is measured on a Company-wide basis for our Corporate executives. For business unit executives, however, business unit results and Company-wide results are weighted equally. The Committee believes that, at the business unit level, annual incentive awards should motivate executives both to deliver on customer commitments and to leverage Company-wide resources to advance technology and innovation and drive progress toward our corporate responsibility objectives. In the case of both financial goals and CRS objectives, payout funding ranges from 0% to 200% of target.

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COMPENSATION DISCUSSION AND ANALYSIS  |  2022 PRINCIPAL ELEMENTS OF COMPENSATION

OUR FINANCIAL PERFORMANCE METRICS

	Company-Wide Metrics		Business Unit Metrics
	RTX Earnings	RTX FCF	Business Unit Earnings	Business Unit FCF
How are AIP financial metrics defined?	We start with a GAAP measure: RTX’s net income attributable to common shareowners.*	We start by subtracting one GAAP measure from another: RTX’s consolidated net cash flow from operating activities*, less RTX’s capital expenditures.*	We start with a GAAP measure: business unit operating income.*	We start with an internal measure based on business unit net cash flow from operating activities, less capital expenditures.
Then we adjust for the impact of certain items and external events unrelated to our operating performance. These may include, in any given year, changes in tax laws and accounting rules, restructuring costs, the impact of acquisitions and divestitures (including acquisition accounting adjustments), and significant and/or non-recurring items. See Appendix B on page 115 for additional details.
Why did the Committee choose these metrics?	The Committee believes adjusted net income is relevant because it measures the immediate impact of operating decisions on RTX’s overall performance, and includes the impact of items such as tax, interest and foreign exchange fluctuations, which are managed at the Corporate level.	The Committee believes that FCF performance is a relevant measure of our ability to generate cash to fund our operations and key business investments and to return capital to our shareowners.	The Committee believes that operating income, exclusive of tax, interest and foreign exchange exposure, should be the focus of our business units.	The Committee believes that FCF performance is a relevant measure of the business units’ ability to generate cash to fund their operations and key business investments.
Why do we use non- GAAP financial metrics for annual incentives?	The Committee believes annual incentives should not be positively or negatively impacted by short-term decisions made in the best interest of RTX’s long-term business strategies. Our non-GAAP performance measures encourage decision-making that considers long-term value creation but does not conflict with our short-term incentive metrics. Adjustments noted above allow for a clearer assessment of business performance and help to align our annual incentive goals with the non-GAAP financial expectations we communicate to shareowners.

*	As reported in our 2022 Annual Report on Form 10-K.

OUR CORPORATE RESPONSIBILITY SCORECARD

RTX is committed to building a company that embraces diversity, equity and inclusion, ensuring our operations do not compromise the environmental health of future generations, and creating a safe workplace for our employees. For us, advancing these commitments are both a business and social imperative that requires our leadership team be held accountable for making tangible progress. RTX management and the Board of Directors view ESG as integral to our long-term strategy, our business operations, our values and how we engage with our stakeholders.

In line with this continued emphasis on ESG, and to accelerate the pace of our progress, our Executive Annual Incentive Plan includes a Corporate Responsibility Scorecard (“CRS”), comprised of two categories—People & Culture and Sustainability & Safety—each weighted at 10%. The CRS objectives listed below reinforce the Company’s commitment to our long-term goals and strengthen alignment between the interests of executives and shareowners.

	People & Culture		Sustainability & Safety
	Diversity Representation	Culture of Inclusion	Environmental	Health & Safety
What objectives are in the 2022 Corporate Responsibility Scorecard?	● Enhance diverse representation through external hires, promotions and retention

●   Enhance employee engagement and retention by driving employee belonging, well-being and success

●   Drive an inclusive culture through DE&I programming, Employee Resource Groups, and mentorships/sponsorships

●   Develop and move talent across the enterprise

			● Reduce greenhouse gas emissions ● Reduce waste generation ● Reduce water usage	● Reduce enterprise-wide environmental, health and safety risks ● Reduce ergonomic risk
Are the objectives in the CRS weighted?	The Committee believes the relative importance of the objectives within the CRS will evolve over time and has not assigned specific weightings to these objectives. This allows the Committee to maintain flexibility in its performance evaluation process.

50     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  | 2022 PRINCIPAL ELEMENTS OF COMPENSATION

HOW WE PERFORMED ON OUR 2022 FINANCIAL GOALS

The Committee established goals for earnings and free cash flow at threshold, target and maximum performance levels both for the Company overall and for each business unit. Performance relative to these goals determines the financial performance factors used to fund the annual incentive pool for Corporate executives and for executives in each business unit.

Performance below the threshold level will result in 0% funding for that metric, while performance above the maximum level cannot exceed the maximum funding level of 200%. Performance that falls between the threshold, target and maximum levels results in funding between the applicable levels.

2022 COMPANY-WIDE FINANCIAL GOALS, RESULTS AND FINANCIAL PERFORMANCE FACTORS

		2022 Goals
Financial Metric	Weight	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	2022 Results(1)	Financial Performance Factors
Earnings—adjusted net income ($M)	40%	$6,340	$7,165	$8,240	$7,178	101%
Free Cash Flow ($M)	40%	$5,250	$6,250	$7,750	$6,804	137%

(1)	See the table on page 50 and Appendix B on page 115 for details on how we calculate earnings and FCF for the purposes of determining corporate financial performance factors.

Like the financial expectations we communicated to investors for 2022, the goals for each metric, established early in the year, reflected the assumption that the provision of the 2017 Tax Cuts and Jobs Act requiring research and experimental expenditures to be capitalized for tax purposes would be repealed. At that time, the Committee determined that if this provision was not repealed, the result for each metric would be adjusted as needed to neutralize the law’s impact (positive or negative) on annual incentive awards. Ultimately, this tax law was not repealed, resulting in $1.6 billion of incremental cash taxes, negatively impacting our free cash flow and a net $99 million increase to our earnings. Consistent with how financial expectations were originally communicated to investors, the Committee neutralized these impacts when measuring performance for annual incentive purposes.

The Committee also adjusted for the impact of the Company’s divestiture of its Russian businesses, which was driven by the ongoing war in Ukraine and the associated U.S. sanctions, in addition to other acquisition and divestitures, as well as restructuring activities. All adjustments made in 2022, align with the definition we use to measure annual incentive performance—exclusive of the impacts of changes in tax laws and accounting rules, restructuring costs, acquisitions and divestitures, and significant and/or non-recurring items.

As a result, RTX’s 2022 GAAP net income of $5,216 million was adjusted for annual incentive purposes to $7,178 million and RTX’s 2022 free cash flow of $4,880 million was adjusted to $6,804 million to account for these one-time items.

2022 BUSINESS UNIT FINANCIAL GOALS, RESULTS AND FINANCIAL PERFORMANCE FACTORS

Business Unit Goals and Results(1)
	Business Unit Earnings	Business Unit FCF
What 2022 financial goals were set for annual incentive purposes?	Adjusted operating income goals ranged from $1,100 million to $2,630 million for our business units.	FCF goals ranged from $1,005 million to $2,000 million for our business units.
What were the financial results used for annual incentive purposes?	Adjusted business unit operating income ranged from $1,332 million to $2,723 million.	FCF results used for annual incentive purposes ranged from $863 million to $2,067 million.
What were the resulting financial performance factors?	Ranged from 0% to 200% of target.	Ranged from 0% to 200% of target.
What were the financial performance factors after applying the 50% weighting of the Company-wide factor?	Ranged from 51% to 151% of target.	Ranged from 69% to 169% of target.

(1)	See the table on page 50 and Appendix B on page 115 for details on how we calculate earnings and FCF for the purposes of determining business unit financial performance factors.

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COMPENSATION DISCUSSION AND ANALYSIS  |  2022 PRINCIPAL ELEMENTS OF COMPENSATION

HOW WE PERFORMED ON THE CORPORATE RESPONSIBILITY SCORECARD

Throughout the course of the year, the Committee conducted a comprehensive analysis of the Company’s and each business unit’s efforts in driving progress on our CRS objectives. To help the Committee in its qualitative assessment, this analysis incorporated both quantitative and qualitative data, including diversity representation progress in 16 different categories, and measured progress toward the Company’s five-year environmental and safety aspirations.

Following the end of the performance year, the Committee reviewed the final CRS analysis, and based on its qualitative assessment of progress made during the year, assigned the CRS performance factors for Corporate as shown in the table to the right:

CRS Category	Weight	CRS Performance Factors (Company-wide)
People & Culture	10%	100%
Sustainability & Safety	10%	105%

The Committee also approved CRS performance factors for each of the business units, ranging from 95% to 105% for the People & Culture category and 105% to 110% for the Sustainability & Safety category. With the Company-wide CRS performance factors weighted at 50%, the overall CRS performance factors for our business units ranged from 98% to 103% for People & Culture and from 103% to 108% for Sustainability & Safety.

HOW PERFORMANCE AFFECTED PAYOUTS

Below are the weighted results for Corporate executives when combining both the financial performance factors and the CRS performance factors, resulting in the overall RTX performance factor approved by the Committee.

RTX Metrics	Weight	Unweighted Performance Factor	Weighted Performance Factor
Earnings (adjusted net income)	40%	101%	40%
Free Cash Flow	40%	137%	55%
People & Culture	10%	100%	10%
Sustainability & Safety	10%	105%	11%
		Overall RTX Performance Factor	116%

Weighted performance factors for our business units ranged from 68% to 148% of target. The Committee did not apply any discretionary adjustments to the 2022 performance factors for RTX or our business units.

HOW DID OUR ANNUAL INCENTIVE PLAN DESIGN CHANGE FOR 2023?	As part of our continued emphasis on ESG and the Company’s post-Merger evolution, the Committee determined that for 2023, our Corporate Responsibility Scorecard will not be evaluated on a qualitative basis, but instead will comprise the following RTX-wide metrics with pre-established quantitative goals:
	CRS Category	Weight	Metric
	People & Culture	5%	Total representation percentage
		5%	Employee retention rate
	Sustainability	5%	Greenhouse gas emissions
		5%	Water usage

52     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  |   2022 PRINCIPAL ELEMENTS OF COMPENSATION

Long-Term Incentive (“LTI”) Awards

The Committee annually reviews the design of our LTI awards to ensure consistency with our program’s fundamental objective of aligning the interests of executives and shareowners, while attracting and retaining talented senior leaders. Our annual LTI awards are subject to three-year, service-based (and in the case of PSUs, performance-based) vesting requirements, with exceptions for death, disability, retirement, change-in-control and certain qualifying involuntary terminations.

LTI MIX

Based on an evaluation of the plan’s design conducted in 2021, the Committee made a change to the LTI mix for our senior executives that went into effect beginning with awards granted in 2022, as shown below:

The Committee believed RSUs were appropriate to support senior executive retention during the years up to and following the Merger, and in light of the uncertainty surrounding the COVID-19 pandemic and its impact on our business and industry.

However, as the uncertainty of COVID-19 subsides and the Merger integration nears completion, the Committee believes that for our most senior executives, SARs better support our pay-for-performance philosophy than RSUs because SARs have no value if our stock price does not increase above the price on the grant date. The Committee also believes that the 10-year term of SARs motivates prudent long-term decision-making that drives sustainable value creation for shareowners.

PERFORMANCE SHARE UNITS

Our 2022 PSUs will vest following the end of a three-year performance period, subject to Company performance relative to pre-established EPS, ROIC and TSR performance goals (detailed in the table on page 54). Executives must also be employed by the Company on the vest date, with limited exceptions as noted above.

PSUs are designed to deliver market median compensation at target levels of performance. Below- or above-target performance will result in variations from market median payouts. Payouts range from 0%, if all metrics fall below threshold-level performance, to 200% of target, if all metrics meet or exceed the maximum-level performance. Each PSU converts into one share of RTX Common Stock upon vest. Unvested PSUs do not earn dividend equivalents.

Due to the challenges in setting long-term financial performance goals in early 2021, as a result of the COVID-19 pandemic and its impact on the aerospace industry, the Committee used a modified PSU design for 2021, setting one-year EPS and ROIC goals and increasing the three-year TSR weighting. As the uncertainty around the pandemic waned, the Committee determined it should return to three-year financial performance goals for all metrics and our prior metric weightings, thus ensuring that our 2022 PSUs align with our long-term strategic plan.

The change in PSU weightings is shown below.

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COMPENSATION DISCUSSION AND ANALYSIS  |  2022 PRINCIPAL ELEMENTS OF COMPENSATION

PERFORMANCE GOALS AND WEIGHTINGS FOR 2022–2024 PSUs

Metric(1)	Weighting	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)
Adjusted Earnings Per Share		8.1%	14.1%	17.9%

●  Measured using a compound annual growth rate (CAGR) over the three-year performance period

●  Aligns with our mid-range strategic business plan

●  Reflects what the Committee determined to be a challenging, yet attainable goal

Return on Invested Capital ● Calculated using a quarterly average over the performance period		6.1%	7.1%	7.8%

Total Shareowner Return (“TSR”) vs. Core A&D Peers(2)

●  Measures RTX’s cumulative three-year TSR(3) percentile rank relative to our nine Core A&D Peers

●  Payout for this portion of the award is capped at 100% of target if RTX’s TSR is negative

		25th percentile	50th percentile	75th percentile

TSR vs. S&P 500 Index Companies

●  Measures RTX’s cumulative three-year TSR(3) percentile rank relative to the companies within the S&P 500 Index at the beginning of the performance period

●  Payout for this portion of the award is capped at 100% of target if RTX’s TSR is negative

		25th percentile	50th percentile	75th percentile
(1)	Performance goals are based on non-GAAP financial measures. See Appendix B on page 115 for a definition of how these measures are calculated for PSU purposes.
(2)	Core A&D Peers include: Airbus, Boeing, General Electric, General Dynamics, Honeywell, L3Harris, Lockheed Martin, Northrop Grumman and Safran.
(3)	Beginning and ending periods are measured using the November/December trailing average.

Limit on Maximum Vesting Value. If the value of PSUs at vesting (valued by multiplying the number of PSUs vesting by the closing RTX stock price on the vest date) is greater than 400% of the value of the PSUs at grant (valued by multiplying the number of PSUs at target-level performance by the closing RTX stock price on the grant date), the vesting factor will be reduced so that the value delivered to our executives will be no greater than 400% of the grant value.

What the Committee Considers when Setting Performance Goals. When setting financial performance goals for our PSU awards, the Committee considers various long-term business factors, including, but not limited to, planned share buybacks, macroeconomic market trends, pension headwinds/tailwinds and cost reduction plans. EPS and ROIC are defined to exclude the impact of changes in tax laws and/or accounting rules, acquisitions and divestitures (including acquisition accounting adjustments), restructuring, and significant and/or non-recurring items. The Committee may also adjust (positively or negatively) to exclude certain items unrelated to operational performance, such as the impact of material changes in non-service pension and unplanned share buybacks. Such adjustment may be made when necessary to maintain the validity of the targets as originally formulated. See Appendix B on page 115 to learn how we calculate these metrics.

No PSU Vesting in 2022. We had no PSUs eligible to vest during 2022. Company-wide performance goals for PSUs granted by our legacy companies prior to the Merger were no longer measurable following the Merger. As a result, at the time of the Merger, all outstanding PSUs had performance measured as of the date of the Merger and were then converted into RSUs that remained eligible to vest on the original vest date. Our next PSU vesting will occur in early 2024, when our 2021 PSUs become eligible to vest subject to performance through 2023.

STOCK APPRECIATION RIGHTS

SARs entitle the award recipient to receive, upon exercise, shares of RTX Common Stock with a market value equal to the difference between the market price of RTX Common Stock on the date the SARs are exercised and the exercise price that was set at the grant date (i.e., the closing price of RTX Common Stock on the date of grant). SARs vest and become exercisable three years from the grant date if the recipient is still employed by the Company at that time, and expire 10 years from the grant date.

54     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  |   2022 CEO PAY DECISIONS

2022 CEO Pay Decisions

Gregory J. Hayes Chairman & Chief Executive Officer AGE 62 RTX EXPERIENCE 33 YEARS

The Committee assessed Mr. Hayes’ 2022 performance favorably. Under his leadership, the Company advanced our key priorities while achieving strong financial performance for the year and positioning the Company for future long-term sustainable growth. The Committee’s compensation decisions, discussed below, reflect this favorable assessment.

Compensation Overview

Base Salary. During the Committee’s annual compensation review in February 2022, it increased Mr. Hayes’ base salary from $1.6 million to $1.675 million, bringing his base salary above the CPG median. The Committee believes this adjustment is appropriate given Mr. Hayes’ sustained performance and long tenure in the CEO role.

Annual Incentive Award. The Committee approved a Corporate performance factor of 116% of target. This factor was a result of RTX’s performance relative to the pre-established financial goals and the Committee’s assessment of the Company’s overall performance relative to the Corporate Responsibility Scorecard.

The Committee considered this factor, Mr. Hayes’ effective leadership of the Company, and the individual performance considerations noted here, and approved an annual incentive award of $3.9 million. This amount aligns with the Corporate performance factor.

LTI. In consideration for Mr. Hayes’ strong performance, the Committee approved a 2023 long-term incentive award of $16.5 million, an amount that is above the CPG median for his role.

Individual Performance Highlights

Mr. Hayes exhibited strong leadership in:

●	Delivering strong financial results, despite substantial headwinds (from supply chain pressures, labor shortages, inflation and global sanctions on Russia), which included:

–	Net sales growth of 4.2%, including 6% organic sales.

–	Diluted earnings per share (GAAP) of $3.51 and adjusted earnings per share of $4.78.(1)

–	$7.2 billion in cash flow from operations and $2.3 billion invested in capital expenditures, resulting in $4.9 billion in free cash flow.(1)

–	Returning $5.9 billion to shareowners through dividends and share buybacks.

–	TSR of 20% during the year, significantly outpacing the S&P 500 Index (-18.1%) and our Core A&D Peers (9.4%).

●	Positioning the Company for future growth by ensuring we continue to stay at the forefront of technology and innovation, as demonstrated by the 2022 launch of RTX Ventures, which has already made several investments in hypersonics and electric-hybrid propulsion.

●	Advancing our mission of creating a safer and more connected world, as exhibited by:

–	Our products and technologies being instrumental in helping Ukraine defend itself, including the Stinger, Javelin and Excalibur missiles, as well as the NASAMS, and now the Patriot air and missile defense systems.

–	Our continued advancements in sustainable aviation with the successful first test flight of the GTF Advantage engine, further enhancing the GTF’s position as the leader in fuel efficiency and CO2 emissions.

●	Effectively driving a high-performance culture, while emphasizing ethical standards, transparency and corporate responsibility.

●	Advancing our strategy to address climate challenges associated with our industry through our 2050 Roadmap, which will support the air transportation industry’s net zero commitment.

●	Delivering on the promise of the Merger, including:

–	Achieving our original four-year, $1 billion cost synergy goal, and with $1.4 billion of total gross synergies through 2022, putting us on track to meet our revised goal of $1.5 billion.

–	Returning $13 billion to shareowners since the Merger in dividends and share buybacks, putting us on track to achieve our goal of returning $20 billion in capital to shareowners within four years of the Merger.

–	Identifying a robust $12 billion pipeline of revenue synergies across the enterprise.

(1)	See Appendix A on pages 113-114 for details.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     55

COMPENSATION DISCUSSION AND ANALYSIS  |  2022 CEO PAY DECISIONS

What is “total direct compensation?”

In contrast to the Summary Compensation Table (on page 67), our discussion of CEO and NEO pay decisions in this proxy (pages 55 and 57-60) uses a measure called “total direct compensation,” which the Committee believes provides a more accurate picture of its annual pay decisions, and reflects its most recent assessment of Company, business unit and individual performance. Total direct compensation includes 2022 salary, 2022 annual incentive for the completed performance year, and long-term incentives as described below.

How the Committee Views LTI Award Values

Total Direct Compensation	Includes the value of LTI awards approved by the Committee and granted in February 2023.	Award values relate to the Committee’s assessment of 2022 performance.
Summary Compensation Table	Includes the grant date fair value of LTI awards granted in February 2022.	Award values relate back to the Committee’s assessment of 2021 performance.

The SEC rules require the LTI awards granted in February 2022 to be reported in the Summary Compensation Table in this 2023 Proxy Statement, with a different valuation methodology than we use for total direct compensation. In addition, the compensation values reported in the Summary Compensation Table include certain elements (e.g., changes in pension values, which are impacted by assumptions like interest rates, and other formulaic compensation components) that we exclude from total direct compensation because they are not tied to performance and fall outside the scope of the Committee’s annual pay decisions.

CEO TOTAL DIRECT COMPENSATION: THREE-YEAR COMPARISON

As shown in the chart below, and as discussed in our Guiding Principles on page 44, the Committee believes that a substantial portion of total direct compensation should be variable, contingent and directly linked to Company and individual performance. In 2022, 93% of Mr. Hayes’ total direct compensation was “at-risk” variable compensation.

(1)	Does not reflect the 20% base salary reduction associated with the COVID-19 pandemic for the period between June and December of 2020.
(2)	Reflects annual LTI award values approved by the Committee. These values differ from the values reported in the Summary Compensation Table (on page 67), which are calculated in accordance with FASB ASC Topic 718.

As part of the Merger, the Company entered into a fixed-term employment agreement with Mr. Hayes that became effective upon the Merger and will expire on the third anniversary of the Merger (April 3, 2023), or an earlier termination of employment. See pages 63 and 78-79 for details.

56     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  |  2022 PAY DECISIONS FOR OTHER NEOS

2022 Pay Decisions for Other NEOs

The Committee makes annual compensation decisions for our NEOs based on their individual performance and the overall performance of the Company (and the NEO’s business unit/function, where applicable). In the following pages, we describe the components of total direct compensation for each NEO for 2022, noting aspects of their individual performance that contributed to the Committee’s pay decisions (see page 56 for an explanation of total direct compensation).

Neil G. Mitchill, Jr. Executive Vice President & Chief Financial Officer AGE 47 RTX EXPERIENCE 8 YEARS

Compensation Overview

Base Salary. Mr. Mitchill received an annual merit increase from $800,000 to $900,000 to more closely align his base salary with the CPG market median for this role. Following the increase, Mr. Mitchill’s base salary remains below the CPG median for his role.

Annual Incentive Award. The Committee approved a Corporate performance factor of 116% (as discussed on page 52). In determining Mr. Mitchill’s 2022 annual incentive award, the Committee considered this factor, Mr. Mitchill’s effective leadership of RTX’s Finance function and the individual performance considerations noted here, and awarded him a $1.2 million annual incentive award for 2022. This amount is moderately above the Corporate performance factor.

LTI. In consideration of Mr. Mitchill’s strong 2022 performance, the Committee approved a $4.75 million 2023 LTI award, an amount above his prior year award, but below the CPG median, reflecting his short tenure in his role.

Individual Performance Highlights

●	Oversaw the Company’s finances, leading to RTX achieving the sales and adjusted earnings per share goals and exceeding the free cash flow goal that we communicated to investors for the year.(1)

●	Led RTX’s disciplined capital allocation strategy, which included:

–	Investing $9.4 billion in Company- and customer-funded research and development and capital expenditures

–	Returning over $5.9 billion to shareowners through share repurchases and dividends

–	Increasing our dividend per share by 7.7%
●	Achieved Merger cost synergies of $405 million in 2022, bringing our gross synergies captured since the Merger to $1.4 billion, exceeding the original four-year goal of $1 billion and putting us on track to meet our revised goal of $1.5 billion.

●	Drove enterprise-wide cost reduction initiatives to support margin growth and combat external headwinds like inflation, labor shortages and supply chain challenges.

●	Maintained strong internal controls over financial reporting and increased investor transparency, as demonstrated by the release of our first ESG Report in April 2022.

●	Secured sufficient liquidity to support a strong investment grade credit rating.

(1)	In early 2022, the Company communicated financial expectations to investors reflecting the assumption that the provision of the 2017 Tax Cuts and Jobs Act requiring research and experimental expenditures to be capitalized for tax purposes would be repealed in 2022. At that time, the Company determined that if this provision was not repealed in 2022, our financial results would be adjusted as needed to neutralize the law’s impact (positive or negative). Ultimately, the tax law was not repealed, and resulted in both positive and negative impacts to our financial results for the year. All non-GAAP financial expectations and results shown reflect the law’s impact.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     57

COMPENSATION DISCUSSION AND ANALYSIS  |  2022 PAY DECISIONS FOR OTHER NEOS

Christopher T. Calio President & Chief Operating Officer AGE 49 RTX EXPERIENCE 17 YEARS

Mr. Calio served as the President of Pratt & Whitney until March 1, 2022, when he was appointed to the role of Chief Operating Officer of RTX. On March 1, 2023, Mr. Calio was appointed President & Chief Operating Officer of RTX.

Compensation Overview

Base Salary. Mr. Calio received a base salary increase from $750,000 to $900,000 upon his appointment as Chief Operating Officer. Following the increase, Mr. Calio’s base salary was below the market median for his role.

Annual Incentive Award. Since Mr. Calio spent a portion of the year at Pratt & Whitney and the remainder of the year at Corporate, his performance factor was blended based on the time he served at each business. The Committee approved a performance factor of 148% for Pratt & Whitney and 116% for Corporate, resulting in a blended performance factor for Mr. Calio of 121%. The Committee considered this blended factor, Mr. Calio’s effective leadership, and the individual performance considerations noted here, and approved a $1.6 million award for 2022. This amount is slightly above his blended performance factor.

LTI. In consideration for Mr. Calio’s 2022 performance, and his recent appointment as President & Chief Operating Officer, the Committee approved a 2023 LTI award of $10 million, an amount that is above the market median for his role.

Individual Performance Highlights

●	Oversaw the operations and execution of our four business units, each of which saw several noteworthy customer achievements during the year, including:

–	Collins Aerospace: contributed to NASA’s launch of the Artemis 1 by providing key life support, power management, thrust direction control systems and engine sensors, as well as CubeSat miniature satellites that leverage precision avionics.

–	Pratt & Whitney: completed the first flight test of the GTF Advantage engine, the world’s most efficient and sustainable single-aisle aircraft engine, which proved capable of running on 100% unblended Sustainable Aviation Fuel.

–	Raytheon Intelligence & Space: provided ground test and flight operations systems in support of the recently launched James Webb Space Telescope.

–	Raytheon Missiles & Defense: delivered numerous important defensive products to help defend Ukraine’s citizens, including Stinger missiles, the Javelin weapon system, Excalibur precision munitions and the National Advanced Surface-to-Air Missile System (“NASAMS”) ground-based air defense system.
●	Led the enterprise-wide adoption of RTX’s CORE operating system aimed at increasing customer performance and improving productivity.

●	Initiated an enterprise-wide transformation effort focused on achieving an accelerated yet sustainable return on sales expansion through a lean and agile operating structure, aligned with CORE operating principles.

●	Continued progress on Industry 4.0 modernization, including linking machine tools and tests to our network and deploying the Internet-of-Things layer to 46 additional factories.

●	Oversaw the execution of key program milestones in our development of operational hypersonic and counter-hypersonic systems for the U.S. military, including:

–	Delivery and demonstration of the first Lower Tier Air and Missile Defense Sensor (“LTAMDS”).

–	Completion of the system requirements review for the Glide Phase Interceptor prototype that aims to defend the U.S. from hypersonic missile threats.

58     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  |  2022 PAY DECISIONS FOR OTHER NEOS

Stephen J. Timm President, Collins Aerospace AGE 54 RTX EXPERIENCE 26 YEARS

Compensation Overview

Base Salary. Mr. Timm received a merit increase from $750,000 to $800,000 during 2022. This increase reflected the Committee’s favorable assessment of his performance, as well as its efforts to more closely align his base salary with the CPG median for his role. Following the adjustment, Mr. Timm’s base salary remains below the CPG median.

Annual Incentive Award. The Committee approved a performance factor of 110% of target for Collins Aerospace. The Committee considered this factor, Mr. Timm’s effective leadership of Collins Aerospace, and the individual performance considerations noted here, and awarded him a $0.9 million award, an amount that is slightly above the Collins Aerospace performance factor.

LTI. In consideration of Mr. Timm’s 2022 performance, the Committee approved a $4 million 2023 LTI award, an amount that is slightly above the CPG median for his role, but less than his 2022 LTI award.

Individual Performance Highlights

Collins Aerospace had significant achievements in 2022, including:

●	An increase of 12% in sales and 33% in operating profit (GAAP) during the year.

●	Several substantial customer wins, including:

–	Securing a contract for the Mounted Assured Positioning, Navigation and Timing System Gen II program for manned and unmanned ground vehicles valued up to $583 million.

–	Being selected to design, develop and demonstrate for NASA the next-generation spacesuit for the International Space Station, which will allow for longer missions due to lighter weight and enhanced mobility.

–	Entering into a long-term maintenance repair overhaul agreement with Singapore Airlines and Scoot, where Collin’s FlightSense program will provide full life-cycle support for high-performance pool access, maintenance services and reliability upgrades for its Boeing 787 fleet.
●	Several noteworthy operational accomplishments, including:

–	A successful demonstration of next-generation life support systems for NASA’s deep space habitation program.

–	Releasing the cloud-based OpsCore Flight Tracking solution, powered by FlightAware, which will provide customers with precise flight tracking for real-time decision-making.

–	Launching new features for aircraft interiors, including business class seating and suites, an environmentally friendly food cooling system and a jet lag-reducing lighting system.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     59

COMPENSATION DISCUSSION AND ANALYSIS  |  2022 PAY DECISIONS FOR OTHER NEOS

Wesley D. Kremer President, Raytheon Missiles & Defense (“RMD”) AGE 58 RTX EXPERIENCE 20 YEARS

Compensation Overview

Base Salary. Mr. Kremer received a merit increase from $865,010 to $875,014 in April 2022. This increase reflected the Committee’s favorable assessment of his performance. Following the adjustment, Mr. Kremer’s base salary is positioned moderately above the CPG median for his role, reflecting his long tenure as a business unit president.

Annual Incentive Award. The Committee approved a performance factor of 91% of target for RMD. The Committee considered this factor, Mr. Kremer’s effective leadership of RMD, and the individual performance considerations noted here, and awarded him a $0.7 million award, an amount below the RMD performance factor, reflecting a shortfall in RMD’s performance relative to its financial plan for the year.

LTI. In consideration of Mr. Kremer’s 2022 performance, the Committee approved a $3.5 million 2023 LTI award, an amount that is aligned with the CPG median for his role, but less than his 2022 LTI award.

Individual Performance Highlights

RMD had significant achievements in 2022, including:

●	Increasing bookings by $4.4 billion and realizing a book-to-bill ratio of 1:37.

●	Completing, in partnership with Northrop Grumman, the second successful test flight of the Hypersonic Air-breathing Weapon Concept (“HAWC”) for DARPA and the U.S. Air Force.

●	Delivering notable products to key customers, including:

–	Two National Advanced Surface-to-Air Missile System (“NASAMS”) fire control units to the U.S. Government in support of Ukraine.

–	The first production delivery of the Lower Tier Air and Missile Defense Sensor (“LTAMDS”) to the U.S. Army.

–	The first next generation SPY-6 radar to the U.S. Navy.

●	Several substantial customer wins, including:

–	Being selected by the U.S. Missile Defense Agency to develop and test the Glide Phase Interceptor, the first interceptor specifically designed to defeat hypersonic threats.
–	Securing a $648 million contract for the latest SM-3 variance, Block IIA—a defensive interceptor weapon capable of destroying short- to intermediate-range ballistic missiles.

–	Being selected by the U.S. Navy for full-rate production of SPY-6 radars, a contract worth up to $3.2 billion, including hardware, production and sustainment.

–	Securing a $972 million contract for upgraded Advanced Medium Range Air-to-Air Missile (“AMRAAM”) from the U.S. Air Force and U.S. Navy.

–	Being awarded a $1 billion contract by the U.S. Air Force to develop the Hypersonic Attack Cruise Missile (“HACM”), in partnership with Northrop Grumman.

60     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  | OTHER COMPENSATION ELEMENTS

Other Compensation Elements

Retirement and Deferred Compensation Benefits

Our retirement and deferred compensation plans play an important role within our overall executive compensation program by providing an element of financial security that helps us attract and retain talented executives. Over the years, we have modified these programs to maintain a competitive position within an evolving market.

As a result of the Merger, during 2022, our NEOs were eligible to participate in the plans of their legacy companies. However, effective January 1, 2023, all NEOs will participate in the same defined contribution plans. Further, some of our NEOs were previously employed by companies that were acquired by either legacy UTC or RTN, and these NEOs may therefore retain balances and/or receive pension accruals under the different formulas of these acquired companies’ plans that have since been frozen.

DEFINED BENEFIT PLANS

Both legacy companies had qualified and nonqualified defined benefit plans:

●	The qualified Raytheon Technologies Corporation Consolidated Pension Plan and the nonqualified UTC Pension Preservation Plan were closed to new participants hired after January 1, 2010, and were also closed for pre-2010 hires on December 31, 2019. As a result, legacy UTC employees no longer accrue benefits under these plans, except with respect to interest credits on the cash balance formula of these plans.
●	The qualified RTN Salaried Pension Plan, the qualified RTN Retirement Plan and the nonqualified RTN Parity Pension Plan provide benefits only to legacy RTN employees hired prior to January 1, 2007. Participants continue to accrue pension benefits under these plans, but the final average earnings (“FAE”) formula was frozen as of December 31, 2022. Effective January 1, 2023, participants began accruing pension benefits under a new cash balance formula that provides annual pay and interest credits.
●	The RTN Supplemental Executive Retirement Plan (“RTN SERP”) is an unfunded, nonqualified plan for eligible senior executives. Service accruals continue under the RTN SERP benefit, but the FAE formula used to determine the benefit prior to any offsets was frozen on December 31, 2022.

For additional details, refer to the Pension Benefits section on pages 72-75.

DEFINED CONTRIBUTION AND DEFERRED COMPENSATION PLANS

Both legacy companies also maintained qualified and nonqualified defined contribution and deferred compensation plans:

●	Qualified Plans. The UTC Employee Savings Plan remains open to legacy UTC employees and the RTN Savings and Investment Plan remains open to legacy RTN employees through December 31, 2022. Effective January 1, 2023, the legacy RTN plan was merged into the legacy UTC plan and the name of the plan was changed to the Raytheon Technologies Corporation Savings Plan (“Savings Plan”).
●	Nonqualified Plans. The UTC Savings Restoration Plan, the UTC Company Automatic Contribution Excess Plan, the UTC Deferred Compensation Plan (applicable to legacy UTC employees) and the RTN Deferred Compensation Plan (applicable to legacy RTN employees) were closed December 31, 2022, to new contributions. Account balances for these plans remain subject to each participant’s distribution elections under the applicable plan.
Effective January 1, 2023, eligible RTX employees (regardless of legacy company) may participate in two nonqualified plans—the UTC LTIP Performance Share Unit Plan, which has been renamed the Raytheon Technologies Corporation PSU Deferral Plan, and the new Raytheon Technologies Corporation Compensation Deferral Plan (“CDP”). The CDP gives eligible employees an opportunity to defer up to 50% of base salary and/or 80% of their annual incentive award, and to receive company matching and company retirement contributions once the participant can no longer receive these contributions into the qualified Savings Plan due to exceeding an Internal Revenue Code limit.

For additional details, see the Nonqualified Deferred Compensation section on pages 76-77.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     61

COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION ELEMENTS

Perquisites and Other Benefits

We provide our senior executives with certain perquisites and other benefits, which the Committee believes contribute to recruitment and retention and are consistent with market practice. During 2022, we continued the post-Merger harmonization of perquisites and other benefits across RTX.

Our approach to executive perquisites is based on the Committee’s belief that the continued health and financial well-being of our senior leaders is of vital interest to the Company and our shareowners. Perquisites and other benefits for our NEOs generally consist of enhanced basic life and long-term disability insurance, an executive physical and a financial planning allowance. Other perquisites provided by our legacy companies will be phased out, or in some cases, grandfathered.

Further, as one of the leading defense contractors to the United States government, we will also continue to provide our CEO with certain additional benefits for his safety and security, including personal use of the Corporate aircraft, a company-provided car and drivers (who are trained security personnel), and home security monitoring.

STATUS OF PERQUISITES AND BENEFITS*

Continuing
Financial Planning	All NEOs are eligible to receive a financial planning allowance, which is capped at $13,500 annually.
Enhanced Basic Life Insurance	Our NEOs are covered by an enhanced basic life insurance benefit while employed, equal to three times base salary (except for Mr. Kremer who is covered by the legacy RTN split dollar life insurance policy detailed below).
Executive Physical	All NEOs are eligible to participate in the same healthcare benefits offered to other employees of the Company. However, they are also eligible for a comprehensive annual executive physical, a benefit that is capped at $5,000 annually.
ELG Long-Term Disability Insurance	The ELG long-term disability program is an annual benefit paid only upon disability, equal to 80% of the sum of the executive’s base salary and target annual incentive award at the time of disability.
Personal Aircraft Usage	RTX’s policy allows our CEO (and Executive Chair, if applicable) to use the corporate aircraft for personal use, though special approval may be given to other executives in extraordinary circumstances. The Committee believes this is essential for our CEO’s security and personal safety, in addition to being a more efficient use of his time.
Company-Provided Car and Driver	For security reasons, our CEO (and Executive Chair, if applicable) has access to a company-provided car and drivers (who are trained security personnel) when needed. This is primarily used for business purposes, but also may be used, in limited circumstances, in situations that may have a personal element.
Security Monitoring	The Company covers the cost of security system monitoring at the personal residence of our CEO (and Executive Chair, if applicable).
Phasing Out
Company Car	Legacy UTC executives receive an annual allowance toward the cost of a leased vehicle and ancillary vehicle benefits. The value of the allowance varies by ELG appointment date. Lease payments above the annual allowance are paid directly by the executive. In 2021, we announced that the legacy UTC leased vehicle benefit would cease at the time the current individual leases expire. We expect this program to be closed in its entirety by early 2024.
Split Dollar Life Insurance	Legacy RTN provided its senior executives with split dollar life insurance policies with benefits up to four times base salary (capped at $3 million during employment). Following retirement, coverage reduces by 12.5% annually over five years, and after five years (or at age 65, if earlier), the benefit equals 100% of final base salary. The benefit has been grandfathered for legacy RTN senior executives with existing policies, but the Company has not entered into additional policies since the Merger and has eliminated this benefit prospectively for new senior leaders.

*	See footnote (6) of the Summary Compensation Table on page 67 for more details on these perquisites/benefits for 2022.

62     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  | OTHER COMPENSATION ELEMENTS

Severance and Change-in-Control Arrangements

EXECUTIVE LEADERSHIP GROUP PROGRAM

The ELG program covers the Company’s most senior leaders and key executives who are potential successors to senior leadership roles. The program has been in place since 1989, but has been modified a number of times over the years to align with best practices and to serve the evolving needs of the Company.

The current program, which covers all of our NEOs except Mr. Hayes, provides an RSU award with a grant value between $1 and $2 million (amount varies depending on role). The ELG RSU award is granted to executives upon their appointment to the ELG and vests only if there is a qualifying separation (defined below), and the executive enters into an agreement containing certain restrictive covenants (explained below). ELG RSUs earn dividend equivalents during the vesting period that are reinvested as additional RSUs each time the Company pays a dividend to shareowners. These RSUs are subject to the same vesting conditions as the underlying award.

The ELG RSU award acts as a cash severance replacement tool, which the Committee believes more closely aligns our executives with the interest of our shareowners than an outright cash severance payment.

The changes to the ELG separation benefit over the years have been applied prospectively due to existing contractual commitments. As a result, Mr. Hayes is grandfathered into an earlier iteration of the program that includes a cash severance payment equal to 2.5 times base salary upon a qualifying separation. However, he is not eligible to receive the ELG cash severance during the three-year term of his post-Merger employment agreement (see below).

The ELG separation benefit is not treated as compensation for purposes of determining benefits under the pension plans or any other benefit programs. Distributions are subject to certain restrictions imposed by Internal Revenue Code Section 409A.

Under the ELG program, a “qualifying separation” is defined as:

●	A mutually agreeable separation from the Company due to an ELG member’s position being eliminated or diminished by a divestiture, restructuring, shift in priorities or similar event following three years of ELG membership;
●	Retirement on or after age 62 following three years of ELG membership; or
●	Involuntary (not for cause) or voluntary (for good reason) terminations within two years of a change-in-control event.

Restrictive covenants that apply to ELG benefits:

●	For all ELG members—regardless of when the executive was appointed to the ELG, separation benefits are conditioned upon enhanced post-employment restrictive covenants designed to protect the Company’s interests, including: (i) non-competition; (ii) employee non-solicitation; (iii) non-disparagement; (iv) protection of confidential, sensitive and proprietary information; and (v) post-termination cooperation.
●	For ELG members appointed on or after April 2013—in addition to the above, a post-employment, non-competition covenant applies, regardless of whether separation benefits are provided.

EMPLOYMENT AGREEMENT WITH MR. HAYES

When UTC and RTN agreed to an all-stock “merger of equals,” UTC entered into an employment agreement with Mr. Hayes, which will expire on the Merger’s third anniversary (April 3, 2023) or an earlier termination of employment.

During the term of the agreement, Mr. Hayes is to receive an annual base salary of no less than $1.6 million (which may be increased from time to time for merit adjustments), and a target annual incentive opportunity of 200% of base salary.

Under the employment agreement, in the event of Mr. Hayes’ termination of employment before April 3, 2023, either by the Company without cause or by Mr. Hayes for good reason (both terms are defined in the agreement, as amended), he will be entitled to receive certain severance benefits (see page 78 for details). However, he will not be entitled to severance benefits under his ELG agreement or under the legacy UTC Senior Executive Severance Plan (applicable only in the event of a “change-in-control” of RTX, as described on page 64). Under the employment agreement, Mr. Hayes also is subject to a permanent confidentiality covenant, a one-year non-competition covenant, and a two-year customer and employee non-solicitation covenant. Separation benefits under the employment agreement are subject to Mr. Hayes’ execution of a release of claims in favor of the Company.

If Mr. Hayes separates on or after April 3, 2023, he will be eligible for severance benefits under his ELG agreement (as detailed above) or the legacy UTC Senior Executive Severance Plan (only in the case of an RTX change-in-control, as detailed on page 64).

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     63

COMPENSATION DISCUSSION AND ANALYSIS  |  OTHER COMPENSATION ELEMENTS

LEGACY UTC SENIOR EXECUTIVE SEVERANCE PLAN

Change-in-control severance protection under the legacy UTC Senior Executive Severance Plan (“SESP”) was designed to ensure continuity of management in potential change-in-control situations. In response to changing market practices, legacy UTC closed this program to new participants effective June 2009. Accordingly, Mr. Hayes is the only executive who remains eligible for the SESP benefit. All other ELG members instead are covered by the ELG program in a change-in-control event.

While the Merger of UTC and RTN was executed as a “merger of equals,” it did not meet the definition of a change-in-control under the SESP, and no benefits were triggered for Mr. Hayes. Moreover, if a change-in-control were to occur while his three-year employment agreement is in place, Mr. Hayes would not be eligible for SESP benefits.

The SESP cash severance benefit is equal to 2.99x the sum of his base salary and target annual incentive award for the year in which termination occurs, subject to various restrictive covenants. This benefit would be reduced by 1/36th for each month that termination occurs after age 62 and, accordingly, is completely phased out at age 65. Benefits under the SESP are subject to a “double trigger,” where benefits are provided only if a change-in-control is followed by an involuntary termination or termination by the executive for “good reason” within two years following a change-in-control. “Good reason” generally includes material adverse changes in an executive’s compensation, responsibilities, authority, reporting relationship or work location.

RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

Under the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan, as amended and restated (“RTX LTIP”), if a future RTX change-in-control event occurs and a plan participant has a qualifying termination within two years of that event, the vesting of outstanding LTI awards granted to such participant under the RTX LTIP would accelerate. For performance-based awards, performance goals would be deemed achieved at the greater of actual or target performance levels.

A change-in-control is defined in the RTX LTIP to generally mean:
●	The acquisition by a person or a group of 20% or more of RTX’s outstanding shares or the combined voting power of RTX’s outstanding voting securities entitled to vote generally in the election of directors;
●	Incumbent directors no longer constituting a majority of the Board;
●	A merger or similar event where RTX shareowners own less than 50% of the voting shares of the new organization; or
●	A complete liquidation or dissolution is approved by RTX’s shareowners.
A qualifying termination is defined in the RTX LTIP to mean:
●	An involuntary (not for cause) termination; or
●	A voluntary termination for “good reason” (as defined in the Plan).

64     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | OTHER EXECUTIVE COMPENSATION POLICIES AND PRACTICES

Other Executive Compensation Policies and Practices

We adopted a number of practices and policies to help ensure that our executive compensation program operates as intended and aligns with the guiding principles that underpin it (see page 44). In addition, the Committee identifies, monitors and mitigates compensation risk in a number of important ways, as summarized on pages 28-29.

Post-Employment Restrictive Covenants

ELG members may not engage in activities after termination or retirement that are detrimental to RTX, such as disclosing proprietary information, soliciting RTX employees or engaging in competitive activities. Violations can result in a clawback of annual and long-term incentive awards.

Clawback Policy

RTX has a comprehensive policy on recoupment (“clawback”) of compensation, which we have enhanced several times over the years in response to shareowner feedback and to ensure that our policy continues to meet the evolving needs of the Company.

In the event of a financial restatement (whether or not this involves misconduct on the part of the employee) or a recalculation of a financial metric affecting an award, the Company has the right to recover from any employee (including our NEOs) annual incentive payments and gains realized from vested long-term incentive awards.

Clawbacks of annual and long-term incentive awards, and of compensation realized from prior awards, also may be triggered by violations of our Code of Conduct, failure to adhere to employee health and safety standards, violations of post-employment restrictive covenants or the exposure of RTX to excessive risk as determined under our Enterprise Risk Management program (for details on this program refer to pages 27-28). In addition, we have the right to recover compensation when an executive’s negligence (including negligent supervision of a subordinate) causes significant harm to RTX. If required or otherwise appropriate, the Company may publicly disclose the circumstances surrounding the Committee’s decision to seek recoupment. Our Clawback Policy can be found on the Corporate Governance page of our website at www.rtx.com/our-company/corporate-governance#Governance-Documents-and-Policies.

Prohibitions on Certain Transactions Involving RTX Stock

RTX does not allow its directors, officers or executives to enter into short sales of RTX Common Stock. Similarly, directors and executive officers may not pledge or assign an interest in RTX Common Stock or other equity interests as collateral for a loan. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of RTX securities are also prohibited, whether or not those securities were granted to or held, directly or indirectly, by the director, officer or employee. In addition, RTX’s LTIP generally prohibits buyouts/repricing of underwater stock options and stock appreciation rights without shareowner approval.

Employment Agreements

As a general matter, the Committee does not believe that fixed-term executive employment contracts guaranteeing minimum levels of compensation over multiple years enhance shareowner value. Accordingly, the vast majority of our U.S.-based executives do not have such contracts. However, in rare cases involving mergers and acquisitions, the Committee has found such contracts to be in the Company’s best interests.

When the Merger agreement between UTC and RTN was signed in 2019, the Company executed limited-duration employment agreements with Mr. Hayes and the RTN CEO prior to the Merger, which became effective upon the Merger in April 2020. Mr. Hayes’ agreement will expire on the third anniversary of the Merger, which is April 3, 2023. See pages 63 and 78-79 for additional details.

We also enter into employment agreements with executives based outside the United States when local regulations and practices require such agreements.

Tax Deductibility of Incentive Compensation

As a general matter, while the Committee considers corporate tax deductibility as one of several relevant factors in determining compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent, even if such compensation is not deductible by the Company for federal income tax purposes. For 2022, Internal Revenue Code (“IRC”) Section 162(m) limited RTX’s deduction to $1 million for annual compensation paid to our NEOs, as defined in IRC Section 162(m).

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     65

Report of the Human Capital & Compensation Committee

The Human Capital & Compensation Committee establishes and oversees the design and function of RTX’s executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company and have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in RTX’s Proxy Statement for the 2023 Annual Meeting.

Human Capital & Compensation Committee*
Tracy A. Atkinson, Chair	Dinesh C. Paliwal	James A. Winnefeld, Jr.
George R. Oliver	Brian C. Rogers

*	Prior to December 12, 2022, Mr. Fredric G. Reynolds and Ms. Denise L. Ramos served on the Committee. Effective December 12, 2022, Mr. George R. Oliver joined the Committee.

66     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Compensation Tables

Summary Compensation Table

Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)	Total Without Change in Pension Value ($)
Gregory J. Hayes Chairman & Chief Executive Officer
2022	$1,656,250	$3,900,000	$9,352,104	$6,425,871	$9,712	$1,265,099	$22,609,036	$22,609,036
2021	$1,600,000	$4,992,000	$11,740,098	$2,815,812	$1,522,891	$645,262	$23,316,063	$21,802,923
2020	$1,413,333	$2,500,000	$7,417,686	$7,178,289	$1,573,784	$887,798	$20,970,890	$19,407,572
Neil G. Mitchill, Jr. Executive Vice President & Chief Financial Officer
2022	$876,250	$1,200,000	$2,453,365	$1,686,546	$0	$228,389	$6,444,550	$6,444,550
2021	$760,606	$1,200,000	$2,424,908	$584,773	$0	$165,108	$5,135,395	$5,135,395
2020	$612,083	$500,000	$886,283	$841,522	$0	$159,526	$2,999,414	$2,999,414
Christopher T. Calio President & Chief Operating Officer(7)
2022	$875,000	$1,600,000	$4,293,029	$2,950,366	$0	$283,460	$10,001,855	$10,001,855
2021	$723,083	$1,200,000	$2,833,966	$679,572	$0	$209,797	$5,646,418	$5,646,418
Stephen J. Timm President, Collins Aerospace
2022	$788,462	$900,000	$3,066,587	$2,107,093	$0	$199,731	$7,061,873	$7,061,873
2021	$718,500	$1,200,000	$2,833,966	$679,572	$0	$176,193	$5,608,231	$5,608,231
2020	$613,447	$600,000	$2,358,302	$1,282,991	$55,427	$435,300	$5,345,467	$5,290,040
Wesley D. Kremer President, Raytheon Missiles & Defense
2022	$872,321	$700,000	$3,066,587	$2,107,093	$0	$136,232	$6,882,233	$6,882,233

(1)	Salary. Base salary shown includes any mid-year adjustments.
(2)	Bonus. Annual incentive awards provided under the Raytheon Technologies Corporation Executive Annual Incentive Plan are primarily based on measured performance against pre-established financial goals and Corporate Responsibility Scorecard objectives (as detailed on pages 49-52). However, the Committee retains discretion to adjust annual incentive award amounts based on its assessment of overall performance. Consequently, we report annual incentive awards in the Bonus column rather than in a Non-Equity Incentive Plan Compensation column.
(3)	Stock Awards. Amounts shown include the grant date fair value of PSUs granted in 2022 under the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan, as amended and restated (“RTX LTIP”). The assumptions made in calculating the fair value of these awards are set forth in Note 21: Stock Based Compensation, to the Consolidated Financial Statements in RTX’s 2022 Annual Report on Form 10-K (“2022 Form 10-K”). For the 2022 PSUs, if the highest level of performance is achieved for all performance metrics, the grant date fair values would be: Mr. Hayes, $13,635,262; Mr. Mitchill, $3,576,979; Mr. Calio, $6,259,188; Mr. Timm, $4,471,049; and Mr. Kremer, $4,471,049.
(4)	Option Awards. Amounts shown include the grant date fair value of SARs granted under the RTX LTIP during 2022. The assumptions made in the valuation of these awards are set forth in Note 21: Stock Based Compensation, to the Consolidated Financial Statements in RTX’s 2022 Form 10-K.
(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in this column reflect the change (if any) in the year-over-year actuarial present value of each NEO’s accrued benefit under the Company’s defined benefit plans and above-market earnings (if any) under the Company’s deferred compensation plans. Messrs. Hayes (-$376,104), Calio (-$154,550), Timm (-$102,458), and Kremer (-$2,127,009) all had a negative change in present value of their pension benefits from the prior year. As a result, per SEC rules, the change in present value of pension benefits included in this column is shown as zero. The legacy UTC pension plans were closed to new participants on January 1, 2010, and were closed to all participants effective December 31, 2019. As a result, for Messrs. Hayes, Calio and Timm, the change in pension value is entirely attributable to year-over-year changes in pension plan actuarial assumptions. The legacy RTN pension plans were closed to new participants on January 1, 2007. However, since Mr. Kremer was hired prior to this date, he continues to accrue benefits under these pension plans. Actuarial value computations are based on the assumptions established in accordance with FASB ASC Topic 715 and discussed in Note 11: Employee Benefit Plans,

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     67

COMPENSATION TABLES | SUMMARY COMPENSATION TABLE

to the Consolidated Financial Statements in RTX’s 2022 Form 10-K. RTX’s deferred compensation plans do not provide above-market rates of return. However, an above-market interest rate is paid under the frozen Sundstrand Corporation Deferred Compensation Plan, which was assumed by the Company upon its acquisition of Sundstrand Corporation in 1999. Mr. Hayes accrued $9,712 in above-market earnings under this plan in 2022.
(6)	All Other Compensation. The 2022 amounts in this column consist of the following items shown in the chart below. See page 62 for details on executive perquisites.
Name	Personal Use of Corporate Aircraft(a)	Company Car(b)	Insurance Premiums(c)	Company Contributions to Defined Contribution Plans(d)	Charitable Matching Gifts(e)	Financial Planning(f)	Health Benefits(g)	Industry Club(h)	Misc.(i)	Total
G. Hayes	$75,833	$21,781	$7,728	$771,197	$350,000	$0	$34,391	$0	$4,169	$1,265,099
N. Mitchill, Jr.	$0	$12,264	$4,153	$178,522	$0	$0	$27,482	$4,000	$1,968	$228,389
C. Calio	$1,250	$30,795	$4,153	$211,200	$0	$0	$26,045	$8,000	$2,017	$283,460
S. Timm	$0	$22,799	$3,691	$147,872	$0	$1,120	$21,952	$0	$2,297	$199,731
W. Kremer	$0	$0	$24,945	$71,893	$0	$13,500	$15,960	$8,000	$1,934	$136,232

(a)	Incremental variable operating costs incurred for personal air travel, which includes fuel (calculated on the basis of aircraft-specific average consumption rates and fleet average fuel costs), fleet average landing and handling fees, crew lodging and meal allowances, and catering and hourly maintenance contract charges, when applicable. Because fleet-wide aircraft utilization is primarily for business purposes, capital and other fixed expenditures are not treated as an incremental cost.
(b)	Reflects annual costs incurred by the Company in connection with a leased vehicle provided to legacy UTC executives. This benefit program will be closed to all legacy UTC participants by early 2024 when the program leases expire. As of the end of 2022, only Messrs. Calio and Timm maintain their leased vehicle. For Mr. Hayes, the values shown also includes personal use of a company-provided car and driver used for security purposes.
(c)	Reflects premiums paid on an enhanced basic life insurance benefit equal to three times base salary, provided to all NEOs except Mr. Kremer, who maintains a split dollar life insurance policy that was provided to him by Raytheon Company prior to the Merger. Also, for Mr. Kremer, the value shown includes the premium cost of an excess liability insurance benefit that was eliminated effective April 1, 2022.
(d)	Amounts represent the total Company contributions to qualified 401(k) and nonqualified defined contribution plans applicable to each NEO. Since the legacy UTC pension plans were closed effective December 31, 2019, all NEOs (except Mr. Kremer), accrue new retirement benefits only under the qualified and nonqualified defined contribution plans. For further details on the legacy UTC and RTN qualified and nonqualified defined contribution plans, refer to pages 61and 66-67 of this Proxy Statement.
(e)	Under the Company’s charitable gift matching program, the Company matches charitable contributions of any employee—up to an annual program limit. In 2021, Mr. Hayes made donations to several charities whose fundraising had been impacted by the Covid-19 pandemic. The Company decided to match Mr. Hayes’ 2021 charitable contributions, in excess of the 2021 program limit. The matching payments were issued in early 2022 and are reflected in the amounts shown. Matching contributions attributable to 2022 charitable contributions by Mr. Hayes (and all other NEOs) were at or below the 2022 program limit. Since the program was offered to all RTX employees on a non-discriminatory basis, these 2022 contributions are not reflected in the amounts shown.
(f)	Costs associated with the financial planning benefit available to NEOs, which is capped at an annual rate of $13,500.
(g)	Costs associated with annual executive physicals and Company-covered healthcare benefits. The annual executive physical benefit is capped at $5,000.
(h)	Costs associated with membership and meeting attendance fees for an Aerospace & Defense industry club.
(i)	Costs related to security monitoring for Mr. Hayes’ personal residence, as well as costs associated with a spouse joining an executive at business events, employee gifts and other miscellaneous items. Raytheon’s senior executives participate in community and philanthropic organizations at the request of the Company; this includes the purchase of tickets to various cultural, charitable, civic, entertainment, and sporting events for business development and relationship-building purposes and/or community involvement. Tickets that would not otherwise be used for business purposes are provided to employees, including our senior executives, for personal use at a low or zero incremental cost to the Company.
(7)	Mr. Calio served in the role of President, Pratt & Whitney until March 1, 2022, when he was appointed to the role of Chief Operating Officer of RTX. Effective March 1, 2023, he was appointed President & Chief Operating Officer of RTX.

68     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION TABLES | GRANTS OF PLAN-BASED AWARDS

Grants of Plan-Based Awards

		Estimated Future Payouts under Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)		Exercise or Base Price of Option Awards ($/Sh)(3)
G. Hayes
2/15/2022	2/10/2022	3,649	97,300	194,600	-	-	$9,352,104
2/15/2022	2/10/2022	-	-	-	294,900	$94.04	$6,425,871
N. Mitchill, Jr.
2/15/2022	2/10/2022	957	25,525	51,050	-	-	$2,453,365
2/15/2022	2/10/2022	-	-	-	77,400	$94.04	$1,686,546
C. Calio
2/15/2022	2/10/2022	1,675	44,665	89,330	-	-	$4,293,029
2/15/2022	2/10/2022	-	-	-	135,400	$94.04	$2,950,366
S. Timm
2/15/2022	2/10/2022	1,196	31,905	63,810	-	-	$3,066,587
2/15/2022	2/10/2022	-	-	-	96,700	$94.04	$2,107,093
W. Kremer
2/15/2022	2/10/2022	1,196	31,905	63,810	-	-	$3,066,587
2/15/2022	2/10/2022	-	-	-	96,700	$94.04	$2,107,093

(1)	Reflects the number of PSUs granted under the RTX LTIP during 2022, which vest based on Company performance relative to four performance metrics and the executive’s continued employment, except in the case of death, disability, qualifying separation within two years of a change-in-control, retirement or certain involuntary terminations. Vesting occurs following the three-year performance period with payouts ranging from 3.75%, if threshold performance is achieved for one of the TSR metrics that are weighted at 15%, to a maximum payout of 200%, if maximum performance is achieved for all four metrics. If RTX’s three-year TSR is negative, the payout for each TSR portion of the award is capped at 100%, regardless of RTX’s performance relative to the S&P 500 Index and our Core A&D Peers. Unvested PSUs do not earn dividend equivalents. Vested PSUs are settled in unrestricted shares of RTX Common Stock at the end of the performance period following the Committee’s review and approval of performance achievement levels.
(2)	Reflects the number of SARs granted under the RTX LTIP during 2022, which vest and become exercisable three years from the grant date. Vesting is subject to the executive’s continued employment, except in the case of death, disability, qualifying separation within two years of a change-in-control, retirement and certain involuntary terminations. Exercised SARs are settled in unrestricted shares of RTX Common Stock.
(3)	The SAR exercise price equals the NYSE closing price of RTX Common Stock on the grant date.
(4)	Reflects the grant date fair value of awards granted in 2022, with vesting assumed at 100% of target for PSUs. Values are calculated in accordance with FASB ASC Topic 718, but excluding the effect of estimated forfeitures.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     69

COMPENSATION TABLES | OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
G. Hayes
2/15/2022	-	294,900(6)	$94.04	2/14/2032	-	-	194,600	$19,639,032
2/8/2021	-	181,900(6)	$72.49	2/7/2031	40,244(8)	$4,061,424	240,040	$24,224,837
2/4/2020	-	430,050(7)	$90.73	2/3/2030	80,235(8)	$8,097,316	-	-
2/5/2019	541,357	-	$71.62	2/4/2029	-	-	-	-
1/2/2018	271,521	-	$76.00	1/1/2028	-	-	-	-
1/3/2017	128,541	-	$82.35	1/2/2027	-	-	-	-
1/4/2016	224,734	-	$71.01	1/3/2026	-	-	-	-
1/2/2015	140,884	-	$85.47	1/1/2025	-	-	-	-
N. Mitchill, Jr.
2/15/2022	-	77,400(6)	$94.04	2/14/2032	-	-	51,050	$5,151,966
4/26/2021	-	16,900(6)	$81.00	4/25/2031	3,860(8)	$389,551	22,230	$2,243,452
2/8/2021	-	18,900(6)	$72.49	2/7/2031	8,680(8)	$875,986	16,560	$1,671,235
2/4/2020	-	52,280(7)	$90.73	2/3/2030	10,178(8)	$1,027,164	-	-
2/5/2019	46,377	-	$71.62	2/4/2029	-	-	-	-
1/2/2018	19,394	-	$76.00	1/1/2028	-	-	-	-
2/13/2017	-	-	-	-	17,561(9)	$1,772,256	-	-
1/3/2017	8,938	-	$82.35	1/2/2027	-	-	-	-
1/4/2016	11,236	-	$71.01	1/3/2026	-	-	-	-
1/2/2015	5,873	-	$85.47	1/1/2025	-	-	-	-
9/2/2014	9,023	-	$81.02	9/1/2024	-	-	-	-
C. Calio
2/15/2022	-	135,400(6)	$94.04	2/14/2032	-	-	89,330	$9,015,184
2/8/2021	-	43,900(6)	$72.49	2/7/2031	10,126(8)	$1,021,916	57,940	$5,847,305
2/4/2020	-	91,912(7)	$90.73	2/3/2030	17,995(8)	$1,816,055	-	-
2/5/2019	54,810	-	$71.62	2/4/2029	-	-	-	-
1/2/2018	31,199	-	$76.00	1/1/2028	-	-	-	-
1/18/2017	-	-	-	-	17,561(9)	$1,772,256	-	-
1/3/2017	8,938	-	$82.35	1/2/2027	-	-	-	-
1/4/2016	11,236	-	$71.01	1/3/2026	-	-	-	-
1/2/2015	4,767	-	$85.47	1/1/2025	-	-	-	-
1/2/2014	4,000	-	$83.58	1/1/2024	-	-	-	-

70     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION TABLES | OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
S. Timm
2/15/2022	-	96,700(6)	$94.04	2/14/2032	-	-	63,810	$6,439,705
2/8/2021	-	43,900(6)	$72.49	2/7/2031	9,708(8)	$979,731	57,940	$5,847,305
2/20/2020	-	-	-	-	11,797(9)	$1,190,553	-	-
2/4/2020	-	84,323(7)	$90.73	2/3/2030	16,359(8)	$1,650,950	-	-
7/2/2019	21,249	-	$78.25	7/1/2029	-	-	-	-
2/5/2019	7,420	-	$71.62	2/4/2029	-	-	-	-
W. Kremer
2/15/2022	-	96,700(6)	$94.04	2/14/2032	-	-	63,810	$6,439,705
2/8/2021	-	43,900(6)	$72.49	2/7/2031	9,719(8)	$980,841	57,940	$5,847,305
12/16/2020	-	-	-	-	28,713(9)	$2,897,716	-	-
3/25/2020	-	-	-	-	11,181(10)	$1,128,387	-	-
1/29/2020	-	-	-	-	15,373(11)	$1,551,443	-	-
3/20/2019	-	-	-	-	4,496(10)	$453,736	-	-

(1)	The exercise price of each SAR is equal to the NYSE closing price of RTX Common Stock on the grant date. However, for SARs granted prior to April 3, 2020, exercise prices shown were adjusted upon the spinoffs of Carrier and Otis, in accordance with plan rules and the Employee Matters Agreement, as amended.
(2)	Unvested RSUs and Restricted Stock Awards (“RSAs”) outstanding as of year-end, including any legacy UTC and RTN RSUs and PSUs that were converted to RTX RSUs and RTN RSAs that converted to RTX RSAs on April 3, 2020, the date of the spinoffs of Carrier and Otis and the Merger.
(3)	Calculated by multiplying the number of unvested RSUs and RSAs by $100.92, the NYSE closing price of RTX Common Stock on the last trading day of 2022.
(4)	PSUs scheduled to vest following the three-year performance/time-based vesting period, subject to Company performance relative to pre-established performance goals and the executive’s continued employment with the Company, except in the case of death, disability, qualifying separation within two years of a change-in-control, retirement and certain involuntary terminations. PSUs are settled following the Committee’s certification of performance achievement levels. Pursuant to SEC rules, the number of shares shown with respect to PSU awards granted in 2021 and 2022 assumes maximum-level performance, based on vesting estimates as of December 31, 2022.
(5)	Calculated by multiplying the number of unvested PSUs by $100.92, the NYSE closing price of RTX Common Stock on the last trading day of 2022.
(6)	SARs scheduled to vest on the third anniversary of the grant date, subject to the executive’s continued employment with the Company, except in the case of death, disability, qualifying separation within two years of a change-in-control, retirement and certain involuntary terminations.
(7)	SARs that vested on February 4, 2023.
(8)	RSUs scheduled to vest on the third anniversary of the grant date, subject to the executive’s continued employment with the Company, except in the case of death, disability, qualifying separation within two years of a change-in-control, retirement and certain involuntary terminations. Each time the Company pays a dividend to shareowners, dividend equivalents are reinvested as additional RSUs. The reinvested RSUs vest on the same date as the underlying RSUs. RSUs granted on February 4, 2020, vested on February 4, 2023.
(9)	ELG RSUs granted upon the executive’s appointment to the ELG, which vest in the event of a qualifying separation (as defined under the ELG program and detailed on page 63), death or disability. Each time the Company pays a dividend to shareowners, dividend equivalents are reinvested as additional RSUs. The reinvested RSUs vest on the same date as the underlying RSUs.
(10)	RSAs originally granted by Raytheon Company prior to the Merger under the legacy RTN 2019 Stock Plan that were converted to RTX RSAs on April 3, 2020 (the closing date of the Merger), in accordance with the Merger Agreement. These RSAs vest in three annual installments on the second, third and fourth anniversaries of the grant dates and pay cash dividends during the vesting period.
(11)	PSUs originally granted by Raytheon Company prior to the Merger under the legacy RTN 2019 Stock Plan that were converted to RTX RSUs on April 3, 2020 (the closing date of the Merger), in accordance with the terms of the Merger Agreement. A target performance factor was applied prior to the conversion into RTX RSUs. During the vesting period, these awards accrue dividend equivalents that are paid in cash at the time of vesting. Converted RSUs granted on January 29, 2020, vested on January 29, 2023.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     71

COMPENSATION TABLES | OPTIONS EXERCISED AND STOCK VESTED

Upon the spinoffs of Carrier and Otis that occurred on April 3, 2020, vested UTC SARs were adjusted and converted into vested SARs of RTX (as shown in the Outstanding Equity Awards at Fiscal Year-End table on pages 70-71), Carrier and Otis. Both the number of outstanding SARs and the exercise price of each award were adjusted at the time of the spinoffs to reflect the post-spinoff stock prices of the three companies. Mr. Mitchill is the only NEO who holds SARs in the spinoff companies as of December 31, 2022. The table below shows the outstanding Carrier and Otis SARs held by Mr. Mitchill as of fiscal year-end.

	Carrier SARs			Otis SARs
Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Option Exercise Price ($)	Option Expiration Date
N. Mitchill, Jr.
1/3/2017	8,938	$18.53	1/2/2027	4,469	$58.66	1/2/2027
1/4/2016	-	-	-	5,618	$50.58	1/3/2026
1/2/2015	-	-	-	2,936	$60.88	1/1/2025

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
G. Hayes	60,865	$952,016	116,010	$10,773,359
N. Mitchill, Jr.	-	-	25,333	$2,356,222
C. Calio	5,022	$159,925	42,016	$3,907,908
S. Timm	-	-	4,911	$452,654
W. Kremer	-	-	38,579	$3,635,045

(1)	RTX SARs exercised during 2022.
(2)	Calculated by multiplying the number of RTX SARs exercised by the difference between the market price of RTX Common Stock on the exercise date and the exercise price of the award. During 2022, no Carrier or Otis SARs were exercised by the NEOs.
(3)	Restricted Stock Awards (granted by legacy RTN prior to the Merger) and RSUs (including legacy RTN and UTC PSUs that converted to RTX RSUs upon the spinoffs of Carrier and Otis and the Merger) that vested in 2022. Amounts also include any shares that were withheld to cover U.S. Social Security and Medicare taxes due during the year as a result of the executive attaining retirement-eligible status under the terms of the award.
(4)	Calculated by multiplying the number of vested stock awards by the market price of RTX Common Stock on the vest date.

Pension Benefits

LEGACY UTC PENSION BENEFITS

Overview of Plans. The Company maintains the following frozen pension plans in which certain legacy UTC employees participate:

●	Raytheon Technologies Corporation Consolidated Pension Plan (“RTX Consolidated Pension Plan”): A tax-qualified, defined benefit plan subject to IRC provisions that recognized pay and annual retirement benefits up to IRC limits through the plan freeze date of December 31, 2019, for legacy UTC participants.

●	UTC Pension Preservation Plan (“PPP”): An unfunded, nonqualified defined benefit plan that mirrors the legacy UTC benefit formula, retirement eligibility and vesting provisions of the RTX Consolidated Pension Plan, but provides benefits that could not be accrued under the RTX Consolidated Pension Plan due to IRC limits.

Eligibility and Pension Formulas. Over the years, as the competitive market has evolved, the eligible employee population and the pension benefit formula used under these plans have changed. Benefit accruals earned under the RTX Consolidated Pension Plan and PPP are therefore dependent upon when the employee was hired and which pension formula—the Final Average Earnings (“FAE”) or the Cash Balance formula—was applicable at the time of the accrual. See the following page for an explanation of each formula.

72     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION TABLES | PENSION BENEFITS

Both plans were closed to new participants hired on or after January 1, 2010. For employees hired prior to January 1, 2010, effective December 31, 2014, the FAE formula was frozen and these employees transitioned to a Cash Balance formula. This formula was then frozen on December 31, 2019, other than with respect to interest credits on Cash Balance accounts. Beginning January 1, 2020, actively employed pension plan participants became eligible for equivalent age-based company contributions into legacy UTC’s qualified and nonqualified defined contribution plans. Effective January 1, 2023, contribution levels under the qualified Savings Plan and nonqualified plans (as detailed on page 61) were modified as a result of the Company’s efforts to harmonize defined contributions plans post-Merger.

The table below summarizes the status of accruals earned under the legacy UTC defined benefit pension plans:

Accruals Earned under Legacy UTC’s Pension Plans
Eligible Employees	Prior to 2015	Between 2015 and 2019	2020 and later
Hired prior to July 1, 2002	FAE formula	Cash Balance formula	No further Cash Balance pay credits; defined contribution plan benefits only
Hired on or after July 1, 2002, and prior to January 1, 2010	Cash Balance formula	Cash Balance formula	No further Cash Balance pay credits; defined contribution plan benefits only
Hired on or after January 1, 2010	No pension benefit; defined contribution plan benefits only	No pension benefit; defined contribution plan benefits only	No pension benefit; defined contribution plan benefits only

●	FAE formula: Under this formula, the legacy UTC pension plans provided an annual benefit equal to 2% of an employee’s earnings (defined below) for each year of service up to a maximum of 20 years, plus 1% of earnings for each year of service thereafter, minus 1.5% of the employee’s Social Security benefit for each year of service (up to a maximum 50% offset of the annual Social Security benefit). Earnings recognized under this formula consisted of the highest average annual base salary and annual incentive awards received over any consecutive five-calendar-year period ending on or before December 31, 2014.

●	Cash Balance formula: The Cash Balance formula credited a participant’s account with two types of credits—pay credits and interest credits. Pay credits ranged from 3% to 8% of base salary and annual incentives, depending on the participant’s age. Interest credits are based on 30-year U.S. Treasury bond yields and are subject to annual adjustments but cannot fall below 3.8%.

Other formulas used: For Mr. Hayes, benefits shown in the table on page 75 also include amounts accrued under a different formula used in a predecessor Sundstrand pension plan that was merged into legacy UTC’s pension plans, upon UTC’s acquisition of Sundstrand Corporation in 1999. Benefits shown for Mr. Timm are based on the formula under the frozen Rockwell Collins qualified pension plan that was merged into the legacy UTC pension plan on December 31, 2018.

Distribution Options. Plan participants may elect the following distribution options:

Plan	FAE Benefit Formula		Cash Balance Benefit Formula
RTX Consolidated Pension Plan	●	Lump-sum payment	●	Lump-sum payment
(for legacy UTC participants)	●	Annuity payments	●	Annuity payments
UTC Pension Preservation Plan	●	Lump-sum* payment	●	Lump-sum* payment
	●	Annuity payments	●	Annuity payments
	●	Two- to 10-year annual installments	●	Two- to 10-year annual installments

*	Uses a discount rate equal to the Barclay’s Capital Municipal Bond Index averaged over five years. This non-taxable investment index is intended to yield an after-tax income stream on the net after-tax proceeds reinvested in tax-free bonds that are comparable to a more tax-efficient annuity distribution.

Retirement. The normal retirement age under both the FAE and the Cash Balance benefit formulas is 65. Early retirement benefits are available under the FAE formula beginning at age 55 with at least 10 years of service. The value of the Cash Balance account is not impacted by an employee’s age at retirement. As of December 31, 2022, Mr. Hayes was eligible for early retirement under the FAE formula.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     73

COMPENSATION TABLES | PENSION BENEFITS

LEGACY RTN PENSION BENEFITS

Overview of Plans. The Company maintains the following legacy RTN pension plans:

●	Raytheon Company Pension Plan for Salaried Employees (“RTN Salaried Pension Plan”): A tax-qualified, defined benefit pension plan subject to IRC provisions that, as of December 31, 2022, limit recognized annual compensation to $305,000 and annual retirement benefits to $245,000.

●	Raytheon Company Retirement Plan (“RTN Retirement Plan”): A tax-qualified, defined benefit pension plan that covers employees who were part of Raytheon Company’s 1997 acquisition of Hughes Aircraft and is subject to IRC provisions that, as of December 31, 2022, limit recognized annual compensation to $305,000 and annual retirement benefits to $245,000.

●	Raytheon Company Parity Pension Plan (“RTN Parity Pension Plan”): An unfunded, nonqualified excess pension plan providing benefits that would have been provided to a participant under the tax-qualified pension plan but for compensation and benefit limits imposed by the IRC. The plan features are generally the same as the features of the qualified plan, except that benefits are offset by the qualified plan benefit, and the forms of payment are subject to certain IRC restrictions.

●	Raytheon Company Supplemental Executive Retirement Plan (“RTN SERP”): An unfunded, nonqualified pension plan for eligible senior executives, designed to replicate, but not exceed, the retirement benefit that a mid-career person joining the Company would have achieved under the qualified and nonqualified pension plans had such person begun their career with the Company.

Eligibility. Employees hired prior to January 1, 2007, remain eligible to participate in the RTN Salaried Pension Plan or RTN Retirement Plan and the RTN Parity Pension Plan. Select senior executives are eligible for the RTN SERP.

Pension Formulas. Under the RTN Salaried Pension Plan, benefits are based on an FAE formula of 1.8% for each of the first 20 years of credited service and 1.2% for each year of credited service thereafter, reduced by the same percentage of the employee’s estimated primary Social Security benefit. FAE is defined as the average of the 60 highest consecutive months of compensation (base salary and annual incentive awards) in the final 120 months of employment.

For the RTN Retirement Plan, the contributory portion requires employee contributions of 3% of covered earnings. For each year of credited service, the pension benefit under the contributory portion is based on an FAE formula of 1.75% for each year of credited service, reduced by 1.5% of the employee’s estimated Social Security benefit at age 65, reduced and limited to 50% of the Social Security benefit. FAE is defined as the average of compensation (base salary and annual incentive awards) in the highest five 12-month periods out of the last ten 12-month periods of employment. The retiree benefit from the contributory portion of the Plan is subject to an annual cost-of-living adjustment.

Benefits under the RTN SERP provide a pension of 35% of the FAE after 10 years of service and, at age 55, increases by 3% of the FAE for every additional year of service up to a maximum of 50% of the FAE. Amounts payable under this plan are offset by amounts payable under other Company pension plans, any prior employer plan and Social Security.

Effective December 31, 2022, the FAE formula under these plans was frozen and on January 1, 2023, participants began accruing benefits under a new Cash Balance formula that will provide an annual pay and interest credit. Service continues to be accrued under the RTN SERP, but the FAE formula used to determine the benefit prior to any offsets was frozen on December 31, 2022.

Distribution Options. Both married and single participants can elect actuarially equivalent monthly life annuity forms of payment. The RTN Retirement Plan also includes certain options such as the five-year certain option. Under the RTN Parity Pension Plan, the five-year certain option is the designated form of payment for participants covered under the RTN Retirement Plan.

Retirement. The normal retirement age under the legacy RTN pension plans is 65. Early retirement benefits are available beginning at age 55 with 10 years of service. Under the RTN Salaried Pension Plan, benefits are reduced for early retirement prior to age 60. Under the RTN Retirement Plan, early benefits are unreduced if taken when age and service total at least 75. Otherwise, early retirement benefits are actuarially reduced from age 65. Mr. Kremer is eligible for early retirement under the applicable legacy RTN pension plans.

74     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION TABLES | PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
G. Hayes(2)	RTX Consolidated Pension Plan	30	$1,466,929	-
	UTC Pension Preservation Plan	30	$15,175,913	-
	Total		$16,642,842	-
N. Mitchill, Jr.(3)	RTX Consolidated Pension Plan	0	$0	-
	UTC Pension Preservation Plan	0	$0	-
	Total		$0	-
C. Calio(2)	RTX Consolidated Pension Plan	15	$234,811	-
	UTC Pension Preservation Plan	15	$195,780	-
	Total		$430,591	-
S. Timm(4)	RTX Consolidated Pension Plan	10	$187,053	-
	Total		$187,053	-
W. Kremer(5)	RTN Salaried Pension Plan	19	$1,005,465	-
	RTN Parity Pension Plan	19	$6,676,124	-
	RTN SERP	19	$2,447,852	-
	Total		$10,129,441	-
(1)	The assumptions used to determine the present value of the accumulated pension benefit under the Company’s pension plans are described in the pension assumptions section of Note 11: Employee Benefit Plans, to the Consolidated Financial Statements in RTX’s 2022 Form 10-K, including discount rates ranging from 5.45% to 5.56% for the various pension plans and mortality table of Pri-2012 with a plan specific adjustment and MP-2021 to project future improvements.
(2)	The following additional assumptions are used to determine the present value of the accumulated pension benefit under the legacy UTC pension plans: (i) the NEOs are assumed to retire at age 62 for FAE benefits (the earliest date they can retire without a reduction of benefits due to age) and age 65 for Cash Balance benefits; (ii) projected lump-sum payments under the PPP are calculated using a lump-sum interest rate of 1.838% for Mr. Hayes (age 62 in 2022); and (iii) the amounts shown assume the following forms of payment: (a) 70% in a monthly annuity and 30% in a lump-sum payment for benefits accrued under the FAE formula of the RTX Consolidated Pension Plan; (b) a lump-sum payment for benefits accrued under the Cash Balance formula of the RTX Consolidated Pension Plan; and (c) a lump-sum payment for benefits accrued under the PPP.
(3)	Mr. Mitchill was hired after January 1, 2010 and therefore does not participate in the legacy UTC pension plans.
(4)	The present value of the accumulated benefits shown for Mr. Timm is based on benefits earned under the legacy Rockwell Collins qualified defined benefit pension plan, which was frozen in 2006 and has since merged into the equivalent RTX Consolidated Pension Plan. The number of years of credited service reflects the years of service he had when the plan was frozen. Benefit calculations are based on age, years of service, and average annual base salary and annual incentives. All of Mr. Timm’s nonqualified pension benefits were previously distributed to him upon UTC’s acquisition of Rockwell Collins in a lump-sum payment in accordance with the change-in-control provisions in that plan. The following additional assumptions are also used: (i) retirement at age 62, the earliest date Mr. Timm can retire without a reduction of benefits due to age; and (ii) 100% life annuity for benefits under the plan.
(5)	The assumptions used to determine the present value of the accumulated pension benefits under the legacy RTN pension plans are described in the pension assumptions section of Note 11: Employee Benefits Plans, to the Consolidated Financial Statements in RTX’s 2022 Form 10-K. Benefits are valued assuming retirement at age 60, the earliest date Mr. Kremer can retire without a reduction of benefits due to age, discounted to his current age with interest and based upon current levels of compensation. In addition, there is no assumed incidence of pre-retirement mortality, disability or termination. A life annuity form of payment is assumed.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     75

COMPENSATION TABLES | NONQUALIFIED DEFERRED COMPENSATION

Nonqualified Deferred Compensation

RTX offers various nonqualified deferred compensation plans, as shown below. Eligibility to participate in these plans depends on the NEO’s legacy company. Further, some of our NEOs have account balances in plans from companies previously acquired by our legacy companies; these plans have since been closed to future contributions. The table below provides a description of the plans that were active through 2022:

Plan Name	Description
UTC Savings Restoration Plan (“SRP”)	An unfunded, nonqualified deferred compensation arrangement that offers legacy UTC participants the opportunity to defer up to 6% of pay (base salary and annual incentives) above the annual IRC compensation limit ($305,000 in 2022) applicable to the tax-qualified Savings Plan. Using the qualified Savings Plan’s matching contribution formula, the SRP credits matching contributions equal to 60% of the amount deferred by the executive in the form of RTX deferred stock units. Participants are vested in their own deferrals and vest in the Company match upon the earlier of three years of service or two years in the Plan. SRP balances may be distributed at the election of the participant in a lump-sum payment or in annual installments over periods ranging from two to 15 years. Employee deferrals are distributed in cash and the Company match is distributed in shares of RTX Common Stock. The SRP was closed to new contributions effective December 31, 2022.
UTC Company Automatic Contribution Excess Plan (“CACEP”)

An unfunded, nonqualified deferred compensation arrangement that provides legacy UTC participants with age-based Company automatic contributions (ranging from 3% to 5.5% of salary and annual incentives for those hired on or after January 1, 2010) on compensation that exceeds the IRC limits applicable to the tax-qualified Savings Plan. Participants are vested in Company contributions upon the earlier of three years of service or two years in the Plan. CACEP balances are distributed in cash, in a lump-sum payment or in annual installments over periods ranging from two to 15 years per the participant’s election. The Plan also provides missed matching contributions for employees whose compensation has not reached the annual IRC compensation limit, but whose contributions to the qualified Savings Plan are limited by the IRC’s annual contributions limit ($61,000 in 2022).

Effective January 1, 2020, employees hired prior to January 1, 2010, stopped accruing pay credits into legacy UTC pension plans and instead began to receive an age-based Company automatic contribution (ranging from 3% to 8% of salary and annual incentives) into the CACEP for amounts above the IRC limits applicable to the qualified Savings Plan. The CACEP was closed to new contributions effective December 31, 2022.

UTC Deferred Compensation Plan (“UTC DCP”)	An unfunded, nonqualified deferred compensation arrangement that offers legacy UTC participants the opportunity to defer up to 50% of base salary and up to 70% of annual incentives until retirement or a future date selected by the executive (which may be no earlier than five years from the date the election was made). All distributions are made in cash, either in a lump-sum or in two to 15 annual installments per the participant’s election. If a participant’s employment terminates before they attain age 50, all balances are paid as a lump-sum in the April following separation. The UTC DCP was closed to new contributions effective December 31, 2022.
Raytheon Technologies Corporation PSU Deferral Plan (“PSU Deferral Plan”) (formerly the UTC LTIP PSU Deferral Plan)	An unfunded, nonqualified deferred compensation arrangement that offers legacy UTC participants the ability to defer between 10% and 100% of their vested PSU awards that would otherwise be settled in unrestricted shares of RTX Common Stock. The deferred portion of the PSU award is converted into deferred stock units that accrue dividend equivalents. Distributions from the plan are made in a lump-sum or in two to 15 annual installments, either upon retirement or at a future date selected by the participant (which may be no earlier than five years from the year the PSUs are deferred). Distributions are made in whole shares of RTX Common Stock with any fractional units paid in cash. Beginning January 1, 2023, eligible legacy RTN employees may participate in this Plan.
Raytheon Company Deferred Compensation Plan (“RTN DCP”)	An unfunded, nonqualified deferred compensation arrangement that allows legacy RTN employees, who are projected to reach the IRC compensation limit, the ability to defer between 3% and 50% of their base salary in excess of the IRC compensation limit, and between 3% and 90% of their annual incentive awards, and receive tax-deferred returns on those deferrals. The Company also matches up to 4% of deferrable compensation once the IRC compensation limit is exceeded. All distributions are made in cash, either in a lump-sum, or in 5, 10 or 15 annual installments per the participant’s election. The RTN DCP was closed to new contributions effective December 31, 2022.

76     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION TABLES | NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
G. Hayes	UTC CACEP	$0	$507,460	-$90,030	$0	$1,306,521
	UTC DCP	$0	$0	$114,525	$0	$687,181
	UTC SRP	$380,595	$228,357	-$480,247	$0	$6,580,628
	Sundstrand Corporation Deferred Compensation Plan(5)	$0	$0	$24,362	$0	$688,299
N. Mitchill, Jr.	UTC CACEP	$0	$88,542	$9,918	$0	$349,917
	UTC SRP	$106,250	$63,750	-$21,778	$0	$763,195
C. Calio	UTC CACEP	$0	$123,900	$7,941	$0	$300,033
	UTC DCP	$0	$0	$0	$0	$0
	UTC SRP	$106,200	$63,720	-$4,790	$0	$562,324
S. Timm	UTC CACEP	$0	$92,590	-$8,786	$0	$196,954
	UTC DCP	$948,848	$0	-$65,363	$0	$883,485
	UTC SRP	$45,877	$27,526	$868	$0	$155,568
	Rockwell Collins Non-Qualified Savings Plan(6)	$0	$0	-$3,629	$0	$43,798
W. Kremer	RTN DCP	$134,858	$59,693	-$34,067	$0	$1,688,524
	RTN Excess Savings Plan(7)	$0	$0	-$541	$0	$2,667
(1)	Amounts shown are included in the Salary and Bonus columns of the Summary Compensation Table on page 67.
(2)	Amounts shown are included in the All Other Compensation column of the Summary Compensation Table on page 67.
(3)	Amounts shown reflect hypothetical investment returns (less fees, if applicable) to accounts based on fixed income, bond and equity indices selected by the participant. Participants also may elect RTX stock units with dividend reinvestments (except for the CACEP and the Sundstrand Corporation Deferred Compensation Plan). These returns do not constitute above-market earnings, except for $9,712 credited to Mr. Hayes under the frozen Sundstrand Corporation Deferred Compensation Plan which is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table on page 67.
(4)	The sum of contributions (by both the executive and RTX) and credited earnings on those deferrals, less withdrawals. Of these totals, the following amounts have been included in the Summary Compensation Table in prior years: $4,323,048 (Mr. Hayes); $392,543 (Mr. Mitchill); $148,285 (Mr. Calio); and $174,151 (Mr. Timm).
(5)	Mr. Hayes maintains an account balance in the frozen Sundstrand Corporation Deferred Compensation Plan, which was assumed by the Company upon the acquisition of Sundstrand Corporation in 1999.
(6)	Mr. Timm maintains an account balance in the frozen Rockwell Collins Non-Qualified Savings Plan, which was assumed by the Company upon the acquisition of Rockwell Collins in 2018.
(7)	Mr. Kremer maintains an account balance in the legacy Raytheon Company Excess Savings Plan, which was frozen effective March 15, 2008.

Raytheon Technologies Corporation Compensation Deferral Plan

As detailed on page 61, effective December 31, 2022, the UTC SRP, UTC CACEP, UTC DCP and RTN DCP were closed to new contributions, and beginning January 1, 2023, eligible RTX employees participate in the new Raytheon Technologies Corporation Compensation Deferral Plan (“CDP”). The CDP is a nonqualified defined contribution plan that provides eligible employees an opportunity to defer up to 50% of base salary and/or 80% of annual incentive awards, and continue to receive company matching and company retirement contributions once the participant can no longer receive these contributions into the qualified Savings Plan due to IRC limits. Participants are immediately vested in their own deferrals and vest in the Company contributions upon the earlier of two years of service or upon reaching age 65. Company contributions are distributed upon a separation of service from the Company. Employee deferrals are distributed either upon a separation of service from the Company or upon a future date selected by the participant (which may be no earlier than five years from the date the election was made). CDP balances are distributed in cash, in a lump-sum payment or in annual installments over periods ranging from two to 15 years per the participant’s election. The Plan also provides missed matching contributions for employees whose compensation has not reached the annual IRC compensation limit, but whose contributions to the qualified Savings Plan are limited by the IRC’s annual contributions limit.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     77

COMPENSATION TABLES | POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Potential Payments upon Termination or Change-in-Control

On April 3, 2022, all Merger-related severance plans and agreements expired, except Mr. Hayes’ employment agreement which will expire on April 3, 2023, as detailed below. All other NEOs are now covered by the terms of their Executive Leadership Group (“ELG”) agreements.

As described in detail on page 63, ELG members (except for Mr. Hayes) are not eligible for cash severance benefits upon a separation from the Company. Instead, upon appointment to the Company’s ELG, each of our NEOs (except Mr. Hayes) was granted an ELG RSU award that will vest only if there is a qualifying termination (defined on page 63) from the Company and the executive enters into an agreement containing certain restrictive covenants (explained on page 63).

GREGORY J. HAYES

Employment Agreement. When UTC and RTN agreed to an all-stock “merger of equals,” UTC entered into an employment agreement with Mr. Hayes. This agreement became effective upon the Merger and will expire on its third anniversary (April 3, 2023) or an earlier termination of employment.

During the term of the agreement, Mr. Hayes is to receive an annual base salary of no less than $1.6 million (which may be increased from time to time for merit adjustments), and a target annual incentive opportunity of 200% of base salary.

Under the agreement, Mr. Hayes also is subject to a permanent confidentiality covenant, a one-year non-competition covenant, and a two-year customer and employee non-solicitation covenant.

In the event of Mr. Hayes’ termination of employment before April 3, 2023, either by the Company without cause or by Mr. Hayes for good reason (both terms are defined in the agreement, as amended), he will be entitled to receive the following benefits under his employment agreement (subject to his execution of a release of claims in favor of the Company):

●	A lump-sum cash severance payment equal to three times the sum of (a) his annual base salary, and (b) the greater of his 2019 annual incentive award or his target annual incentive award for the year of termination;
●	A pro-rated target annual incentive award for the year of termination;
●	Treatment of his termination as a retirement for purposes of his outstanding LTI awards, and a waiver of any minimum holding period that would otherwise be a condition to vest upon retirement; and
●	Up to one year of health and welfare benefit coverage continuation, with premiums paid by the Company.

Mr. Hayes is not eligible to receive severance benefits under his ELG agreement or under the legacy UTC Senior Executive Severance Plan during the term of his employment agreement. However, if he separates on or after April 3, 2023, he will be eligible for severance benefits under his ELG agreement (as detailed on page 63) or the legacy UTC Senior Executive Severance Plan (only in the case of an RTX change-in-control, as detailed on page 64).

The table below shows the estimated value of payments and benefits that Mr. Hayes would have been entitled to receive had his employment terminated on December 31, 2022, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation (without Good Reason)(3)	Voluntary Separation (with Good Reason)(2)	Separation following a Change-in-Control(4)
Cash Payment(5)	$0	$17,625,000	$0	$17,625,000	$17,625,000
Pension(6)	$0	$0	$0	$0	$0
Health & Welfare Continuation(7)	$0	$33,998	$0	$33,998	$33,998
Accrued Paid Time Off	$0	$0	$0	$0	$0
Option Awards(8)	$0	$11,582,539	$9,553,627	$11,582,539	$11,582,539
Stock Awards(8)	$0	$56,022,609	$36,383,577	$56,022,609	$56,022,609
Total	$0	$85,264,146	$45,937,204	$85,264,146	$85,264,146

78     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION TABLES | POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

(1)	All outstanding LTI awards would forfeit and no severance would be payable upon an involuntary separation for cause.
(2)	During the three-year term of Mr. Hayes’ employment agreement (as amended), all outstanding LTI awards as of the date of separation would vest (or in the case of PSUs, remain eligible to vest subject to Company performance through the end of the performance period) upon involuntary termination (without cause) or voluntary separation (with good reason).
(3)	As of December 31, 2022, Mr. Hayes had attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of a voluntary separation (without good reason) from the Company, his annual LTI awards would receive beneficial treatment reserved for retirement-eligible employees. These awards, if outstanding for more than one year, would be treated as follows: (1) unvested SARs and RSUs would vest; and (2) PSUs would remain eligible to vest on the original vesting date, subject to the achievement of Company performance goals. Awards outstanding for less than one year would forfeit in the case of a voluntary separation (without good reason) from the Company.
(4)	During the term of Mr. Hayes’ employment agreement (as amended), in the event of a qualifying termination following an RTX change-in-control, Mr. Hayes would receive the same severance, benefits and LTI treatment that he would receive upon an involuntary separation (without cause) or a voluntary separation (with good reason), except that outstanding PSUs would vest in accordance with the RTX LTIP, at the greater of actual or target performance.
(5)	In accordance with Mr. Hayes’ employment agreement (as amended), amounts shown reflect the cash severance that would be paid in the case of an involuntary separation (without cause), a voluntary separation (with good reason), or a qualifying separation within two years of an RTX change-in-control event.
(6)	An estimated lump-sum present value of the qualified and nonqualified pension benefits payable upon a separation from the Company can be found in the Pension Benefits table on page 75.
(7)	In accordance with Mr. Hayes’ employment agreement (as amended), amounts shown reflect the estimated cost of one year of health and welfare benefit continuation based on elections as of December 31, 2022, in addition to the estimated cost for an executive physical.
(8)	Reflects the value of unvested LTI awards that would vest (or remain eligible to vest) following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2022 ($100.92). Where included, the 2022 and 2021 PSUs assume maximum-level performance based on estimated performance as of December 31, 2022.

NEIL G. MITCHILL, JR.

The table below shows the estimated value of payments and benefits that Mr. Mitchill would have been entitled to receive had his employment terminated on December 31, 2022, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation(3)	Separation following a Change-in-Control(4)
Cash Payment	$0	$0	$0	$0
Pension(5)	$0	$0	$0	$0
Health & Welfare Continuation	$0	$0	$0	$0
Accrued Paid Time Off	$0	$0	$0	$0
Option Awards(6)	$0	$1,057,605	$0	$1,939,220
Stock Awards(6)	$0	$4,784,481	$0	$13,131,609
Total	$0	$5,842,086	$0	$15,070,829
(1)	Outstanding LTI awards would forfeit upon an involuntary separation for cause.
(2)	As of December 31, 2022, Mr. Mitchill had not attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of an involuntary separation (without cause), his annual LTI awards, if outstanding for more than one year, would be treated as follows: (1) SARs and RSUs would vest on a pro-rata basis; and (2) a pro-rata portion of PSUs would remain eligible to vest on the original vesting date, subject to the achievement of Company performance goals and him signing a release of claims in favor of the Company. An involuntary (not for cause) separation would constitute a qualifying separation under the terms of the ELG RSUs and as a result would vest. Annual LTI awards outstanding for less than one year and the pro-rata portion of annual LTI awards (held for more than a year) that do not vest or remain eligible to vest would forfeit in the case of involuntary (without cause) separation from the Company.
(3)	As of December 31, 2022, Mr. Mitchill had not attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of a voluntary separation from the Company, all unvested awards would forfeit following separation.
(4)	In the event of a qualifying termination within two years of an RTX change-in-control, all outstanding awards would vest in accordance with the RTX LTIP, including PSUs, which would vest at the greater of actual or target performance.
(5)	Mr. Mitchill does not participate in the Company’s pension plans.
(6)	Reflects the value of unvested LTI awards that would vest (or remain eligible to vest) following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2022 ($100.92). Where included, the 2022 and 2021 PSUs assume maximum-level performance based on estimated performance as of December 31, 2022.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     79

COMPENSATION TABLES | POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

CHRISTOPHER T. CALIO

The table below shows the estimated value of payments and benefits that Mr. Calio would have been entitled to receive had his employment terminated on December 31, 2022, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation(3)	Separation following a Change-in-Control(4)
Cash Payment	$0	$0	$0	$0
Pension(5)	$0	$0	$0	$0
Health & Welfare Continuation	$0	$0	$0	$0
Accrued Paid Time Off	$0	$0	$0	$0
Option Awards(6)	$0	$1,707,950	$0	$3,116,212
Stock Awards(6)	$0	$6,058,645	$0	$19,472,716
Total	$0	$7,766,595	$0	$22,588,928
(1)	Outstanding LTI awards would forfeit upon an involuntary separation for cause.
(2)	As of December 31, 2022, Mr. Calio had not attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of an involuntary separation (without cause), his annual LTI awards, if outstanding for more than one year, would be treated as follows: (1) SARs and RSUs would vest on a pro-rata basis; and (2) a pro-rata portion of his PSUs would remain eligible to vest on the original vesting date, subject to the achievement of Company performance goals and him signing a release of claims in favor of the Company. An involuntary (not for cause) separation would constitute a qualifying separation under the terms of the ELG RSUs and as a result would vest. Annual LTI awards outstanding for less than one year, and the pro-rata portion of annual LTI awards (held for more than a year) that do not vest or remain eligible to vest, would forfeit in the case of involuntary (without cause) separation from the Company.
(3)	As of December 31, 2022, Mr. Calio had not attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of a voluntary separation from the Company, all unvested awards would forfeit following separation.
(4)	In the event of a qualifying termination within two years of an RTX change-in-control, all outstanding awards would vest in accordance with the RTX LTIP, including PSUs, which would vest at the greater of actual or target performance.
(5)	An estimated lump-sum present value of the qualified and nonqualified pension benefits payable upon a separation from the Company can be found in the Pension Benefits table on page 75.
(6)	Reflects the value of unvested LTI awards that would vest (or remain eligible to vest) following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2022 ($100.92). Where included, the 2022 and 2021 PSUs assume maximum-level performance based on estimated performance as of December 31, 2022.

STEPHEN J. TIMM

The table below shows the estimated value of payments and benefits that Mr. Timm would have been entitled to receive had his employment terminated on December 31, 2022, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation(3)	Separation following a Change-in-Control(4)
Cash Payment	$0	$0	$0	$0
Pension(5)	$0	$0	$0	$0
Health & Welfare Continuation	$0	$0	$0	$0
Accrued Paid Time Off	$0	$0	$0	$0
Option Awards(6)	$0	$2,107,328	$2,107,328	$2,772,624
Stock Awards(6)	$0	$8,477,986	$8,477,986	$16,108,245
Total	$0	$10,585,314	$10,585,314	$18,880,869
(1)	Outstanding LTI awards would forfeit upon an involuntary separation for cause.
(2)	As of December 31, 2022, Mr. Timm had attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of an involuntary separation (without cause), his annual LTI awards would have received the beneficial treatment reserved for retirement-eligible employees. These awards, if outstanding for more than one year, would be treated as follows: (1) SARs and RSUs would vest, and (2) PSUs would remain eligible to vest on the original vesting date, subject to the achievement of Company performance goals. An involuntary (not for cause) separation would constitute a qualifying separation under the terms of the ELG RSUs; however, as of December 31, 2022, Mr. Timm had not been in the ELG for the three years required to vest in these awards. As a result, his ELG RSUs would forfeit upon an involuntary separation (without cause). Annual LTI awards outstanding for less than one year would forfeit in the case of involuntary (without cause) separation from the Company.

80     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

COMPENSATION TABLES | POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

(3)	As of December 31, 2022, Mr. Timm had attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of a voluntary separation, his annual LTI awards would have received the beneficial treatment reserved for retirement-eligible employees. These awards, if outstanding for more than one year, would be treated as follows: (1) SARs and RSUs would vest, and (2) PSUs would remain eligible to vest on the original vesting date, subject to the achievement of Company performance goals. Annual LTI awards outstanding for less than one year and his ELG RSU award, which does not carry beneficial retirement treatment, would forfeit in the case of a voluntary separation from the Company.
(4)	In the event of a qualifying termination within two years of an RTX change-in-control, all outstanding awards would vest in accordance with the RTX LTIP, including PSUs, which would vest at the greater of actual or target performance.
(5)	An estimated lump-sum present value of the qualified pension benefits payable upon separation from the Company can be found in the Pension Benefits table on page 75. All of Mr. Timm’s nonqualified pension benefits were previously distributed to him upon UTC’s 2018 acquisition of Rockwell Collins in a lump-sum payment in accordance with the change-in-control provisions in that plan.
(6)	Reflects the value of unvested LTI awards that would vest (or remain eligible to vest) following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2022 ($100.92). Where included, the 2022 and 2021 PSUs assume maximum-level performance based on estimated performance as of December 31, 2022.

WESLEY D. KREMER

The table below shows the estimated value of payments and benefits that Mr. Kremer would have been entitled to receive had his employment terminated on December 31, 2022, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation(3)	Separation following a Change-in-Control(4)
Cash Payment	$0	$0	$0	$0
Pension(5)	$0	$0	$0	$0
Health & Welfare Continuation	$0	$0	$0	$0
Accrued Paid Time Off(6)	$75,722	$75,722	$75,722	$75,722
Option Awards(7)	$0	$1,248,077	$1,248,077	$1,913,373
Stock Awards(7)	$0	$8,336,494	$8,336,494	$16,079,281
Total	$75,722	$9,660,293	$9,660,293	$18,068,376
(1)	Outstanding LTI awards would forfeit upon an involuntary separation for cause.
(2)	As of December 31, 2022, Mr. Kremer had attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of an involuntary separation (without cause), his annual LTI awards would have received the beneficial treatment reserved for retirement-eligible employees. These awards, if outstanding for more than one year, would be treated as follows: (1) SARs and RSUs would vest, and (2) PSUs would remain eligible to vest on the original vesting date, subject to the achievement of Company performance goals. An involuntary (not for cause) separation would constitute a qualifying separation under the terms of the ELG RSUs; however, as of December 31, 2022, Mr. Kremer had not been in the ELG for the three years required to vest in these awards. As a result, his ELG RSUs would forfeit upon an involuntary separation (without cause). Annual LTI awards (granted post-Merger under the RTX LTIP) outstanding for less than one year, and unvested RSAs (granted prior to the Merger under the Raytheon Company Stock Plan), would forfeit in the case of an involuntary separation (without cause) from the Company. PSUs (granted prior to the Merger under the Raytheon Company Stock Plan), which converted to RSUs upon the Merger, would vest on a pro-rata basis following the end of the original performance period in accordance with retirement terms of the awards.
(3)	As of December 31, 2022, Mr. Kremer had attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of a voluntary separation, his annual LTI awards would have received the beneficial treatment reserved for retirement-eligible employees. These awards, if outstanding for more than one year, would be treated as follows: (1) SARs and RSUs would vest, and (2) PSUs would remain eligible to vest on the original vesting date, subject to the achievement of Company performance goals. Annual LTI awards outstanding for less than one year and ELG RSUs do not carry beneficial retirement treatment, and would therefore be forfeited upon a voluntary separation from the Company. RSAs (granted prior to the Merger under the Raytheon Company Stock Plan) would forfeit in the case of voluntary separation from the Company. PSUs (granted prior to the Merger under the Raytheon Company Stock Plan), which converted to RSUs upon the Merger, would vest on a pro-rata basis following the end of the original performance period, in accordance with retirement terms of the awards.
(4)	In the event of a qualifying termination within two years of an RTX change-in-control, all outstanding LTI awards granted after the Merger would vest in accordance with the RTX LTIP, including PSUs, which would vest at the greater of actual or target performance. Awards granted prior to the Merger under the Raytheon Company Stock Plan would also vest upon a qualifying termination within two years of an RTX change-in-control event.
(5)	An estimated lump-sum present value of the qualified and nonqualified pension benefits payable upon separation from the Company can be found in the Pension Benefits table on page 75.
(6)	Reflects the value of accrued (and unused) paid time off that would be paid to Mr. Kremer upon his separation from the Company.
(7)	Reflects the value of unvested LTI awards that would vest (or remain eligible to vest) following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2022 ($100.92). Where included, the 2022 and 2021 PSUs assume maximum-level performance based on estimated performance as of December 31, 2022.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     81

CEO Pay Ratio

Background

The following section discloses the ratio of our median employee’s total annual compensation to the total annual compensation of the CEO. Below we explain the methodology that we used, in accordance with SEC rules, to identify the median employee and to calculate the 2022 ratio.

Identifying the Median Employee

The Company used the following parameters to identify the employee whose pay was at the median of all RTX employees globally.

COMPENSATION MEASURE

The compensation measure we used to identify the median employee was gross cash compensation paid to employees from October 1, 2021 to September 30, 2022. Gross cash compensation varies by country and is based on local pay practices, but generally includes:

●	Base salary (including any local allowances)

●	Incentive pay (including cash bonuses, sales incentives and other variable pay programs)

●	Any other cash awards or payments(1)

Annualized pay. Pay was annualized for employees who worked a partial year between October 1, 2021 and September 30, 2022. Partial-year employees may include mid-year hires, employees on paid or unpaid leave, and employees on active military duty.

Foreign exchange rates. Foreign currencies were converted into U.S. dollars as of October 1, 2022, based on the average daily spot rates during September 2022.

EMPLOYEES INCLUDED AND EXCLUDED

For the purposes of identifying the median employee, we included all active RTX employees (excluding the CEO) on October 1, 2022, located in 11 countries in which RTX has operations. RTX’s employee population in these 11 countries represents approximately 95% (or 172,478) of our 180,213 active employees on that date. As of October 1, 2022, our global population consisted of 128,250 U.S. employees and 51,963 non-U.S. employees.

We excluded 7,735 employees from 40 countries under the SEC’s de minimis exemption.(2) No employees of recently acquired entities were excluded from the calculation in 2022.

(1)	In some countries, due to differences in payroll systems and local laws and regulations, gains realized on the vesting and/or exercise of LTI awards, as well as Company contributions to government-sponsored benefit plans, may be included.
(2)	The countries and approximate number of RTX employees excluded from the calculation are as follows: Algeria (4), Australia (1,411), Belgium (13), Brazil (136), Cayman Islands (1), Chile (20), China (including Hong Kong) (2,015), Colombia (22), Costa Rica (2), Denmark (2), Dominican Republic (2), Egypt (11), El Salvador (1), Greece (5), Indonesia (424), Ireland (175), Israel (1,272), Japan (163), Kenya (9), Korea (38), Luxembourg (1), Malaysia (135), Morocco (120), Netherlands (242), New Zealand (374), Norway (2), Oman (4), Panama (17), Qatar (22), Saudi Arabia (174), South Africa (4), Spain (25), Sweden (5), Switzerland (30), Taiwan (70), Tanzania (13), Thailand (4), Turkey (566), United Arab Emirates (192), and Vietnam (9).

82     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

CEO PAY RATIO | CALCULATING THE RATIO

Calculating the Ratio

METHODOLOGY

Once we identified the median employee using gross cash compensation as our compensation measure, we then calculated 2022 total compensation for our CEO and for the median employee for the full calendar year, using the same methodology outlined by the SEC for reporting in the Summary Compensation Table (see page 67). Under this methodology, compensation includes employee fringe benefits, such as Company contributions to healthcare and retirement plans.

RESULTS

The 2022 total annual compensation value for Mr. Hayes was $22,609,036 and for RTX’s global median employee was $116,540, resulting in a ratio of 194:1.

With approximately 33% of our employees located outside the United States, RTX has operations around the world. We believe paying competitive wages targeted at the median of local labor markets within our industry is essential to ensuring a productive, engaged workforce and a sustainable business. Consequently, a global ratio may not be particularly informative without any context for foreign labor markets and the diverse roles of RTX’s employees around the world.

Comparing RTX’s Ratio to Other Companies

A number of factors unrelated to compensation significantly impact this calculation and are particularly important when comparing RTX’s ratio to ratios at other companies. These factors include industry-specific pay differentials, company and organizational structure (e.g., outsourcing versus insourcing) and the geographic location of employee populations.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     83

Pay versus Performance

Background

The following section has been prepared in accordance with the SEC’s new pay versus performance (“PvP”) disclosure rules. Under the PvP rules, the SEC has developed a new definition of pay, referred to as Compensation Actually Paid (“CAP”), which is compared here to certain performance measures defined by the SEC.

The Committee does not use CAP as a basis for making compensation decisions, nor does it use the performance measures defined by the SEC for the PvP table to measure performance for incentive plan purposes.

Refer to pages 4-5 for details on how we align pay with performance, and page 44 for the Guiding Principles that underpin how the Committee approaches designing our executive compensation program.

Our Most Important Metrics Used for Linking Pay and Performance

In accordance with the PvP rules, we have listed below the most important metrics we used to link pay to performance for 2022. The Committee believes each of these key metrics measures a particularly salient aspect of Company performance.
Annual Incentive Plan	Financial Measures

●  Earnings measure the immediate impact of operating decisions on the Company’s annual performance. For our Corporate executives, we use net income as our RTX-wide earnings metric and for our business units, we use operating income.

●  Free Cash Flow measures our ability to generate cash to fund our operations and key business investments—whether that means funding critical research and development, strategic acquisitions, paying down debt or distributing earnings to our shareowners.

Non-Financial Measures

●  People & Culture (“P&C”) measures our progress toward our long-term diversity, equity and inclusion and talent objectives.

●  Sustainability & Safety (“S&S”) measures our progress toward our long-term objectives for environmental sustainability and employee health and safety.

Performance Share Units

●  Adjusted Earnings Per Share measures the Company’s ability to create long-term, sustainable earnings that will ultimately drive total shareowner return.

●  Return on Invested Capital measures the efficiency with which we allocate capital resources, considering not just the quantity of earnings, but also the quality of earnings and investments that drive sustainable growth.

●  Total Shareowner Return vs. our Core A&D peers and the companies in the S&P 500 Index measures our ability to return value to our shareowners compared to our core aerospace and defense competitors and a broad index investment opportunity.

84     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE | PAY VERSUS PERFORMANCE TABLE—COMPENSATION DEFINITIONS

INDIVIDUAL PERFORMANCE CONSIDERATIONS

While our performance relative to these metrics determines our annual incentive pool funding, and PSU vesting payouts, the Committee also considers other factors when determining total direct compensation (see page 56 for a definition) for our NEOs, like job scope and responsibilities, tenure, experience, external market positioning, sustained performance and retention risk. The Committee also completes a rigorous performance assessment for each NEO and considers certain strategic, operational and financial achievements made during the year when making individual pay decisions. See pages 55-60 for additional details on the individual performance considerations that the Committee used to determine 2022 total direct compensation.

Pay versus Performance Table—Compensation Definitions

The below chart outlines the differences between the values reported in the Summary Compensation Table (“SCT”) and the new SEC-mandated CAP calculation:

Summary Compensation Table	Basic Concept

●  The SCT includes a mix of both compensation earned during the year (i.e., base salary and annual incentives) and estimated future pay opportunities (i.e., LTI and pension benefits).

●  The SCT uses accounting conventions to estimate the fair value of LTI awards on the grant date. This value can significantly differ from the value ultimately realized by the NEO.

●  Further, the SCT includes a change in the present value of pension benefits that are impacted by various economic actuarial assumptions that do not necessarily represent the additional benefit earned by the NEO during the year.

How it is calculated

●  Base salary paid during the year

●  Annual incentives earned for the applicable year’s performance

●  Grant date accounting fair value of LTI awarded during the year, which reflects the Committee’s evaluation of the prior year’s performance

●  Change in the actuarial present value of pension benefits + above market earnings on nonqualified deferred compensation

●  All other compensation

Compensation Actually Paid	Basic Concept

●  Like the SCT, CAP includes a mix of both compensation earned during the year (i.e., base salary and annual incentives), and estimated future pay opportunities (i.e., LTI and pension benefits).

●  CAP uses the same accounting conventions as the SCT to estimate the value of LTI. However, the CAP LTI values represent a year-over-year change in the accounting values of unvested LTI awards, LTI awards that vested or forfeited during the year, as well as the year-end valuation for LTI awards granted during the year. For SARs, this accounting value at vest does not represent the actual value realized by the NEO, which will ultimately be realized when the NEO exercises their vested SARs.

●  CAP also includes the pension benefit service cost for the year, which seeks to neutralize the effect of certain economic actuarial assumptions.

How it is calculated

●  Base salary paid during the year

●  Annual incentives earned for the applicable year’s performance

●  Change in accounting fair value of all LTI awards that are unvested as of year-end and that vested or forfeited during the year (vs. prior year-end values), year-end value of awards granted during the year, plus any cash dividends paid on these awards during the year

●  Current year service cost of pension benefits and any prior year service cost of pension benefits (if a plan amendment occurred during the year) + above market earnings of non-qualified deferred compensation

●  All other compensation

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     85

PAY VERSUS PERFORMANCE | PAY VERSUS PERFORMANCE TABLE

Pay versus Performance Table

In accordance with the SEC’s PvP rules, below is the required tabular disclosure for the Principal Executive Officer (“PEO”) and the average NEO (excluding the PEO) for reporting years 2022, 2021 and 2020.
			Average Summary	Average Compensation	Value of Initial Fixed $100 Investment Based on:
Year(1) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO(2)(3)(4)(5) (c)	Compensation Table Total for Non-PEO NEOs (d)	Actually Paid to Non-PEO NEOs(2)(3)(4)(5) (e)	Total Shareowner Return (f)	Peer Group Total Shareowner Return(6) (g)	Net Income (GAAP)(7) (h)	Adjusted Earnings Per Share(8) (i)
2022	$22,609,036	$45,201,677	$7,597,628	$12,510,354	$120.47	$109.00	$5,216	$4.78
2021	$23,316,063	$39,680,968	$9,666,013	$11,257,846	$100.38	$92.87	$3,897	$4.27
2020	$20,970,890	$783,545	$6,600,910	$1,668,148	$81.44	$82.03	($3,109)	$2.73
(1)	The PEO in all three reporting years is Gregory J. Hayes. The NEOs in the 2022 reporting year are: Neil G. Mitchill, Jr., Christopher T. Calio, Stephen J. Timm, and Wesley D. Kremer. The NEOs in the 2021 reporting year are: Neil G. Mitchill, Jr., Christopher T. Calio, Stephen J. Timm, Michael R. Dumais, Anthony F. O’Brien III, and Thomas A. Kennedy. The NEOs in the 2020 reporting year are: Neil G. Mitchill, Jr., Stephen J. Timm, Michael R. Dumais, Charles D. Gill, Jr., Robert K. Ortberg and Anthony F. O’Brien III.

(2)	The following amounts were deducted from and added to the Summary Compensation Table (SCT) to arrive at the Compensation Actually Paid (CAP) for each of the applicable years, as shown in columns (c) and (e):
	Year	Total Present Value of Pension Benefits Deducted from SCT	Pension Benefits Value Added to CAP	Stock Awards Deducted from SCT	Stock Awards Added to CAP	Option Awards Deducted from SCT	Option Awards Added to CAP
PEO	2022	$0	$0	$9,352,104	$18,329,321	$6,425,871	$20,041,295
	2021	$1,513,140	$0	$11,740,098	$22,164,685	$2,815,812	$10,269,270
	2020	$1,563,318	$0	$7,417,686	-$3,766,735	$7,178,289	-$261,317
Average Non-PEO NEO	2022	$0	$168,750	$3,219,892	$5,609,221	$2,212,775	$4,567,422
	2021	$1,461,448	$326,500	$4,389,543	$6,480,037	$1,093,639	$1,729,926
	2020	$1,033,681	-$461,667	$1,700,332	-$228,075	$1,161,641	-$347,367
(3)	The SEC PvP rules require that for the purposes of determining the point-in-time CAP value, our annual LTI awards are calculated as follows:
Annual LTI Awards Grant Year
Reporting Year	2022	2021	2020	2019	2018	2017
2022	Fair value as of 12/31/22	Fair value on 12/31/22 less fair value on 12/31/21		Fair value on vest date less fair value on 12/31/21	-	-
2021	-	Fair value as of 12/31/21	Fair value on 12/31/21 less fair value on 12/31/20		Fair value on vest date less fair value on 12/31/20	-
2020	-	-	Fair value as of 12/31/20	Fair value on 12/31/20 less fair value on 12/31/19		Fair value on vest date less fair value on 12/31/19
(-) Awards Forfeited	Reduced by any LTI awards that forfeit during the reporting year, calculated as the fair value on the forfeiture date (i.e., zero) less the fair value on the last day of the prior reporting year.

CAP also includes ELG RSUs and other equity awards which are not part of our annual LTI award program. These awards are valued in the year of grant at year-end, with the year-over-year change in value each subsequent year thereafter until the vest date. Additionally, CAP includes cash dividends paid during the reporting year in connection with legacy RTN RSAs, RSUs and PSUs (that were converted to RTX RSUs upon the Merger).

86     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE | RELATIONSHIP BETWEEN CAP AND TSR

(4)	The fair value of SARs reported for CAP purposes in columns (c) and (e) is estimated using a binomial lattice model for the purposes of this PvP disclosure in accordance with the SEC rules. The following table indicates the assumptions used to determine the fair value for awards granted during 2022-2017 at various dates as required to calculate CAP. Lattice-based option models incorporate ranges of assumptions for inputs; those ranges are as follows:
Grant Year	2022	2021	2020	2019	2018	2017
Volatility	28.51%	26.85%-29.61%	27.99%-30.85%	19.76%-31.85%	20.14%-33.33%	19.65%-19.91%
Expected life (in years)	5.64	4.62-5.79	3.60-6.47	3.51-6.15	3.75-4.65	3.52-3.65
Expected dividend yield	2.18%	2.18%-2.37%	2.18%-2.66%	1.99%-2.83%	1.99%-2.83%	1.92%-1.96%
Risk-free rate	3.94%	1.31%-3.99%	0.57%-4.11%	0.32%-2.84%	0.24%-1.67%	1.55%-1.64%
(5)	The fair value of PSUs reported for CAP purposes in columns (c) and (e) assumes estimated performance results as of the end of each reporting year for internal metrics (i.e., EPS and ROIC), and the Monte Carlo value of target-level performance for the market metrics (i.e., TSR vs. companies in the S&P 500 Index and TSR vs. Core Aerospace & Defense peers), in accordance with FASB ACS 718. PSUs will ultimately vest based on measured performance through the end of the three-year performance period for all metrics.
(6)	Reflects total shareowner return indexed to $100 per share for RTX and the S&P 500 Aerospace & Defense Industry Index, which is the industry line peer group reported in our 2022 Form 10-K. See page 88 for the TSR measurement periods used for each reporting year.
(7)	Values shown are in millions. 2020 GAAP net income includes $438 million for Q1 for UTC pre-Merger (excluding net income generated by Carrier and Otis, which were spun off from UTC on April 3, 2020), and RTX’s post-Merger value of -$3,547 million for Q2-Q4.
(8)	Adjusted Diluted Earnings Per Share (“Adjusted EPS”) is defined for PSU purposes in Appendix B on page 115. Values shown reflect the Adjusted EPS value for the applicable reporting year. 2020 adjusted EPS, includes $1.38 per share for Q1 for UTC pre-Merger (excluding earnings generated by Carrier and Otis, which were spun off from UTC on April 3, 2020), and RTX’s post-Merger value of $1.69 for Q2-Q4. Adjusted EPS is a non-GAAP financial measure, see Appendix A on pages 113-114 for more information.

Relationship between CAP and TSR

The charts below reflect the relationship between the CEO and Average NEO CAP (per the SEC’s definition), RTX’s TSR and the SEC-mandated TSR Peer Group—the S&P 500 Aerospace & Defense Industry Index.
CEO CAP vs. TSR	AVERAGE NEO CAP vs. TSR

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     87

PAY VERSUS PERFORMANCE | RELATIONSHIP BETWEEN CAP AND NET INCOME (GAAP)

HOW TSR USED FOR THE PVP DIFFERS FROM HOW WE USE TSR IN OUR PSUS

The SEC’s PvP disclosure rules require a comparison of CAP to RTX’s TSR and Peer Group TSR over differing time periods. For this purpose, the relevant peer group is the S&P Aerospace & Defense Industry Index. This PvP-mandated TSR calculation, and the performance measurement periods used, differ from how our incentive plans are designed in the following ways:
●	For our PSUs, we compare our TSR to both the companies within the S&P 500 Index and our Core A&D Peers (together “PSU Peer Groups”)—each weighted at 15%. For the SEC’s PvP disclosure, we compare our TSR only to the S&P 500 Aerospace & Defense Industry Index.
●	For our PSUs, we calculate TSR for both RTX and the companies within our PSU Peer Groups using a November/December trailing average stock price for both the beginning and ending of the performance period. However, the PvP disclosures require the use of a point-to-point calculation.
●	For our PSUs, we measure performance using a three-year performance period, while the SEC rules require the following performance periods are disclosed for each reporting year below:
Reporting Year*	Beginning	End	Number of Years
2022	1/2/2020	12/31/2022	3 years
2021	1/2/2020	12/31/2021	2 years
2020	1/2/2020	12/31/2020	1 year
*	Per the SEC’s PvP transition rules, RTX will disclose 4-year TSR in our 2024 proxy statement and 5-year TSR in our 2025 proxy statement.

Relationship between CAP and Net Income (GAAP)

The charts below reflect the relationship between the CEO and Average NEO CAP, RTX’s GAAP net income, and a supplemental metric – non-GAAP net income that we use for our annual incentive plan. Both GAAP and non-GAAP net income reflect a one-year performance measurement period.

We do not use net income as a metric in our long-term incentive plans. Since long-term incentives comprise the largest portion of our NEOs’ pay, and CAP values include four years of LTI awards, and only one year of annual incentives, the relationship between CAP and net income is less evident.
CEO CAP vs. NET INCOME	AVERAGE NEO CAP vs. NET INCOME

*	2020 GAAP net income, includes $438 million for Q1 for UTC pre-Merger (excluding net income generated by Carrier and Otis, which were spun-off from UTC on April 3, 2020), and RTX’s post-Merger value of -$3,547 million for Q2-Q4. 2020 non-GAAP net income used for annual incentive purposes, includes $1,645 million for Q1 for UTC pre-Merger (including net income generated by Carrier and Otis, which were spun-off from UTC on April 3, 2020), and RTX’s post-Merger value of $2,467 million for Q2-Q4.

88     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE | RELATIONSHIP BETWEEN CAP AND THE COMPANY-SELECTED MEASURE (ADJUSTED EPS)

HOW NET INCOME USED FOR THE PVP DIFFERS FROM HOW WE USE NET INCOME IN OUR ANNUAL INCENTIVE PLAN

The SEC’s PvP disclosure rules require disclosure of the relationship between CAP and RTX’s net income (GAAP) for each reporting year. This PvP-mandated use of GAAP net income differs from the non-GAAP net income measure we use for annual incentive purposes, which more closely aligns with the non-GAAP financial expectations we communicate to shareowners.

For our annual incentive plan, GAAP net income is adjusted for changes in tax laws and accounting rules, restructuring, acquisitions and divestitures and significant and/or non-recurring items. See Appendix B on page 115 for the full definition. Our use of this non-GAAP net income definition aligns with the Committee’s belief that annual incentives should not be positively or negatively impacted by short-term decisions made in the best interests of RTX’s long-term business strategies. Non-GAAP net income encourages decision-making that considers long-term value creation but does not conflict with our short-term incentive metrics.

Relationship between CAP and the Company-Selected Measure (Adjusted EPS)

The charts below reflect the relationship between the CEO CAP and Average NEO CAP and RTX’s adjusted EPS for the applicable reporting year. This metric is used to determine vesting of our PSUs. We consider adjusted EPS to be the most important financial measure used to link pay to performance in 2022 because LTI is the largest component of NEO compensation, PSUs make up 60% of LTI, and adjusted EPS performance determines 35% of the total PSU vesting. Further, because we use adjusted EPS when we communicate our earnings expectations to our investors, we believe it is substantially correlated with our stock price performance, and thus to CAP.
CEO CAP vs. ADJUSTED EPS	AVERAGE NEO CAP vs. ADJUSTED EPS

*	See Appendix B on page 115 for a definition of Adjusted EPS used for PSU purposes. Values shown reflect the Adjusted EPS value for the applicable reporting year. 2020 Adjusted EPS, includes UTC pre-Merger (excluding earnings generated by Carrier and Otis, which were spun-off from UTC on April 3, 2020) for Q1, and RTX post-Merger for Q2-Q4. Adjusted EPS is a non-GAAP financial measure, see Appendix A on pages 113-114 for more information.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     89

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight responsibilities relating to: the integrity of RTX’s financial statements; the independence, qualifications and performance of RTX’s internal and external auditors; the Company’s compliance with its policies and procedures, internal controls, Code of Conduct and applicable laws and regulations; policies and procedures with respect to risk assessment and management; and such other responsibilities as delegated by the Board from time to time. The Committee’s specific responsibilities and duties are set forth in the Audit Committee Charter adopted by the Board, which is available on the Company’s website. The Committee is composed entirely of independent directors who meet the independence and financial literacy requirements of the NYSE and the SEC.

Management has the primary responsibility for the financial statements and the financial reporting processes, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditor, is responsible for auditing the financial statements prepared by management and expressing an opinion on both the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles and the effectiveness of our internal control over financial reporting. PwC is also responsible for discussing any issues they believe should be raised to us.

In performing its oversight responsibilities, the Committee reviewed and discussed, with management and PwC, RTX’s consolidated financial statements as of and for the year ended December 31, 2022, and RTX’s internal control over financial reporting as of December 31, 2022. The Committee also discussed with RTX’s internal auditors and PwC the overall scope and plans for their respective audits. The Committee also met with the internal auditors and PwC, with and without management present, to discuss the results of their examinations, the evaluation of RTX’s internal control over financial reporting, management’s representations regarding internal control over financial reporting, and the overall quality of RTX’s financial reporting.

The Committee has discussed with PwC the matters required by the Public Company Accounting and Oversight Board’s (“PCAOB”) Auditing Standard No. 1301 Communications with Audit Committees. It has also discussed with PwC its independence from RTX and its management, including communications from PwC required by the PCAOB’s Rule 3526, Communication with Audit Committees Concerning Independence, Rule 3524, Audit Committee Pre-Approval of Certain Tax Services, and Rule 3525, Audit Committee Pre-approval of Non-audit Services Related to Internal Control Over Financial Reporting.

The Committee pre-approves all audit and non-audit services to be provided by PwC, and the related fees for those services. The Committee has concluded that PwC’s provision of non-audit services, as described in the table on page 91, does not impair PwC’s independence as the external auditor.

PwC has reported to the Committee that RTX’s audited financial statements are fairly presented in accordance with U.S. generally accepted accounting principles. The Committee reviewed management’s assessment and report on the effectiveness of RTX’s internal control over financial reporting, as well as PwC’s audit report on the effectiveness of RTX’s internal control over financial reporting, which are both included in RTX’s Annual Report on Form 10-K for the fiscal year ending on December 31, 2022. Based on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in RTX’s Annual Report on Form 10-K for the year ending on December 31, 2022, for filing with the SEC.

The Committee has nominated PwC for appointment by the shareowners at the 2023 Annual Meeting to serve as RTX’s independent auditor for 2023.

Audit Committee*
Fredric G. Reynolds, Chair	Bernard A. Harris, Jr.	Denise L. Ramos
Leanne G. Caret	Ellen M. Pawlikowski	Robert O. Work

*	Ms. Tracy A. Atkinson served on the Committee through December 12, 2022. Effective January 16, 2023, Ms. Leanne G. Caret joined the Committee.

90     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Proposal 4: Appoint PwC LLP to Serve as Independent Auditor for 2023

What am I voting on?

As required by our Bylaws, we are asking shareowners to vote on a proposal to appoint a firm of independent registered public accountants to serve as the Company’s independent auditor until the next annual meeting. PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, served as RTX’s independent auditor in 2022. For 2023, the Audit Committee has again nominated PwC to be our independent auditor, and the Board of Directors has approved the firm for appointment by the shareowners to serve until the next Annual Meeting in 2024.

Frequently Asked Questions About the Auditor

HOW IS THE AUDITOR RETAINED AND REVIEWED BY THE COMPANY?

The Audit Committee is directly responsible for the nomination, compensation, retention and oversight of the Company’s independent auditor. To fulfill this responsibility, the Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence, and periodically considers the advisability of selecting a different independent registered public accounting firm to serve in that capacity. PwC, or one of its predecessor firms, has been retained as RTX’s independent audit firm continuously since 1947.

HOW LONG MAY AN AUDIT PARTNER PROVIDE SERVICES TO RTX?

In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide service to RTX. For lead and concurring audit partners, the limit is five years. The selection process for the lead audit partner includes a meeting between the Chair of the Audit Committee and the candidate, as well as consideration of the candidate by the full Committee with input from management.

WILL THE AUDITOR ATTEND THE ANNUAL MEETING?

Representatives of PwC will attend the 2023 Annual Meeting. The representatives may make a statement and will be available to respond to appropriate questions from shareowners.

WHAT WERE THE AUDITOR’S FEES IN 2022 AND 2021?

(in thousands)	Audit	Audit-Related	Tax	All Other Fees	Total
2022	$30,930	$3,711	$10,414	$2,474	$47,529
2021	$31,270	$4,550	$13,616	$199	$49,635

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     91

PROPOSAL 4: APPOINT PWC LLP TO SERVE AS INDEPENDENT AUDITOR FOR 2023

Audit Fees. Audit fees in both years consisted of fees for the audit of RTX’s consolidated annual financial statements and the effectiveness of its internal control over financial reporting, the review of interim financial statements in RTX’s quarterly reports on Form 10-Q and the performance of audits in accordance with statutory requirements. Audit fees for statutory audits were approximately $9,955,000 in 2022 and $10,050,000 in 2021. In both years, audit fees also included fees associated with various SEC filings.

Audit-Related Fees. Audit-related fees in both years included fees for employee benefit plan audits, advice regarding the application of generally accepted accounting principles for proposed transactions, special reports pursuant to contractually required attestations and compliance assessments. Audit-related fees in 2021 also included approximately $1,780,000 of fees associated with a carve-out audit related to a divestiture completed during the year.

Tax Fees. Tax fees in 2022 and 2021 consisted of approximately $7,990,000 and $9,422,000, respectively, for U.S. and non-U.S. tax compliance, related planning and assistance with tax refund claims and expatriate tax services, and approximately $2,424,000 and $4,194,000, respectively, for tax advisory services.

All Other Fees. All other fees in both years included fees for cybersecurity risk assessment and proxy consulting services.

HOW DOES THE COMMITTEE MONITOR AND CONTROL NON-AUDIT SERVICES?

The Audit Committee has established procedures requiring its review and advance approval of all engagements for non-audit services provided by PwC. The Committee Chair has the delegated authority to pre-approve non-audit services with certain limitations and must notify the Committee at its next meeting of each service so approved. The Committee approved all of PwC’s engagements and fees for 2022 and 2021.

The Committee reviews with PwC whether non-audit services to be provided are compatible with maintaining the firm’s independence. In addition, the Committee monitors the fees paid to PwC to ensure that fees paid in any year to PwC for non-audit services do not exceed the fees paid for audit and audit-related services. Non-audit services consist of those described above, as included in the tax fees and all other fees categories.

WHY SHOULD I VOTE FOR THIS PROPOSAL?

Through its review process, the Audit Committee determined that PwC has acquired extensive knowledge of the Company’s operations, performance and development through its previous service as the independent auditor for RTX. The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent auditor is in the best interest of the Company and our shareowners.

The Board of Directors unanimously recommends a vote FOR the appointment of PwC to serve as the Company’s Independent Auditor for 2023.

92     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Proposal 5: Approve an Amendment to the Restated Certificate of Incorporation to Repeal Article Ninth

What am I voting on?

The Board unanimously recommends that shareowners approve an amendment to the Company’s Restated Certificate of Incorporation to repeal Article Ninth in its entirety to eliminate the supermajority voting provisions of the Restated Certificate of Incorporation.

WHY SHOULD I VOTE FOR THIS PROPOSAL?

Background on the Current Supermajority Requirement. Article Ninth of RTX’s Restated Certificate of Incorporation (“Certificate”) currently requires a vote of 80% of the Company’s outstanding shares to approve certain business combinations with an interested party, which is a party that owns 10% or more of the Company’s outstanding common stock. Prior to the adoption of an amendment to the Certificate at the 2022 Annual Meeting of Shareowners, the adoption of any provision inconsistent with, or that repeals or amends, Article Ninth required the same supermajority vote, provided, however that Article Ninth could be amended by a vote of a simple majority of the Company’s outstanding shares if the amendment had been previously approved by a majority of the Company’s directors who are not affiliated with an interested party and were directors prior to the time that an interested party became an interested party (“Disinterested Directors”). On April 25, 2022, following approval by a majority of the Company’s Disinterested Directors, the shareowners voted at the 2022 Annual Meeting of Shareowners to approve an amendment (the “2022 Charter Amendment”) to the Certificate to reduce the voting threshold required to amend or repeal Article Ninth of the Certificate of Incorporation from 80% of the Company’s outstanding shares to a majority of the voting power of the Company’s common stock. The 2022 Charter Amendment took effect at 11:59 p.m. on April 26, 2022, following the filing of an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Article Ninth is the only provision in the Company’s Certificate or Bylaws requiring a supermajority vote. Article Ninth was approved by the Company’s shareowners in 1983 to protect against a self-interested action by large shareowners by requiring broad shareowner consensus to make certain fundamental changes. While such protections can be beneficial to shareowners in certain instances, the Board believes that such provisions also can limit the ability of shareowners to effectively participate in corporate governance. The Board also recognizes that currently shareowners generally oppose supermajority provisions such as the one in our Certificate.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     93

PROPOSAL 5: APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO REPEAL ARTICLE NINTH

Indeed, votes in favor of Company proposals to eliminate Article Ninth presented at the 2018 and 2019 Annual Meetings fell just short of the required 80% threshold then required for repeal. An advisory shareowner proposal at the 2020 Annual Meeting received nearly the same level of support. In recognition of this, the Board decided in 2022 to pursue a two-step process to eliminate the supermajority voting provisions of the Restated Certificate of Incorporation. First, the 2022 Charter Amendment described above, which was approved by a favorable vote of approximately 78% of all outstanding shares, reduced the approval threshold to amend or repeal Article Ninth to a majority of the voting power of the Company’s common stock. Second, the Board is now proposing an amendment at the Company’s 2023 Annual Meeting that would repeal Article Ninth in its entirety, which shareowners are able to approve by a vote of a majority of the Company’s outstanding shares.

Why We Propose to Repeal Article Ninth to Eliminate the Supermajority Voting Provisions. The Board is committed to good governance practices, continuously monitoring governance issues of interest to shareowners, and responding to shareowner concerns. The Governance Committee and the Board carefully considered the input from shareowners, including the broad, albeit insufficient, support that the related Company proposals received at the 2018 and 2019 Annual Meetings, the level of support for the advisory shareowner proposal at the 2020 Annual Meeting, and direct feedback from shareowners during the Company’s shareowner outreach efforts in recent years.

Based on the foregoing, the Governance Committee considered the two-step process to repeal Article Ninth of the Restated Certificate of Incorporation and recommended to the Board that the Company proceed with the two-step process, as described in this proposal. As a result, the Board, comprised entirely of Disinterested Directors with respect to the matter, unanimously adopted resolutions on February 11, 2022, authorizing and declaring it advisable and in the best interests of the Company to amend the Certificate to repeal Article Ninth in its entirety and, in furtherance of that purpose, recommended the submission of the 2022 Charter Amendment for shareowner approval at the 2022 Annual Meeting and, subject to the receipt of the required shareowner approval for the 2022 Charter Amendment, recommended the submission of this amendment for shareowner approval at the 2023 Annual Meeting. On February 3, 2023, the Governance Committee confirmed its recommendation to the Board with respect to proceeding with the second step in the two-step process, and the Board unanimously adopted resolutions confirming its approval and recommendation of submission of this amendment for shareowner approval at the 2023 Annual Meeting.

In the event that this amendment is approved at the 2023 Annual Meeting, all supermajority voting provisions in the Certificate or the Company’s Bylaws will have been eliminated.

WHAT HAPPENS IF THIS PROPOSAL IS APPROVED?

The proposed amendment would repeal Article Ninth of the Certificate in its entirety such that all business combinations would be subject only to any applicable approval requirements under the Delaware General Corporation Law. A copy of the proposed amendment, marked with strike-outs to show the deletions, is included in Appendix C on pages 116-119. If this proposal is approved, the amended Certificate would become effective upon the filing of a Certificate of Amendment with the State of Delaware, which the Company would file promptly following the shareowner vote.

The Board of Directors unanimously recommends a vote FOR this proposal.

94     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Proposal 6: Approve an Amendment to the Restated Certificate of Incorporation to Eliminate Personal Liability of Officers for Monetary Damages for Breach of Fiduciary Duty as an Officer

What am I voting on?

The Board unanimously recommends that shareowners approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the personal liability of RTX’s officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an elimination is not permitted by the Delaware General Corporation Law (“DGCL”).

WHY SHOULD I VOTE FOR THIS PROPOSAL?

Background on Director and Officer Exculpation. Article Tenth of RTX’s Restated Certificate of Incorporation (“Certificate”), in accordance with Section 102(b)(7) of the DGCL, currently contains a provision eliminating the personal liability of RTX’s directors for monetary damages for breach of fiduciary duty as a director, except to the extent such an elimination is not permitted by the DGCL. Pursuant to a recent amendment to Section 102(b)(7) of the DGCL that became effective on August 1, 2022, a Delaware corporation is now permitted to include a provision eliminating or limiting monetary liability for certain senior officers for breach of the duty of care in certain actions. As amended, Section 102(b)(7) of the DGCL provides that only certain officers may be entitled to exculpation; namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.

Why We Propose to Eliminate the Personal Liability of RTX’s Officers For Monetary Damages For Breach of Fiduciary Duty as an Officer. The Board is committed to attracting and retaining talented officers, addressing developments in the law, and good corporate governance practices. The new Delaware legislation only permits, and our proposed amendment would only permit, exculpation for direct claims brought by shareowners but would not eliminate officers’ monetary liability for breach of the duty of care claims brought by the Company itself or for derivative claims made by shareowners on behalf of the Company. The amendment would not limit the liability of officers for: any breach of the duty of loyalty, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     95

PROPOSAL 6: APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE PERSONAL LIABILITY OF OFFICERS FOR MONETARY DAMAGES FOR BREACH OF FIDUCIARY DUTY AS AN OFFICER

Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, consistent with the protection in the Certificate currently afforded our directors, and the benefits the Governance Committee believes would accrue to the Company and its shareowners in the form of an enhanced ability to attract and retain talented officers, the Governance Committee recommended to the Board an amendment to the Certificate to provide such exculpation to the extent permitted by Delaware law. Based on this recommendation, the Board adopted a resolution on February 3, 2023, authorizing and declaring it advisable and in the best interests of the Company to amend the Certificate to limit the scope of officer liability and recommended the submission of this amendment for shareowner approval at the 2023 Annual Meeting.

WHAT HAPPENS IF THIS PROPOSAL IS APPROVED?

The proposed amendment would modify Article Tenth of the Certificate to eliminate that personal liability of RTX’s officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an exemption from liability or limitation thereof is not permitted by the DGCL. A copy of the proposed amendment, marked with strike-outs to show the deletions and underline text to show additions, is included in Appendix D on page 120.

If adopted, the proposed amendment would limit the ability of RTX’s stockholders to seek monetary damages directly against RTX’s officers. However, this provision would not eliminate officers’ monetary liability for breach of the duty of care claims brought by RTX itself or for derivative claims made by shareowners on behalf of the RTX. The amendment would not limit the liability of officers for any breach of the duty of loyalty, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.

If the proposed amendment is adopted, RTX’s officers that would be subject to this provision would be its president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, an individual identified in public filings as one of the most highly compensated officers of the company, and an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. If the proposed amendment is adopted, it will not eliminate or limit the liability of an officer for any act or omission occurring prior to the date on which it becomes effective.

The Board of Directors unanimously recommends a vote FOR this proposal.

96     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Shareowner Proposal Proposal 7: Independent Board Chairman

What am I voting on?

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the beneficial owner of 100 shares of RTX’s Common Stock, has submitted the proposal, graphic and supporting statement set forth below for inclusion in the Proxy Statement for the 2023 Annual Meeting:

Proposal 7—Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

Although it is a best practice to adopt this policy soon this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

A Lead Director is no substitute for an independent Board Chairman. According to the Raytheon annual meeting proxy the RTX Lead Directors lacks in having exclusive powers. For instance many of these powers are shared with others:

●	May call and preside over private sessions of independent directors. (It seems that other directors can also do this.)
●	Serves as Chairman of the Board when the Chairman is not present.
●	Engages with significant constituencies, but only as requested. (It seems that employees can also do this.)
●	Collaborates with the CEO to plan and set the agenda for Board meetings. (It seems that the Lead Director does not take the initiative here.)
●	Oversees the performance evaluation and compensation for our CEO. (It seems that the Compensation Committee has a great deal of responsibility for this.)
●	Facilitates succession planning and management development. (It seems that the Human Capital Committee has a great deal of responsibility for this.)

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     97

SHAREOWNER PROPOSAL—PROPOSAL 7: INDEPENDENT BOARD CHAIRMAN

●	Works with the Chair of the Governance Committee to lead the Board’s annual self-evaluation process. (It seems that the Governance Committee has a great deal of responsibility for this.)
●	Authorizes retention of outside advisors and consultants who report to the Board on board-wide issues. (It seems that other directors can also do this.)

When the Lead Director shares roles with others it means that the Lead Director may need to do little or nothing in those roles in a given year.

Plus management fails to give shareholders enough information on this topic to make an informed decision. There is no comparison of the exclusive powers of the Office of the Chairman and the exclusive powers of the Lead Director.

The ascending complexities of a company with $130 Billion in market capitalization, like Raytheon, increasingly demand that 2 persons fill the 2 most important jobs at RTX on an enduring basis—Chairman and CEO

Please vote yes:
Independent Board Chairman—Proposal 7

The Board of Directors Unanimously Recommends That Shareowners Vote Against This Proposal

The Board believes that shareowner interests are best served when it retains the ability to select the appropriate leadership structure and person to serve as Chair, and that our current leadership structure and robust governance practices are effective in ensuring independent oversight of the Company.

The Board is in the best position to determine the appropriate leadership structure and who should serve as Chair and should have the flexibility to make that determination.

Under our Corporate Governance Guidelines, the Board does not have a fixed policy on whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined. Instead of taking a “one-size-fits all” approach to Board leadership, the Board selects the structure that it believes will provide the most effective leadership and oversight for the Company, taking into consideration the Company’s needs and circumstances at any given time. Eliminating the Board’s flexibility to select the appropriate leadership structure is unnecessarily rigid and would deprive our Board of the ability to use its experience and judgment to select the most qualified and appropriate individual to lead the Board as Chair.

The Governance Committee regularly reviews our Board leadership structure, and the Board elects a Chair on an annual basis. In making this decision, the Board considers a range of factors, including: the Company’s operating and financial performance; the effectiveness of the processes and structures for Board interaction with and oversight of management; and the importance of maintaining a single voice in leadership communications and Board oversight, both internally and with investors and customers. The Board continues to believe that the critical oversight provided by an independent Board and strong independent Lead Director, combined with the organizational leadership of the Chair and CEO, best serves the interests of the Company and its shareowners at this time. This arrangement has created and sustained an environment in which the Board works collaboratively with management while ensuring that the independent directors can effectively oversee performance and hold senior leaders accountable. In recognition of the large, complex and global nature of our business, the independent directors have determined that a combined Chair and CEO role provides clear leadership and accountability throughout the organization and best ensures alignment between the Board and management on issues of strategy, priorities and accountability.

Our robust Lead Director role provides meaningful independent Board leadership and oversight.

The Company’s Corporate Governance Guidelines require our independent directors to designate from among themselves a Lead Director when the Chair of the Board is not an independent director. Our independent Lead Director provides strong leadership and oversight on behalf of shareowners, with a particular focus on the Company’s strategy and risk management, as well as on CEO performance and succession planning, and director evaluations and refreshment. The robust duties and powers of the Lead Director, which are discussed further on page 21, provide for effective, appropriate safeguards and oversight, including the ability to call and preside over private sessions of the independent directors, overseeing the performance evaluation and compensation for our CEO, authorizing retention of outside advisors and consultants who report to the Board on board-wide issues, collaborating with the CEO to plan and set the agenda for Board meetings, and engaging with significant constituencies as requested.

98     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

SHAREOWNER PROPOSAL—PROPOSAL 7: INDEPENDENT BOARD CHAIRMAN

Our other leading corporate governance practices ensure Board independence and management accountability.

We are committed to strong corporate governance and have adopted practices and procedures that promote Board independence and effective oversight of management. In addition to our robust independent Lead Director role, we have fully independent audit, compensation and governance committees which directly engage with management on critical matters such as the integrity of the Company’s financial statements, executive compensation policies and practices to ensure that they adequately and appropriately align executive and shareowner interests, the identification and recommendation of qualified candidates for election to the Board, modifications to the Company’s Corporate Governance Guidelines, and the review and oversight of the Company’s positions on significant public issues and corporate social responsibility. All directors have complete access to management and outside advisors. The Board’s independence is also reinforced through governance practices such as annual election of directors, shareowner rights to call special meetings and act by written consent, and annual Board, committee and individual director evaluations.

Our carefully considered leadership structure is driven by the needs of the Company, and we believe it is necessary to retain flexibility to manage our operations in a manner that best serves the interests of shareowners and the Company. We will continue to monitor the effectiveness of our leadership structure through our established governance practices, but we do not believe that the implementation of a policy requiring an independent Chair would provide clear benefit to the Company or our shareowners at this time.

The Board of Directors unanimously recommends that shareowners vote AGAINST this proposal. Proxies solicited by the Board will be so voted unless shareowners specify otherwise in their proxies.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     99

Shareowner Proposal Proposal 8: Greenhouse Gas Reduction Plan

What am I voting on?

Minnesota Valley Trust, 1960 Cedar Lake Parkway, Minneapolis, MN 55416, the beneficial owner of 1,104 shares of RTX’s Common Stock, has submitted the proposal and supporting statement set forth on page 105 for inclusion in the Proxy Statement for the 2023 Annual Meeting:

WHEREAS: Climate change is creating systemic economic, environmental, and social risks. The Commodity Futures Trading Commission recently underscored that climate change could impair the productive capacity of the U.S. economy.[1] According to the IPCC, the window for limiting global warming to 1.5 degrees Celsius (1.5°C) and avoiding the worst impacts of climate change is quickly narrowing. Immediate, sharp emissions reduction is required of all market sectors.[2]

In response to material climate risk, the Climate Action 100+ initiative (CA100+), a coalition of over 700 investors with $60 trillion in assets, issued a Net Zero Benchmark (“Benchmark”) outlining metrics that create climate accountability for companies and transparency for shareholders. Expectations include setting a net zero ambition, adopting 1.5°C aligned reduction goals across all relevant emission scopes, and disclosing decarbonization strategies.[3]

Credible climate transition planning protects against financial risk, increases economic opportunity, and prepares companies to address climate regulations which continue to expand globally.[4] More than 70 countries have now established Net Zero by 2050 commitments.[5] Similarly, in response to the aerospace industry’s 2.4% contribution to global annual carbon dioxide emissions, NATO’s leaders have committed to reduce defense emissions.[6] As governments strive to reach their climate goals, companies with net zero aligned business models will be in a better competitive position to attract contracts and customers.

As a leading global security and aerospace company, Raytheon Technologies creates significant carbon emissions from its value chain and is exposed to numerous climate-related risks. Failing to respond to this changing environment may make Raytheon less competitive and have a negative effect on its cost of capital and shareholders’ financial returns.

While our Company has committed to reduce its operational emissions by 46% by 2030, Raytheon has not established 1.5°C aligned reduction goals that cover all segments of its business, including its Scope 3 value-chain emissions, which comprise over 85% of company emissions. By setting science-based reduction targets for its Scope 1-3 emissions, disclosing a decarbonization plan, and demonstrating progress toward achieving them, Raytheon can provide investors with assurance that it is reducing its climate contribution and addressing the physical, transition, and competitive risks associated with climate change.

[1]	https://www.cftc.gov/sites/default/files/2020-09/9-9-20%20Report%20of%20the%20Subcommittee%20on%20Climate-Related%20Market%20Risk%20-%20Managing%20Climate%20Risk%20in%20the%20U.S.%20Financial%20System%20for%20posting.pdf
[2]	https://report.ipcc.ch/ar6wg3/pdf/IPCC_AR6_WGIII_FinalDraft_FullReport.pdf
[3]	https://www.climateaction100.org/wp-content/uploads/2021/03/Climate-Action-100-Benchmark-Indicators-FINAL-3.12.pdf
[4]	https://assets.bbhub.io/company/sites/63/2022/09/Expectations-for-Real-economy-Transition-Plans-September-2022.pdf, https://cdn.cdp.net/cdp-production/cms/ guidance_docs/pdfs/000/003/101/original/CDP_technical_note_-_Climate_transition_plans.pdf?1643994309
[5]	https://www.un.org/en/climatechange/net-zero-coalition
[6]	https://www.mckinsey.com/industries/aerospace-and-defense/our-insights/decarbonizing-defense-imperative-and-opportunity

100     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

SHAREOWNER PROPOSAL—PROPOSAL 8: GREENHOUSE GAS REDUCTION PLAN

RESOLVED: Shareholders request the Board issue a report, at reasonable expense and excluding confidential information, disclosing how the Company intends to reduce its full value chain greenhouse gas emissions in alignment with the Paris Agreement’s 1.5°C goal requiring Net Zero emissions by 2050.

SUPPORTING STATEMENT: Proponents suggest, at Board and Company discretion, that the report include:

1.	Disclosure of all relevant Scope 3 emissions;
2.	A timeline for setting 1.5°C aligned Scope 3 reduction goals;
3.	A climate transition plan to achieve emissions reductions goals across all relevant emissions scopes;
4.	Annual reports demonstrating progress towards meeting emissions reduction goals;
5.	Other information the Board deems appropriate.

The Board of Directors Unanimously Recommends That Shareowners Vote Against This Proposal

Raytheon Technologies supports the global efforts to mitigate the most serious potential impacts of climate change and has a long history of taking action to mitigate the Company’s contributions. We continue to build upon that legacy by ensuring that sustainability is integrated into our business operations and strategy.

After careful consideration, the Board recommends a vote AGAINST this proposal as we believe that its approach is not in the best interest of the Company and its shareowners at this time, particularly in light of the numerous actions RTX is already taking to address climate change and sustainability across our Scope 1 and 2 emissions as well as the most significant Scope 3 categories of greenhouse gas (GHG) emissions.

The Company is already taking and planning a number of actions to address the impacts of climate change.

Our focus continues to be on solving our customers’ complex challenges, which include accelerating sustainable aviation technology to reduce the climate impact of our aviation products, one of our largest Scope 3 emission sources. In 2021, along with other key industry stakeholders in the Air Transport Action Group (ATAG), we joined in the “Fly Net-Zero” commitment to achieve net-zero carbon emissions by 2050, which fully aligns with the 1.5°C stretch goal of the 2015 Paris Agreement. Furthermore, in 2022 we supported efforts to gain the backing of over 190 government members of the International Civil Aviation Organization (ICAO), which collectively passed a resolution in support of ATAG’s commitment, as a catalyst for new policies for and investments in low- and zero-emission aircraft. In addition, in our first Environmental, Social and Governance (ESG) report, we publicly released a detailed technology roadmap and decarbonization plan, laying out how we will support achievement of this collective industry commitment. We also continue to work with our military customers to leverage our commercial sustainable aviation solutions for their purposes.

During 2022, we took significant steps:

●	We publicly announced higher goals for our own operations (Scope 1 and 2) setting a higher 2025 goal on a “well below 2°C” trajectory and a 2030 goal on a 1.5°C trajectory. The Company provided a roadmap on how we aim to achieve these reductions through energy reduction and renewable electricity, and we set 2025 targets to guide our path.
●	We increased to 7 (out of 10) the number of relevant Scope 3 categories we calculated and included in our very detailed CDP (formerly known as the Carbon Disclosure Project) Climate Change disclosure. This disclosure included the most impactful areas of our aviation products in use (Scope 3 category 11), as well as those associated with purchased goods and services (Scope 3 category 1). We extensively cover our climate transition plans, risks and opportunities in our ESG report, our CDP disclosure, and our 10-K. It is our intention to continue to expand on this type of disclosure over the coming years.
●	We made public our Energy Best Management Practices guidebook which has been a key internal resource in driving energy efficiency in our operations. This was done to provide a detailed roadmap to our global suppliers, partners and other relevant stakeholders on how they too can reduce their GHG emissions, to help spur reduction of our Scope 3 category 1 supplier emissions.

RTX is also committed to working collaboratively across our industry to drive solutions with the highest probability of success. The RTX team continues to be an active leader in the efforts of the International Aerospace Environmental Group (IAEG) to develop sector-specific guidance on calculating the GHG emissions associated with products in use (Scope 3 category 11) so key stakeholders can better understand the industry landscape on a comparative basis. We have also been active participants in the IAEG effort to

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     101

SHAREOWNER PROPOSAL—PROPOSAL 8: GREENHOUSE GAS REDUCTION PLAN

leverage a common third-party vendor to facilitate ESG surveys across the A&D industry. This would enable collection of key data needed to evaluate and manage our supply base, while also allowing our suppliers to spend more time on improving their processes and less time filling out paperwork. We believe that this collaborative effort will also help inform our approach to responsible procurement and facilitate improved accounting and reduction of GHG emissions related to our purchased goods and services (Scope 3 category 1). We plan to provide an update on this effort in our next ESG report.

The Company has enhanced its external communications about its efforts to address climate change and intends to continue to do so.

The Company is committed to increasing transparency and has taken numerous steps to help our key stakeholders understand our actions. In 2022, we published our inaugural ESG report, and starting with this year’s ESG report, we will provide annual updates on progress against our commitments. For these commitments, along with other aspects of our ESG strategy, we were recently named the No. 1 aerospace and defense company in the 2023 JUST 100 ranking of America’s largest public companies on ESG issues.

In sustainability, as in all aspects of our conduct, when we make commitments, they are backed up by concrete plans for achieving them. We believe our key stakeholders value that our sustainability commitments have always been and will continue to be credible, with pathways to meet our goals. We continue to push ourselves to find ways to further drive sustainability throughout the value chain, and we are committed to continuing to transparently share our progress with our key stakeholders.

As a result, the Board believes that the report requested by the shareowner proposal is unnecessary, as our annual ESG reports will publicly disclose our status and progress, and that making the commitments in the Proposal without first completing the necessary foundational steps would be irresponsible and not in the best interests of the Company or its shareowners.

The Board of Directors unanimously recommends that shareowners vote AGAINST this proposal. Proxies solicited by the Board will be so voted unless shareowners specify otherwise in their proxies.

102     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Frequently Asked Questions About the Annual Meeting

Your vote is very important!

WHY AM I BEING PROVIDED WITH THESE PROXY MATERIALS?

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Raytheon Technologies Corporation of proxies to be voted at our 2023 Annual Meeting of Shareowners and at any postponed or reconvened meeting.

WILL THE ANNUAL MEETING ALSO BE HELD IN-PERSON OR ONLY VIRTUALLY?

As noted in the Notice at the beginning of this Proxy Statement, the 2023 Annual Meeting will be in a virtual format only.

WHO CAN ATTEND THE ANNUAL MEETING?

Shareowners holding RTX stock as of the close of business on the record date, March 7, 2023, are entitled to attend the Annual Meeting to be held virtually via www.virtualshareholdermeeting.com/RTX2023. To be admitted to the Annual Meeting via the website, shareowners must enter the 16-digit voting control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials, or email notification.

WHO CAN VOTE AT THE MEETING?

Shareowners of record as of March 7, 2023, and shareowners holding a proxy for the 2023 Annual Meeting provided by their bank, broker or nominee may vote during the Annual Meeting to be held virtually by following the instructions available on the meeting website. If you vote prior to the meeting by using the internet, toll-free telephone number, proxy card or voting instruction form, you do not need to take any action during the meeting unless you wish to change your vote. A list of shareowners of record will be available at www.virtualshareholdermeeting.com/RTX2023 during the Annual Meeting for inspection by shareowners for any legally valid purpose related to the Annual Meeting.

WHEN IS THE ANNUAL MEETING?

We will hold our Annual Meeting on May 2, 2023, at 8:00 a.m. Eastern time. If you plan to attend the Annual Meeting, you should log into the website at www.virtualshareholdermeeting.com/RTX2023 approximately fifteen minutes before the meeting is scheduled to begin.

WILL THERE BE AN OPPORTUNITY TO ASK QUESTIONS BEFORE OR DURING THE MEETING?

Time will be allotted after the adjournment of the formal meeting for a Question and Answer period. Shareowners will be able to submit questions relevant to the business of the meeting either in advance of the Annual Meeting via www.proxyvote.com or during the meeting via www.virtualshareholdermeeting.com/RTX2023 by typing the question into the indicated question box and clicking “Submit.” Time may not permit the answering of every question submitted during the Question and Answer period. Questions relevant to the business of the meeting to which a response is not provided during the Question and Answer period will be addressed on www.rtx.com/Investors following the meeting. To ask questions, you will need to have your voting control number found on your proxy card, voting instruction form, notice of internet availability of proxy materials, or email notification.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

WHAT CAN I DO IF I HAVE TROUBLE LOGGING INTO THE ANNUAL MEETING?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

DOES THE COMPANY HAVE A POLICY ABOUT DIRECTORS’ ATTENDANCE AT THE ANNUAL MEETING?

The Company does not have a formal policy requiring that directors attend the Annual Meeting, but directors are encouraged to do so unless there is an unavoidable scheduling conflict. All directors at the time attended the 2022 Annual Meeting.

WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

Under the Company’s Bylaws, a quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of RTX Common Stock as of the record date, present either virtually in person or by proxy and entitled to vote, will constitute a quorum. As of the record date, X,XXX,XXX,XXX shares of Common Stock were issued and outstanding. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

HOW DO I VOTE?

Registered Shareowners:

Internet You can vote online at: www.proxyvote.com.

Internet and telephone voting facilities will be available 24 hours a day until 11:59 p.m. Eastern time on May 1, 2023 (except for participants in a company savings plan as described on page 105 and beneficial holders who must vote by the time specified in their voting instruction form).

To authenticate your internet or telephone vote, you will need to enter your confidential voter control number as shown on the voting materials you received. If you vote online or by telephone, you do not need to return a proxy card or voting instruction form.

Telephone

In the United States or Canada, you can vote by telephone. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

You can find the telephone number on your proxy card, voting instruction form or other communications.

Mail

You can mail the proxy card or voting instruction form enclosed with your printed proxy materials. Mark, sign and date your proxy card or voting instruction form, and return it in the prepaid envelope we have provided, or in an envelope addressed to:

Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717

Please allow sufficient time for delivery of your proxy card or voting instruction form if you decide to vote by mail.

During the Meeting

Shareowners as of the close of business on the record date, March 7, 2023, are entitled to virtually attend and vote during the Annual Meeting online via www.virtualshareholdermeeting.com/RTX2023.

If you have already voted online, by telephone or by mail, your vote during the Annual Meeting will supersede your earlier vote.

104     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Beneficial Shareowners. If you own shares in street name through an account with a bank, brokerage firm or other intermediary, then your intermediary will send you printed copies of the proxy materials or provide instructions on how to access proxy materials electronically. You are entitled to direct the intermediary how to vote your shares by following the voting instructions that the intermediary provides to you.

Shares Held in a Savings Plan Sponsored by RTX. You can direct the voting of your proportionate interest in shares of RTX Common Stock held by the ESOP Fund and the Common Stock Fund under an RTX employee savings plan by returning a voting instruction card or providing voting instructions by the internet or by telephone. If you do not provide voting instructions (or if your instructions are incomplete or unclear) as to one or more of the matters to be voted on, the savings plan trustee will vote your proportionate interest in shares held by the ESOP Fund for the voting choice with respect to each applicable proposal that receives the greatest number of votes based on voting instructions received from ESOP Fund participants. Similarly, the trustee will vote your uninstructed proportionate interest in shares held by the Common Stock Fund for the voting choice with respect to each applicable proposal that receives the greatest number of votes based on voting instructions received from the Common Stock Fund participants. For shares of RTX Common Stock held in the ESOP Fund that are not allocated to participant accounts, the trustee will make the voting choice with respect to each applicable proposal that receives the greatest number of votes from those ESOP Fund participants who have submitted voting instructions.

Earlier Voting Deadline for Participants in a Savings Plan Sponsored by RTX. Broadridge Financial Solutions must receive your voting instructions by 11:59 p.m. Eastern time on Thursday, April 27, 2023, so that it will have time to tabulate all voting instructions of participants and communicate those instructions to the trustees, who will vote the shares held by the savings plans. Because the trustees are designated to vote on your behalf, you will not be able to vote your shares held in a savings plan virtually at the Annual Meeting.

Changing Your Vote. If you are a registered shareowner:

● If you voted by telephone or the internet, access the method you used and follow the instructions given for revoking a proxy.	● If you mailed a signed proxy card, mail a new proxy card with a later date (which will override your earlier proxy card). OR
● Vote virtually during the Annual Meeting.

If you are a beneficial shareowner, ask your bank, brokerage firm or other intermediary about how to revoke or change your voting instructions.

HOW WILL MY SHARES BE VOTED?

Each share of RTX Common Stock is entitled to one vote. Your shares will be voted in accordance with your instructions. In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or the internet, the proxy holders will have, and intend to exercise, discretion to vote your shares (other than shares held in an RTX employee savings plan) in accordance with their best judgment on any matters not identified in this Proxy Statement that are brought to a vote at the Annual Meeting. We do not know of any such additional matters at this time.

If your shares are registered in your name and you sign and return a proxy card or vote by telephone or the internet but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation on the matter. If you hold your shares through an account with a broker and do not give voting instructions on a matter, your broker is only entitled under New York Stock Exchange rules to vote your shares in its discretion on Proposal 4 (appointment of the Independent Auditor) and is required to withhold a vote on each of the other Proposals, resulting in a so-called “broker non-vote.” A broker non-vote will count as a vote against a proposal in cases where approval of the proposal requires the affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote (e.g., Proposal 2) or the affirmative vote of the holders of the outstanding shares of our common stock (e.g., Proposal 5).

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

HOW DO ABSTENTIONS AFFECT THE VOTING RESULTS?

Matter	Vote Required for Approval	Impact of Abstentions
Election of Directors	Votes for a nominee must exceed 50% of the votes cast with respect to that nominee.	Not counted as votes cast; no impact on outcome.
Advisory Vote to Approve Executive Compensation	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval.	An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.
Advisory Vote on the Frequency of Shareowner Votes on Named Executive Officer Compensation	The option that receives the greatest number of votes will be viewed as the advisory vote.	Not counted as votes cast; no impact on outcome.
Appoint PricewaterhouseCoopers LLP to serve as Independent Auditor for 2023	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval.	An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.
Approve an Amendment to the Restated Certificate of Incorporation to Repeal Article Ninth	The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required for approval.	An abstention has the effect of a vote against approval.
Approve an Amendment to the Restated Certificate of Incorporation to Provide for Exculpation of Officers	The affirmative vote of the holders of a majority of the outstanding shares of our common stock, is required for approval.	An abstention has the effect of a vote against approval.
Shareowner Proposal Requesting the Board Adopt an Independent Board Chair Policy	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval.	An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.
Shareowner Proposal Requesting a Report on Greenhouse Gas Reduction Plan	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval.	An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.

WHAT HAPPENS IF A DIRECTOR IN AN UNCONTESTED ELECTION RECEIVES MORE VOTES “AGAINST” THAN “FOR” THEIR ELECTION?

In an uncontested election of directors, any nominee for director who is an incumbent director and who receives a greater number of votes cast “against” than votes “for” their election must, under RTX’s Governance Guidelines, promptly tender their resignation to the Chair of the Governance and Public Policy Committee following certification of the shareowner vote. The Governance and Public Policy Committee must promptly make a recommendation to the Board about whether to accept or reject the tendered resignation. The director who tendered a resignation may not participate in the Committee’s recommendation or the Board’s consideration.

Under our Corporate Governance Guidelines, the Board must act on the Governance and Public Policy Committee’s recommendation no later than 90 days after the date of the shareowners’ meeting. Regardless of whether the Board accepts or rejects the resignation, RTX must promptly file a Report on Form 8-K with the SEC that explains the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

If a director’s resignation is accepted, the Governance and Public Policy Committee also will recommend to the Board whether to fill the vacancy or to reduce the size of the Board. Under the RTX Bylaws, a vacancy arising in these circumstances may be filled, at the discretion of the Board, by a majority vote of the directors or at a special meeting of shareowners called by the Board in accordance with the Bylaws.

WHO COUNTS THE VOTES?

Broadridge Financial Solutions (“Broadridge”), an independent entity, will tabulate the votes. At the Annual Meeting, a representative of Broadridge will act as the independent Inspector of Election and in this capacity will supervise the voting, decide the validity of proxies and certify the results.

106     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Broadridge has been instructed to keep the vote of each shareowner confidential and the vote may not be disclosed, except in legal proceedings or for the purpose of soliciting shareowner votes in a contested proxy solicitation.

HOW MAY THE COMPANY SOLICIT MY PROXY?

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of RTX by directors, officers or employees of RTX in person or by telephone, facsimile or other electronic means. We have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the distribution and solicitation of proxies. Based on our agreement with D.F. King, we anticipate paying fees ranging from approximately $35,000 up to approximately $100,000, plus out-of-pocket expenses, for these services, depending upon the extent of proxy solicitation efforts undertaken.

As required by the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY?

To conserve natural resources and reduce costs, we are sending most shareowners a notice of internet availability of proxy materials, as permitted by SEC rules. The notice of internet availability of proxy materials explains how you can access RTX’s proxy materials on the internet and how to obtain printed copies if you prefer. It also explains how you can choose either electronic or print delivery of proxy materials for future annual meetings.

HOW CAN I RECEIVE MY PROXY MATERIALS ELECTRONICALLY?

To conserve resources and reduce costs, we encourage shareowners to access their proxy materials electronically.

If you are a registered shareowner, you can sign up at www.computershare-na.com/green to get electronic access to proxy materials for future meetings, rather than receiving them in the mail. Once you sign up, you will receive an email each year explaining how to access RTX’s Annual Report and Proxy Statement, and how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future annual meeting.

If you are a beneficial shareowner, you may obtain electronic access to proxy materials by contacting your bank, brokerage firm or other intermediary, or by contacting Broadridge at https://enroll.icsdelivery.com/rtx.

WHAT IF I SHARE THE SAME ADDRESS AS ANOTHER RTX SHAREOWNER?

If you share an address with one or more other RTX shareowners, you may have received only a single copy of the Annual Report, Proxy Statement or notice of internet availability of proxy materials for your entire household. This practice, known as “householding,” is intended to conserve resources and reduce printing and mailing costs.

If you are a registered shareowner and you prefer to receive a separate Annual Report, Proxy Statement or notice of internet availability of proxy materials this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding” and receive a single copy, please contact Computershare at 1-800-488-9281. If you are a beneficial shareowner, please contact your bank, brokerage firm or other intermediary to make your request. There is no charge for separate copies.

HOW CAN I RECEIVE A COPY OF THE COMPANY’S 2022 ANNUAL REPORT ON FORM 10-K?

RTX will provide, without charge, a copy of the Annual Report on Form 10-K to any shareowner upon a request directed to the RTX Corporate Secretary (see page 108 for contact information).

HOW DO I SUBMIT PROPOSALS AND NOMINATIONS FOR THE 2024 ANNUAL MEETING?

Shareowner Proposals. To submit a shareowner proposal to be considered for inclusion in RTX’s Proxy Statement for the 2024 Annual Meeting under SEC Rule 14a-8, you must send the proposal to our Corporate Secretary. The Corporate Secretary must receive the proposal in writing by November 14, 2023.

To introduce a proposal for vote at the 2024 Annual Meeting (other than a shareowner proposal included in the Proxy Statement in accordance with SEC Rule 14a-8), RTX’s Bylaws require that the shareowner send advance written notice to the RTX Corporate Secretary for receipt no earlier than January 3, 2024, and no later than February 2, 2024. This notice must include the information specified by Section 1.10 of the Bylaws, a copy of which is available on our website at www.rtx.com.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     107

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Director Nominations at the 2024 Annual Meeting. RTX’s Bylaws require that a shareowner who wishes to nominate a candidate for election as a director at the 2024 Annual Meeting (other than pursuant to the “proxy access” provisions of Section 1.12 of the Bylaws) must send advance written notice to the RTX Corporate Secretary for receipt no earlier than January 3, 2024, and no later than February 2, 2024. This notice must include the information, documents and agreements specified by Section 1.10 of the Bylaws, a copy of which is available on our website at www.rtx.com.

Director Nominations by Proxy Access. RTX’s Bylaws require that an eligible shareowner who wishes to have a nominee of that shareowner included in RTX’s proxy materials for the 2024 Annual Meeting pursuant to the “proxy access” provisions of Section 1.12 of our Bylaws send advance written notice to the RTX Corporate Secretary for receipt no earlier than October 15, 2023, and no later than November 14, 2023. This notice must include the information, documents and agreements specified by Section 1.12 of the Bylaws, a copy of which is available on our website at www.rtx.com.

HOW DO I CONTACT THE CORPORATE SECRETARY’S OFFICE?

Shareowners may contact RTX’s Corporate Secretary’s Office by one of the two methods shown below:

Communication Method	Contact Information
Write a letter	RTX Corporate Secretary Raytheon Technologies Corporation 1000 Wilson Blvd. Arlington, VA 22209
Send an email	corpsec@rtx.com

Our Bylaws and other governance documents are available under the Corporate Governance section of the Company website at www.rtx.com.

108     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Other Important Information

Cautionary Note Concerning Factors That May Affect Future Results. This Proxy Statement contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid, and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTX of the Rockwell Collins acquisition, the Raytheon merger or the separation of UTC’s business into three independent, publicly traded companies (UTC, Carrier Global Corporation (“Carrier”) and Otis Worldwide Corporation (“Otis”)) (the Separation Transactions), including estimated synergies and customer cost savings resulting from the Raytheon merger and the anticipated benefits and costs of the Separation Transactions, and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:

●  the effect of changes in economic, capital market and political conditions in the U.S. and globally, such as from the global sanctions and export controls with respect to Russia, and any changes therein, including related to financial market conditions, fluctuations in commodity prices or supply (including energy supply), inflation, interest rates and foreign currency exchange rates, disruptions in global supply chain and labor markets, and geopolitical risks;

●  risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration, a continuing resolution, a government shutdown, the debt ceiling or measures taken to avoid default, or otherwise, and uncertain funding of programs;

●  challenges in the development, production, delivery, and support of RTX advanced technologies and new products and services and the realization of the anticipated benefits (including our expected returns under customer contracts), as well as the challenges of operating in RTX’s highly-competitive industries;

●  risks relating to RTX’s reliance on U.S. and non-U.S. suppliers and commodity markets, including the effect of sanctions, delays and disruptions in the delivery of materials and services to RTX or its suppliers and price increases;

●  risks relating to RTX international operations from, among other things, changes in trade policies and implementation of sanctions, foreign currency fluctuations, economic conditions, political factors, sales methods, and U.S. or local government regulations;

●  the condition of the aerospace industry;

●  the ability of RTX to attract, train and retain qualified personnel and maintain its culture and high ethical standards, and ability of our personnel to continue to operate our facilities and businesses around the world;

●  the effect of and risks relating to the coronavirus disease 2019 (COVID-19) pandemic on RTX’s business, supply chain, operations and the industries in which it operates, including the decrease in global air travel, and the timing and extent of the recovery from COVID-19;

●  the scope, nature, timing and challenges of managing acquisitions, investments, divestitures and other transactions, including the realization of synergies and opportunities for growth and innovation, the assumption of liabilities and other risks and incurrence of related costs and expenses;

●  compliance with legal, environmental, regulatory and other requirements, including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, such as the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations in the U.S. and other countries in which RTX and its businesses operate;

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     109

OTHER IMPORTANT INFORMATION

●  the outcome of pending, threatened and future legal proceedings, investigations and other contingencies, including those related to U.S. government audits and disputes;

●  factors that could impact RTX’s ability to engage in desirable capital-raising or strategic transactions, including its capital structure, levels of indebtedness, capital expenditures and research and development spending, the availability of credit, credit market conditions including the cost of debt, and other factors;

●  uncertainties associated with the timing and scope of future repurchases by RTX of its common stock or declarations of cash dividends, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash;

●  risks relating to realizing expected benefits from RTX strategic initiatives such as cost reduction, restructuring, digital transformation and other operational initiatives;

●  risks relating to the integration of the legacy businesses of UTC and Raytheon Company in connection with the Raytheon merger, and the realization of the anticipated benefits of those transactions;

●  risks of additional tax exposures due to new tax legislation or other developments in the U.S. and other countries in which RTX and its businesses operate;

●  risks relating to a RTX product safety failure or other failure affecting RTX’s or its customers’ or suppliers’ products or systems;

●  risks relating to cyber-attacks on RTX’s information technology infrastructure, products, suppliers, customers and partners, threats to RTX facilities and personnel, as well as other events outside of RTX’s control such as public health crises, damaging weather or other acts of nature;

●  the effect of changes in accounting estimates for our programs on our financial results;

●  the effect of changes in pension and other postretirement plan estimates and assumptions and contributions;

●  risks relating to an impairment of goodwill and other intangible assets;

●  the effects of climate change and changing or new climate-related regulations, customer and market demands, products and technologies; and

●  the intended qualification of (1) the Raytheon merger as a tax-free reorganization and (2) the Carrier and Otis Separation Transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes.

In addition, our 2022 Annual Report on Form 10-K includes important information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. See “Note 18: Commitments and Contingencies” within Item 8 of the Form 10-K, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business Overview,” “Critical Accounting Estimates,” “Results of Operations,” and “Liquidity and Financial Condition,” within Item 7 of the Form 10-K, and the sections titled Item 1A. “Risk Factors” and Item 3. “Legal Proceedings,” of the Form 10-K. The Form 10-K also includes important information as to these factors in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the heading “Government Matters,” within Item 7 of the Form 10-K, and in the “Business” section under the headings “General,” “Business Segments,” “Other Matters Relating to Our Business,” and “Regulatory Matters.” The forward-looking statements speak only as of the date of this Proxy Statement or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

Corporate Governance Information, Code of Conduct and How to Contact the Board. RTX’s Corporate Governance Guidelines (and related documents), the charters for each Board Committee and RTX’s Code of Conduct are available on RTX’s website (www.rtx.com). Printed copies will be provided, without charge, to any shareowner upon a request addressed to the Corporate Secretary through the contact information provided on page 108. The Code of Conduct applies to all directors and employees, including the principal executive, financial and accounting officers. Shareowners and other interested persons may send communications to the Board, the Lead Director or one or more independent directors by: (i) using the contact information provided on the Corporate Governance section of RTX’s website (www.rtx.com); (ii) letters addressed to the RTX Corporate Secretary (see page 108 for contact information); or (iii) contacting the RTX Ombuds at 1-800-871-9065. Communications relating to RTX’s accounting, internal controls, auditing matters or business practices will be reviewed by the Corporate Vice President, Global Ethics and Compliance and reported to the Audit Committee pursuant to the RTX Corporate Governance Guidelines. All other communications will be reviewed by the RTX Corporate Secretary and reported to the Board, as appropriate, pursuant to the Corporate Governance Guidelines.

110     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

OTHER IMPORTANT INFORMATION

Transactions with Related Persons. RTX has a written policy that requires the Board’s Governance Committee to review and determine whether to approve or ratify transactions exceeding $120,000 in which RTX or a subsidiary is a participant and in which a related person has a direct or indirect material interest. A related person is defined as an RTX director, executive officer, or a beneficial owner of more than five percent of RTX’s outstanding shares, or an immediate family member of any of the foregoing persons. Under the policy, any potential related person transaction must be reported for review by the RTX Corporate Secretary who will, in consultation with the Corporate Vice President, Global Ethics and Compliance, assess whether the transaction may require review, approval or ratification by the Governance Committee. The Governance Committee determines whether each transaction presented to it should be approved (or, where applicable, ratified) or disapproved based on whether the transaction is determined to be in, or not inconsistent with, the best interests of RTX and its shareowners. In making this determination, the Governance Committee must take into consideration whether the transaction is on terms no less favorable to RTX than those available under similar circumstances with unaffiliated third parties and the extent of the related person’s interest in the transaction. The policy generally permits employment of relatives of related persons possessing qualifications consistent with RTX’s requirements for non-related persons in similar circumstances, provided the employment is approved by the Executive Vice President & Chief Human Resources Officer and the Corporate Vice President, Global Ethics and Compliance.

State Street Corporation (“State Street”), acting in various fiduciary capacities, filed a Schedule 13G with the SEC reporting that as of December 31, 2022, State Street and certain of its subsidiaries collectively were the beneficial owners of more than five percent of RTX’s outstanding shares of Common Stock. A subsidiary of State Street is the trustee for the Raytheon Technologies Corporation Savings Plan Master Trust. Other State Street subsidiaries provide investment management services. During 2022, RTX paid State Street and its subsidiaries approximately $2.3 million for services as trustee, as investment managers and for administrative and other services.

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G with the SEC reporting that as of December 31, 2022, BlackRock and certain subsidiaries collectively were the beneficial owners of more than five percent of RTX’s outstanding shares of Common Stock. During 2022, BlackRock acted as an investment manager for certain assets within RTX’s global pension plans and employee savings plans. BlackRock received approximately $4.8 million for such services.

Zachary Hayes, an employee of Collins Aerospace, is the son of RTX’s CEO, Gregory Hayes. In 2022, Zachary Hayes received approximately $137,343 in total compensation, consisting of his salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Laurel Kremer, an employee of Collins Aerospace, is the daughter of Wesley Kremer, the President of RMD. In 2022, Ms. Kremer received approximately $163,018 in total compensation, consisting of her salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Albert Rhodes, a former employee of Pratt & Whitney, is the sibling of Dantaya Williams, RTX’s Executive Vice President & Chief Human Resources Officer and an executive officer of RTX. In 2022, Mr. Rhodes received approximately $143,805 in total compensation, consisting of his salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Melissa Spiegelhalter, an employee of Collins Aerospace, is the sister-in-law of Stephen Timm, the President of Collins Aerospace. In 2022, Ms. Spiegelhalter received approximately $126,074 in total compensation, consisting of her salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Emiliya S. West, an employee of RTX’s Corporate Office, is the sister-in-law of RTX’s CEO, Gregory Hayes. In 2022, Ms. West received approximately $231,686 in total compensation, consisting of her salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Roderick Williams, an employee of Pratt & Whitney, is the spouse of Dantaya Williams, RTX’s Executive Vice President & Chief Human Resources Officer. In 2022, Mr. Williams received approximately $276,533 in total compensation, consisting of his salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Each of the relationships described above was reviewed and approved in accordance with RTX’s Related Person Transactions Policy, which is available on our website (www.rtx.com).

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT     111

OTHER IMPORTANT INFORMATION

Delinquent Section 16(a) Reports. Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our common stock with the SEC and the NYSE. Based on our records and other information, we believe that, in 2022, none of our directors, executive officers or 10% shareowners failed to file a required report on time with the following exceptions. A Form 4 reporting, on behalf of Dantaya M. Williams, a portion of a March 15, 2022, deferred compensation plan contribution that was invested in the RTX Stock Fund was filed late as a result of an administrative oversight. A Form 4 reporting, on behalf of Shane Eddy, a November 3, 2022, SARs exercise and stock sale was filed a day late due to an administrative error.

Incorporation by Reference. In connection with our discussion of director and executive compensation, we have incorporated by reference in this Proxy Statement certain information from Note 11: Employee Benefit Plans and Note 21: Stock Based Compensation, to the Consolidated Financial Statements in RTX’s 2022 Annual Report on Form 10-K filed on February 7, 2023; these are the only portions of such filings that are incorporated by reference in this Proxy Statement.

Company Names, Trademarks and Trade Names. Raytheon Technologies Corporation and its subsidiaries’ names, abbreviations thereof, logos, and product and service designators are either the registered or unregistered trademarks or trade names of Raytheon Technologies Corporation and its subsidiaries. Names of other companies and organizations, abbreviations thereof, logos of other companies and organizations, and product and service designators of other companies are either the registered or unregistered trademarks or trade names of their respective owners.

Websites. The links to our website or any third-party website provided in these proxy materials have been provided for convenience purposes only, and the content contained therein is not incorporated by reference into these proxy materials unless otherwise specified.

112     RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Appendix A: Reconciliation of GAAP Measures to Corresponding Non-GAAP Measures

The financial information presented is on a continuing operations basis.

RECONCILIATION OF NET SALES (GAAP) TO ADJUSTED NET SALES (NON-GAAP)

(dollars in millions)	2021	2022
Net sales	$64,388	$67,074
Adjustments to net sales:	–	–
Adjusted net sales	$64,388	$67,074
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS AND DILUTED EARNINGS PER SHARE (GAAP) TO CORRESPONDING ADJUSTED MEASURES (NON-GAAP)
	2021	2022
Net income from continuing operations attributable to common shareowners	$3,897	$5,216
Adjustments to net income from continuing operations attributable to common shareowners:
Restructuring costs	$143	$115
Acquisition accounting adjustments	$2,203	$1,893
Other significant items included in Operating profit	($41)	$401
Other significant items included in non-service pension income	$17	$2
Debt extinguishment costs	$649	–
Tax effect of restructuring and other significant items	($535)	($518)
Other significant items recorded within income tax expense	$96	–
Other significant items included in Noncontrolling Interest	$16	($11)
Total adjustments to net income from continuing operations attributable to common shareowners	$2,548	$1,882
Adjusted net income from continuing operations attributable to common shareowners	$6,445	$7,098
Weighted average diluted shares outstanding	1,508.5	1,485.9
Impact of dilutive shares	–	–
Adjusted weighted average diluted shares outstanding	1,508.5	1,485.9
Diluted earnings per share–net income from continuing operations attributable to common shareowners	$2.58	$3.51
Impact of other significant items on diluted earnings per share	$1.69	$1.27
Adjusted diluted earnings per share–net income from continuing operations attributable to common shareowners	$4.27	$4.78

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT	113

APPENDIX A: RECONCILIATION OF GAAP MEASURES TO CORRESPONDING NON-GAAP MEASURES

RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP)
(dollars in millions)	2021	2022
Net cash flows provided by operating activities from continuing operations	$7,142	$7,168
Less: Capital expenditures	$2,134	$2,288
Free cash flow from continuing operations	$5,008	$4,880

USE AND DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. This non-GAAP information provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted net income and adjusted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant nonoperational items and/or significant operational items that occur at irregular intervals (hereinafter referred to as “other significant items”). Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions and the amortization of customer contractual obligations related to loss making or below market contracts acquired. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. For the business segments, when applicable, adjustments of net sales similarly reflect continuing operations excluding other significant items and organic sales similarly excludes the impact of foreign currency, acquisitions and divestitures, and other significant items. Management believes that these non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operating activities of continuing operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s Common Stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables on this page and the prior page. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

114	RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

Appendix B: Financial Performance Metrics Used in Incentive Compensation Plans

All performance measures are based on results from continuing operations, unless otherwise noted.

Plan	Metric	RTX	Business Units
Annual incentives	Earnings Metric	RTX’s net income attributable to common shareowners (as reported in the 2022 Annual Report on Form 10-K), adjusted for changes in tax laws and accounting rules, restructuring, the impact of acquisitions and divestitures (including acquisition accounting adjustments), and significant and/or nonrecurring items.	Business unit operating income (as reported in the 2022 Annual Report on Form 10-K), adjusted for changes in tax laws and accounting rules, restructuring costs, the impact of acquisitions and divestitures (including acquisition accounting adjustments), and significant and/or nonrecurring items.
	Free Cash Flow Metric	Consolidated net cash flow provided by operating activities, less capital expenditures (both as reported in the 2022 Annual Report on Form 10-K), adjusted for changes in tax laws and accounting rules, restructuring, the impact of acquisitions and divestitures, and significant and/or nonrecurring items.	Internal measure based on business unit net cash flow provided by operating activities, less capital expenditures, adjusted for changes in tax laws and accounting rules, restructuring, the impact of acquisitions and divestitures, and significant and/or nonrecurring items.
Long-term incentives	Adjusted Earnings Per Share Metric	Diluted earnings per share, adjusted for changes in tax laws and accounting rules, the impact of acquisitions and divestitures (including acquisition accounting adjustments), restructuring, and significant and/or non-recurring items, which may include material changes in non-service pension and unplanned share buybacks.
	Return on Invested Capital Metric	Quarterly average, net operating profit after tax (“NOPAT”), adjusted for noncontrolling interest, non-service pension, acquisitions and divestiture earnings, one-timers, restructuring, material one-time tax charges and the impact of foreign exchange fluctuations, divided by invested capital (total debt less cash plus equity), adjusted for accumulated other comprehensive income, cash and equivalents, acquisition and divestiture borrowings, short-term borrowings and material one-time tax charges. ROIC is subject to adjustment for changes in tax laws and/or accounting rules, the impact of acquisitions and divestitures (including acquisition accounting adjustments), restructuring, and significant and/or nonrecurring items, which may include material changes in non-service pension and unplanned share buybacks.
	Relative Total Shareowner Return Metric	Total investment return on Common Stock between two points in time, using a trailing 60-day average, calculated to account for changes in share price and reinvested dividends, compared to the companies within the S&P 500 Index and our Core A&D Peers.

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT	115

Appendix C: Proposed Amendment to Repeal Article Ninth of the Corporation’s Restated Certificate of Incorporation

The Restated Certificate of Incorporation would be amended and restated to reflect the following amendment, with the deletion of Article Ninth and the re-numbering of the remaining Articles accordingly:

~~NINTH: The stockholder vote required to approve Business Combinations (hereinafter defined) shall be as set forth in this Article Ninth.~~

~~SECTION 1. Higher Vote for Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 3 of this Article Ninth:~~

~~A.~~	~~any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or~~

~~B.~~	~~any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or~~

~~C.~~	~~the issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or~~

~~D.~~	~~the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or~~

~~E.~~	~~any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction ( whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for purposes of this Article Ninth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

~~SECTION 2. Definition of “Business Combination”. The term “Business Combination” as used in this Article Ninth shall mean any transaction which is referred to in any one or more of paragraphs A through E of Section I.~~

~~SECTION 3. When Higher Vote is Not Required. The provisions of Section I of this Article Ninth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their capacities as stockholders, the condition specified~~

116	RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

APPENDIX C: PROPOSED AMENDMENT TO REPEAL ARTICLE NINTH OF THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION

~~in the following paragraph A is met, or if in the case of any other Business Combination, the conditions specified in either of the following paragraphs A or B are met:~~

~~A.~~	~~Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).~~

~~B.~~	~~Price and Procedure Requirements. All of the following conditions shall have been met:~~

~~(i)~~	~~The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the “Consummation Date”) of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher of the following (it being intended that the requirements of this paragraph B(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Stockholder has previously acquired any shares of the Common Stock):~~

	~~(a)~~	~~the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the date on which the Interested Stockholder became an Interested Stockholder through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the date on which the Interested Stockholder became an Interested Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or~~

	~~(b)~~	~~the Fair Market Value per share of Common Stock on the Announcement Date.~~

(ii)	~~The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock, other than the Common Stock, in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) shall be required to be met with respect to all shares of every such other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):~~

	~~(a)~~	~~the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the date on which the Interested Stockholder became an Interested Stockholder through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class of Voting Stock from the date on which the Interested Stockholder became an Interested Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class of Voting Stock;~~

	~~(b)~~	~~the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or~~

	~~(c)~~	~~the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.~~

(iii)	~~The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.~~

(iv)	~~After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred~~

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT	117

APPENDIX C: PROPOSED AMENDMENT TO REPEAL ARTICLE NINTH OF THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION

~~Stock; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.~~

~~(v)~~	~~After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.~~

~~(vi)~~	~~A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).~~

~~SECTION 4. Certain Definitions. For the purposes of this Article Ninth:~~

~~A.~~	~~A “person” shall mean any individual, firm, corporation or other entity.~~

~~B.~~	~~“Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary) who or which:~~

~~(i)~~	~~is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or~~

~~(ii)~~	~~is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or~~

~~(iii)~~	~~is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~C.~~	~~A person shall be a “beneficial owner” of any Voting Stock:~~

~~(i)~~	~~which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or~~

~~(ii)~~	~~which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or~~

~~(iii)~~	~~which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

~~D.~~	~~For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~E.~~	~~“Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.~~

~~F.~~	~~“Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Section 4, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.~~

118	RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

APPENDIX C: PROPOSED AMENDMENT TO REPEAL ARTICLE NINTH OF THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION

~~G.~~	~~“Disinterested Director” means any member of the Board of Directors of the Corporation (the “Board”) who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.~~

~~H.~~	~~“Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.~~

~~I.~~	~~In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in paragraph B(i) and (ii) of Section 3 of this Article Ninth shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.~~

~~SECTION 5. Powers of Disinterested Directors. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Ninth, including without limitation (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 3 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all the purposes of this Article Ninth.~~

~~SECTION 6. No effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article Ninth shall be construed to relieve the Board of Directors or any Interested Stockholder from any fiduciary obligation imposed by law.~~

~~SECTION 7. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of a majority of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Ninth of this Certificate of Incorporation.~~

RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT	119

Appendix D: Proposed Amendment to Article Tenth of the Corporation’s Restated Certificate of Incorporation

The Restated Certificate of Incorporation would be amended and restated to reflect the following amendment to Article Tenth (which would be also renumbered as Article Ninth if Proposal 5 is approved by shareowners):

TENTH: A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) of a director under Section 174 of the Delaware General Corporation Law for payment of unlawful dividends or unlawful stock repurchases or redemption, ~~or~~ (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) of an officer in any action by or in the right of the Corporation.

120	RAYTHEON TECHNOLOGIES 2023 PROXY STATEMENT

ESG at Raytheon Technologies

Our commitment to innovation and collaboration drives our vision for a safer, more connected world, and underpins our environmental, social and governance (ESG) approach.

Our Goals and Aspirations

To guide our efforts, we have set goals and aspirations aligned with our impact areas and business strategy.

BY 2030 WE ASPIRE TO:	BY 2050 WE ASPIRE TO:

●  Decarbonize our operations by reducing our GHG emissions by 46% from 2019 levels, in line with the Paris Agreement.

●  Achieve our Workforce 2030 goals and Diversity, Equity & Inclusion aspirations with focused talent and community investments, ensuring all current and future employees have equitable opportunity to work, grow and belong. This includes working toward executive gender parity (50% global women executives) and doubling representation of people of color in executive roles.(1)

● Partner to achieve industrywide net-zero carbon emissions in civil aviation. To support the industry’s goals, we aim to directly address 30% of air transport carbon dioxide (CO2) emissions through the engines, aircraft systems and services in our 2050 civil fleet.(2)

Our Strategy

We implement this strategy throughout our business across our ESG pillars and corresponding priorities.

(1)	From 2020 baseline as employee diversity data was first available after the 2020 Merger.
(2)	Relative to 2015 technology levels and the associated emissions baseline.

1000 Wilson Blvd. Arlington, VA 22209 U.S.A. www.rtx.com

RAYTHEON TECHNOLOGIES CORPORATION
1000 WILSON BOULEVARD
ARLINGTON, VIRGINIA 22209

VOTE BY INTERNET

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2023 for shares held directly and up until 11:59 P.M. Eastern Time on April 27, 2023 for shares held in a company savings plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Raytheon Technologies, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D96686-P82381-Z83786	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RAYTHEON TECHNOLOGIES CORPORATION

The Board of Directors recommends a vote FOR the listed nominees under Item 1.

Item 1 - Election of Directors

Nominees:		For	Against	Abstain

1a.	Tracy A. Atkinson	☐	☐	☐

1b.	Leanne G. Caret	☐	☐	☐

1c.	Bernard A. Harris, Jr.	☐	☐	☐

1d.	Gregory J. Hayes	☐	☐	☐

1e.	George R. Oliver	☐	☐	☐

1f.	Robert K. (Kelly) Ortberg	☐	☐	☐

1g.	Dinesh C. Paliwal	☐	☐	☐

1h.	Ellen M. Pawlikowski	☐	☐	☐

1i.	Denise L. Ramos	☐	☐	☐

1j.	Fredric G. Reynolds	☐	☐	☐

1k.	Brian C. Rogers	☐	☐	☐

1l.	James A. Winnefeld, Jr.	☐	☐	☐

1m.	Robert O. Work	☐	☐	☐

COMPANY PROPOSALS: The Board of Directors recommends a vote FOR Items 2, 4, 5, and 6 and a vote for 1 YEAR for Item 3.		For	Against	Abstain
Item 2 -	Advisory Vote to Approve Executive Compensation	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
Item 3 -	Advisory Vote on the Frequency of Shareowner Votes on Named Executive Officer Compensation	☐	☐	☐	☐

		For	Against	Abstain
Item 4 -	Appoint PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2023	☐	☐	☐

Item 5 -	Approve an Amendment to the Restated Certificate of Incorporation to Repeal Article Ninth	☐	☐	☐

Item 6 -	Approve an Amendment to the Restated Certificate of Incorporation to Eliminate Personal Liability of Officers for Monetary Damages for Breach of Fiduciary Duty as an Officer	☐	☐	☐

SHAREOWNER PROPOSALS: The Board of Directors recommends a vote AGAINST Items 7 and 8.		For	Against	Abstain

Item 7 -	Shareowner Proposal Requesting the Board Adopt an Independent Board Chair Policy	☐	☐	☐

Item 8 -	Shareowner Proposal Requesting a Report on Greenhouse Gas Reduction Plan	☐	☐	☐

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareowner is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Tuesday, May 2, 2023, 8:00 a.m. Eastern Time
www.virtualshareholdermeeting.com/RTX2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D96687-P82381-Z83786

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREOWNERS

TUESDAY, MAY 2, 2023

The undersigned hereby appoints Gregory J. Hayes, Christopher T. Calio, Neil G. Mitchill, Jr. and Ramsaran Maharajh, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority as to any and all other business that may properly come before the meeting), all of the shares of Common Stock of Raytheon Technologies Corporation that the Shareowner(s) is/are entitled to vote at the Annual Meeting of Shareowners to be held at 8:00 a.m. Eastern Time on Tuesday, May 2, 2023 virtually at www.virtualshareholdermeeting.com/RTX2023, and at any adjournment, continuation or postponement thereof.

If the undersigned is a participant in a company savings plan and has stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the Board recommendations) at the Annual Meeting and at any adjournment, continuation or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREOWNER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE

AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.